PRELIMINARY COPY DATED AUGUST 10, 2023 – SUBJECT TO COMPLETION
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
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Filed by a party other than the Registrant  ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

MITEK SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PRELIMINARY COPY DATED AUGUST 10, 2023 – SUBJECT TO COMPLETION
MITEK SYSTEMS, INC.
600 B STREET, SUITE 100
SAN DIEGO, CALIFORNIA 92101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 20, 2023
TO THE STOCKHOLDERS OF MITEK SYSTEMS, INC.
The annual meeting of stockholders of Mitek Systems, Inc. will be held at 9:00 a.m., local time, on Wednesday, September 20, 2023, at Mitek Systems, Inc. 600 B. Street. Suite 100, San Diego, California 92101, for the following purposes:

1	.
To elect the following seven directors to serve until our 2024 annual meeting of stockholders and until their respective successors have been elected and qualified: Scipio “Max” Carnecchia, Scott Carter, Rahul Gupta, James C. Hale, Susan Repo, Kimberly S. Stevenson, and Donna C. Wells;

2	.	To approve the amendment and restatement of the Mitek Systems, Inc. 2020 Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,108,000 shares;

3	.	To approve the amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and

4	.	To ratify the appointment of BDO USA, P.A. as our independent registered public accounting firm for the fiscal year ending September 30, 2023;

5	.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement accompanying this notice;

6	.	To approve, on an advisory (non-binding) basis, the frequency of future advisory stockholder votes on the compensation of our named executive officers;

7	.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this notice.
Our Board of Directors has fixed the close of business on August 10, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and all adjournments or postponements thereof. A list of these stockholders will be open to examination by any stockholder at the annual meeting and for ten days prior thereto during normal business hours at our executive offices located at 600 B Street, Suite 100, San Diego, California 92101. Enclosed for your convenience is a proxy card which may be used to vote your shares at the annual meeting. The proxy materials, including a proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, are available online at www.proxydocs.com/MITK.
You are invited to attend the annual meeting in person. Even if you expect to attend the annual meeting, it is important that you complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed return envelope (which is postage prepaid if mailed in the United States) in order to ensure that your shares are represented at the annual meeting. Even if you have voted by proxy, you may still revoke such proxy and vote in person if you attend the annual meeting. However, please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy card issued in your name from such record holder.

By Order of the Board of Directors

San Diego, California	Scipio “Max” Carnecchia
August 10, 2023	Chief Executive Officer

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1

PROPOSAL NO. 1 ELECTION OF DIRECTORS	7

PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2020 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 5,108,000 SHARES	11

PROPOSAL NO. 3 APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION	21

PROPOSAL NO. 4 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

PROPOSAL NO. 5 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	25

PROPOSAL NO. 6 ADVISORY VOTE (NON-BINDING BASIS), ON THE FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	25

REPORT OF THE AUDIT COMMITTEE	27

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	28

INFORMATION REGARDING OUR EXECUTIVE OFFICERS	35

EXECUTIVE COMPENSATION	36

REPORT OF THE COMPENSATION COMMITTEE	53

ENVIRONMENT, SOCIAL AND GOVERNANCE INITIATIVES	53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	55

DELINQUENT SECTION 16(a) REPORTS	58

HOUSEHOLDING OF PROXY MATERIALS	58

PROPOSALS OF STOCKHOLDERS	58

OTHER BUSINESS	58

ANNEX A — AMENDED AND RESTATED 2020 INCENTIVE PLAN	60

ANNEX B — FORM OF CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF MITEK SYSTEMS, INC.	78

PRELIMINARY COPY DATED AUGUST 10, 2023 – SUBJECT TO COMPLETION
MITEK SYSTEMS, INC.
600 B STREET, SUITE 100
SAN DIEGO, CALIFORNIA 92101

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 20, 2023
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this proxy statement (the “Proxy Statement”) and the enclosed proxy card because the Board of Directors (the “Board”) of Mitek Systems, Inc. (sometimes referred to as “we”, “us”, “our”, “Mitek” or the “Company”) is soliciting your proxy to vote at our 2023 annual meeting of stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.
We intend to mail this Proxy Statement and the accompanying materials to all stockholders of record entitled to vote at the Annual Meeting on or about August 23, 2023.
When and where will the Annual Meeting be held?
The Annual Meeting will be held at 9:00 a.m., local time, on Wednesday, September 20, 2023, at Mitek Systems, Inc. 600 B. Street. Suite 100, San Diego, California 92101.
Who can vote at the Annual Meeting and how many votes do I have?
Only stockholders of record at the close of business on August 10, 2023 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were [ ] shares of common stock outstanding and entitled to vote. With respect to each proposal to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the record date.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on August 10, 2023, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, NA, then you are the stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone by following the instructions provided in the enclosed proxy card to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If at the close of business on August 10, 2023 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Certain of these institutions offer the ability to direct your agent how to vote through the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting.
What am I voting on?
There are six matters scheduled for a vote at the Annual Meeting:
•Election of the seven nominees for director named in this Proxy Statement to serve until our 2024 annual meeting of stockholders and until their respective successors have been elected and qualified (“Proposal No. 1”);

•Approval of the amendment and restatement of the Mitek Systems, Inc. 2020 Incentive Plan (the “2020 Plan”) to increase the number of shares reserved for issuance thereunder by 5,108,000 shares (“Proposal No. 2” or the “2020 Plan Amendment”);
•Approval of the amendment to our Restated Certificate of Incorporation, as amended and corrected (“Certificate of Incorporation”) to reflect new Delaware law provisions regarding officer exculpation (“Proposal No. 3”);
•Ratification of the appointment of BDO USA, P.A. (“BDO”) as our independent registered public accounting firm for the fiscal year ending September 30, 2023 (“Proposal No. 4”);
•Approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement (“Proposal No. 5”); and
•Approval, on an advisory (non-binding) basis, the frequency of future advisory stockholder votes on the compensation of our named executive officers (“Proposal No. 6”).
Will there be any other items of business on the agenda?
Other than the election of directors, the amendment and restatement of our 2020 Plan, the amendment to our Certificate of Incorporation, the ratification of the appointment of BDO as our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers, and the advisory vote on the frequency of future advisory stockholder votes on the compensation of our named executive officers, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•“For” each of the seven nominees for director named in this Proxy Statement;
•“For” the approval of the 2020 Plan Amendment;
•“For” the approval of the amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;
•“For” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending September 30, 2023;
•“For” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement; and
•“For” the approval, on an advisory (non-binding) basis, of “One Year” for the frequency of future advisory (non-binding) votes on the compensation of our named executive officers.
How do I vote?
With respect to Proposal No. 1, you may either vote “for” any or all of the nominees proposed by the Board, or you may “withhold” your vote for any or all of the nominees. For Proposal No. 2, Proposal No. 3, Proposal No. 4, and Proposal No. 5, you may vote “for” or “against” or abstain from voting. For Proposal No. 6, you may vote “One Year”, “Two Years” or “Three Years” or abstain from voting. The procedures for voting are described below, based upon the form of ownership of your shares.
Stockholder of Record: Shares Registered in Your Name
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy through the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:
•To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.
•To vote by proxy through the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided at the website.
•To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Standard Time on Tuesday, September 19, 2023, to be counted. If you are a stockholder of record and attend the Annual Meeting in person, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive and any previous proxy that you submitted, whether by mail, Internet or telephone, will be superseded by the vote that you cast in person at the Annual Meeting. If you have any questions regarding how to submit your proxy or vote your shares at the Annual Meeting, please call our Corporate Secretary at (619) 269-6800.
We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. To ensure that your vote is counted, simply complete, sign, date and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the Internet or by telephone. To vote in person at the Annual Meeting, you must obtain a proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a proxy card.
Who is paying for this proxy solicitation?
We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone, by facsimile or by electronic mail by our directors, officers or other employees. Our directors, officers or other employees will not receive additional compensation for soliciting proxies. We may request that any person holding stock in their name for the benefit of others, such as a broker, bank or other agent, forward the proxy materials to such beneficial owners and request authority to execute the proxy. We will reimburse any such broker, bank or other agent for their expenses in connection therewith.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to such proposal at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy with a later date by mail, through the Internet or by telephone (your latest Internet or telephone instructions submitted prior to the deadline will be followed);
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary by no later than the close of business on Tuesday, September 19, 2023; or
•You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held of record by a broker, bank or other agent, you must contact such record holder to revoke any prior voting instructions or obtain a proxy card issued in your name from such record holder in order to vote in person at the Annual Meeting. Following the commencement of voting with respect to a proposal, you may not revoke your proxy or otherwise change your vote with respect to such proposal.
Votes will be counted by the inspector of elections appointed for the Annual Meeting.
How are my shares voted if I give no specific instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:
•“For” each of the seven nominees for director named in this Proxy Statement;
•“For” the approval of the 2020 Plan Amendment;
•“For” the approval of the amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;

•“For” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending September 30, 2023;
•“For” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement; and
•“For” the approval, on an advisory (non-binding) basis, of “One Year” for the frequency of future advisory (non-binding) votes on the compensation of our named executive officers.
This general authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, and you do not provide specific voting instructions, your shares will be voted as recommended by the Board.
If your shares are held of record by a broker, bank or other agent, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their clients or other beneficial owners in their discretion and for an explanation of broker non-votes.
What is a broker non-vote?
Under rules that govern brokers, banks and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Accordingly, a broker may submit a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote on non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”
What are the voting requirements that apply to the proposals discussed in this Proxy Statement?
The election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast. Accordingly, the seven director nominees receiving the highest number of votes will be elected.
The approval of the 2020 Plan Amendment contemplated by Proposal No. 2, the ratification of the appointment of BDO as our independent registered public accounting firm contemplated by Proposal No. 4 and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers contemplated by Proposal No. 5, each require the affirmative vote of the holders of a majority in voting power of the shares of common stock present and entitled to vote either in person or by proxy at the Annual Meeting.
The approval of the amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation contemplated by Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.
The approval, on an advisory (non-binding) basis, of the frequency of future advisory stockholder votes on the compensation of our named executive officers contemplated by Proposal No. 6 will be decided by a plurality of the votes cast. This means that the option for holding an advisory vote every one year, two years, or three years receiving the greatest number of votes will be considered the preferred frequency of the stockholders.
What is the effect of withhold authority votes, abstentions and broker non-votes?
Withhold Authority Votes: Shares subject to instructions to withhold authority to vote on the election of directors will not be voted. This will have no effect on Proposal No. 1 because, under plurality voting rules, the seven director nominees receiving the highest number of “for” votes will be elected.
Abstentions:  Under Delaware law (under which Mitek is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote “against” for Proposal No. 2, Proposal No. 3, Proposal No. 4, and Proposal No. 5. However, abstentions will have no effect on Proposal No. 1 because under the plurality voting rules, the seven director nominees receiving the highest number of “for” votes will be elected. Similarly, abstentions will have no effect on Proposal No. 6 because, under plurality voting rules, the frequency alternative receiving the highest number of “for” votes will be selected.

Broker Non-Votes:  Brokers, banks and other agents are not permitted to vote the uninstructed shares of their clients on a discretionary basis in the election of directors. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting with respect to “non-discretionary” matters, they will have no effect on the outcome of the vote on Proposal No. 1. Proposal No. 2, Proposal No. 3, Proposal No. 5, and Proposal No. 6 are also considered “non-discretionary” matters on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you, and therefore there may be broker non-votes on Proposal Nos. 2, 3, 5 and 6. If you hold your shares in street name and you do not instruct your broker, bank or other agent how to vote your shares on Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 5, and Proposal No. 6, no votes will be cast on your behalf on these proposals. Therefore, it is important that you indicate your vote on these proposals if you want your vote to be counted. Proposal No. 4 is considered routine or a “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 4.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of our common stock outstanding on the record date are present either in person or by proxy at the Annual Meeting. At the close of business on August 10, 2023, the record date for the Annual Meeting, there were [ ] shares of common stock outstanding. Thus, a total of [ ] shares are entitled to vote at the Annual Meeting and holders of common stock representing at least [ ] votes must be represented at the Annual Meeting either in person or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Votes withheld from a director nominee and abstentions will be counted as present for purposes of establishing the required quorum. Broker non-votes will be counted as present for purposes of establishing the required quorum.  If there is no quorum, the chairman of the meeting or a majority of the shares present in person or by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.
I have also received a copy of the Company’s Annual Report on Form 10-K. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2023, accompanies this Proxy Statement. This document constitutes our Annual Report to Stockholders and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Form 10-K is not incorporated into, and is not part of, this Proxy Statement and should not be considered proxy solicitation material.
How can I find out the results of the voting at the Annual Meeting?
Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Current Report on Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Current Report on Form 8-K are preliminary, we will subsequently amend the Current Report on Form 8-K to report the final voting results within four business days of the date that such results are known.
When are stockholder proposals due for next year’s annual meeting of stockholders?
Our Annual Meeting is being held later during the calendar year than prior years as a result of the additional time required to prepare and file our Annual Report on Form 10-K for the year ended September 30, 2022. We plan to return to our regular annual meeting schedule in 2024, including with respect to deadlines for stockholder proposals and director nominations, and we expect that our 2024 annual meeting of stockholders (the “2024 Annual Meeting”) will be held in March 2024.
Stockholders may submit proposals regarding matters appropriate for stockholder action for consideration at our next annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As we expect our 2024 Annual Meeting to convene more than 30 days from the anniversary of our 2023 Annual Meeting, to be considered for inclusion in the proxy materials for our 2024 Annual Meeting, a stockholder proposal, including a proposal for the nomination of directors, must be submitted in writing to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary, a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8. We will announce the specific date by which such proposals must be received by us in a quarterly report on Form 10-Q.

Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
Pursuant to the terms of our second amended and restated bylaws (the “Bylaws”), stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2024 proxy statement and proxy, must provide timely notice in writing to our Secretary. As we expect our 2024 Annual Meeting to be convened more than 30 days before the anniversary of the date of our 2023 Annual Meeting, to be timely, a stockholder proposal must be submitted in writing to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than those nominated by us must provide timely notice in the manner prescribed by, and that sets forth the information required by, Rule 14a-19 under the Exchange Act.
Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?
Each of Scipio “Max” Carnecchia, Scott Carter, Rahul Gupta, James C. “Jim” Hale, Susan J. Repo, Kimberly S. Stevenson and Donna C. Wells has an interest in Proposal 1, the election to the Board of the seven director nominees set forth herein, as each of them is a nominee for director and is currently a member of the Board. Members of the Board and our executive officers are eligible to receive awards under the terms of our 2020 Plan, and they therefore have an interest in Proposal No. 2. Members of the Board and our executive officers do not have any interest in Proposal No. 4, the ratification of the appointment of our independent registered public accounting firm. Our executive officers have an interest in Proposal No. 3, the amendment to our Certificate of Incorporation to reflect the new Delaware law provisions regarding officer exculpation, as the proposed changes to our Certificate of Incorporation would exculpate our executive officers from liability in certain circumstances, Proposal No. 5, the approval of the compensation of the named executive officers, as their compensation is subject to this vote, and Proposal No. 6, the approval of the frequency of future advisory stockholder votes on executive compensation, this vote may impact how frequently we will conduct future advisory votes on executive compensation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Background

Pursuant to our Bylaws, the Board currently has fixed the number of authorized directors at eight. On August 9, 2023 the Board approved a reduction in the number of authorized directors to seven upon the conclusion of the Annual Meeting. The seven director nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board, to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified.
Unless authorization to do so is withheld, it is intended that the persons named in this Proxy Statement will vote for the election of the seven director nominees proposed by the Board. All proposed directors have been recommended by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). If any of the director nominees should become unavailable for election prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by the Board.

Specific Skills and Attributes to Be Represented on the Board

In consultation with our outside advisors, we have undertaken a review of the skills and attributes most critical for our Board of Directors to possess and evaluated each member of our current Board based on these qualities.

The areas in which each Board member is most equipped to provide leadership are noted in their individual biographies. It is important to note that not every Board member needs to be a leader in every area, nor does leadership in a larger number of areas make a Board member “better”; it is only critical that each quality is represented on our Board.

Skills and Attributes	Importance to Mitek
Industry knowledge	Mitek benefits from significant trends across several sectors including financial services, e-commerce, mobile, cellular, identity solutions and technology. Relevant industry expertise helps identify areas for growth or improvement as well as to craft the best business responses to market conditions.
Product marketing & sales	Mitek operates in competitive sectors and seeks to quickly launch and grow market share across its products. Product and marketing expertise helps in bringing new products to market & creating new markets as well as organizational design & delivery to achieve high revenue growth.
Strategic planning	Mitek operates in a highly dynamic field. Board members who have experience making strategic decisions for companies of various sizes, in various industries and at various stages in their development aid our continued high performance.
Technology leadership	The specific nature of Mitek’s businesses makes the ability to assess its technological competitiveness crucial.
Operational excellence	Strong management and a commitment to high performance are critical to maintaining and growing Mitek’s competitive position.
Human resources, compensation and succession planning	Mitek’s competitiveness depends on its ability to recruit and retain top-tier talent and to plan for its long-term needs.
Investor relations and fund-raising ability	The ability to explain Mitek’s story to the market is critical to maximizing stockholder value and ensuring the company has adequate access to capital.
Financial expertise	An understanding of Mitek’s financial position and outlook is essential to making informed strategic decisions for the Company.
Corporate governance leadership	Expertise in corporate governance supports assessment of the effectiveness of Mitek’s Board and proposing any necessary changes.
Mergers & acquisitions (M&A) experience	Ability to evaluate M&A opportunities is essential to delivering stockholder value.

Skills and Attributes	Importance to Mitek
Diverse perspective	Diversity in perspective, background and experience is critical to our ability to serve our customers, identify opportunities and address problems. A demonstrated commitment to diversity of backgrounds and experiences is crucial to our ability to attract and retain talent.
Global experience	Success in our industry requires constant expansion to new markets, and our Board members need to be equipped to evaluate the state of our business in global markets.
Cyber oversight, cyber governance expertise	Protecting personal and business-critical data is essential to maintaining business resilience. Expertise in reviewing and assessing the design and effectiveness of cybersecurity policies and procedures at the board level ensures proper monitoring, reporting, and regular review of key risks within current and mature cybersecurity practices and systems.
The following table includes the names and certain information about the nominees for director. All of the nominees named below have consented to being named herein and to serve on the Board, if elected. Mr. Hansen’s service on our Board will expire at the Annual Meeting.

Name	Age	Position
Scipio “Max” Carnecchia	60	Chief Executive Officer and Director
Scott Carter	54	Executive Chair and Director
Rahul Gupta(1)(2)	64	Director
James C. “Jim” Hale(1)(2)	71	Director
Susan J. Repo(1)(3)	56	Director
Kimberly S. Stevenson(1)(2)	62	Lead Independent Director
Donna C. Wells(3)	62	Director
———————
(1)Member of the Audit Committee of the Board (the “Audit Committee”)
(2)Member of the Compensation Committee of the Board (the “Compensation Committee”)
(3)Member of the Nominating Committee

Scipio “Max” Carnecchia. Mr. Carnecchia has served as the Chief Executive Officer and as a director of Mitek since November 2018. From October 2017 until July 2018, Mr. Carnecchia served as the Chief Executive Officer and board member of Illuminate Education, Inc., the market-leading software as a services education platform. Prior to Illuminate, Mr. Carnecchia was the President and Chief Executive Officer of Accelrys, Inc., and has also served on the Accelrys board from 2009 until its acquisition in 2014 by Dassault Systemes. After the acquisition, Mr. Carnecchia continued to serve as Chief Executive Officer of that business, which was renamed BIOVIA. Mr. Carnecchia previously served as President and Interim Chief Executive Officer of Interwoven, Inc., a content management software company, which was acquired by Autonomy Corporation plc in January 2009. Prior to joining Interwoven; Mr. Carnecchia served as Vice President of Global Sales of Xoriant Corporation, a software product development company, from April 2000 to January 2001, and as Vice President of Sales and Services of SmartDB Corporation, a provider of data integration toolkits for systems integrators and IT organizations, from September 1996 to February 2000. Mr. Carnecchia has demonstrated significant leadership skills in his Chief Executive Officer roles at Accelrys, Interwoven, BIOVIA and Illuminate Education, Inc. and as Vice President of Xoriant and SmartDB, and brings more than two decades of high technology experience to his position on the Board. During the past five years, Mr. Carnecchia has served as a member of the boards of directors of: Guidance Software, Inc., Agilysys, Inc., Accelrys, Inc., and DHI, Inc. Mr. Carnecchia holds a Bachelor of Engineering in Electrical Engineering from Stevens Institute of Technology. Mr. Carnecchia’s extensive knowledge of the industry in which we operate, as well as his unique role in the day-to-day operations of the Company as our Chief Executive Officer allows him to bring to the Board a broad understanding of the operational and strategic issues facing the Company.

Skills and attributes: Industry knowledge; product marketing and sales; strategic planning; technology leadership;
operational excellence; human resources; investor relations and fundraising ability; M&A experience; and global experience.

Scott Carter. Scott Carter has served as the Executive Chair since January 2023, as a director since March 2022, and as a special advisor to our CEO and Board of Directors sharing his industry knowledge and assisting with product and market strategy since December 2020. From September 2014 to July 2018 he served as the Chief Executive Officer and previously Chief Operating Officer of ID Analytics, now LexisNexis, a provider of risk management solutions offering credit risk, consumer protection, risk identification, fraud detection, payment, and theft protection services. From May 2019 until December 2020, Mr. Carter served as the Chief Operating Officer and Advisor of Brain Corp, an artificial intelligence company which creates transformative core technology for the robotics industry. Mr. Carter previously served as our Chief Marketing Officer from July 2013 until September 2014. From January 2005 to June 2013, Mr. Carter served as Senior Vice President with Experian Decision Analytics, a consumer credit reporting company which sells decision analytic and marketing assistance to businesses. Mr. Carter is a member of the boards of directors of: Guardinex, Inc., Vital4, and LendingUSA. Mr. Carter has also advised various private equity firms on prospective acquisitions of SaaS, FinTech and data and AI enabled companies. Mr. Carter also served as the Chairman of the Board of Ubiq Security, Inc. from July of 2018 through June of 2019. Mr. Carter earned a Bachelor of Arts from the University of Delaware and a Masters in Business Administration from the University of Delaware, Lerner College of Business. In addition he has completed further executive education at the Kellogg School at Northwestern University and holds a Directorship Certification from NACD. Mr. Carter is a seasoned executive with a diverse range of experiences as a technology business leader, advisor and board member. Having held C-level positions for leading solution providers and previously in client-side industry roles, Mr. Carter has a uniquely 360-degree view and has a consistent track record of accelerating growth for organizations, utilizing client and market insight to inform strategy, corporate development product, technology, sales and marketing activities.

Skills and attributes: Industry knowledge; product marketing & sales; strategic planning, technology leadership; operational excellence; human resources; compensation and succession planning; financial expertise; corporate governance leadership; and global experience.

Rahul Gupta. Rahul Gupta has served as a director since March 2022. From January 2017 to March 2019, Mr. Gupta served as CEO of RevSpring, a high-growth technology services organization that provides intelligent financial engagement and payment solutions to 2,000 leading healthcare providers. Mr. Gupta also previously served as Group President, Billing and Payments at Fiserv, from November 2014 to December 2016, and as Group President, Digital Payments, at Fiserv from December 2006 to November 2014. Mr. Gupta is a current board member at Fleetcor (FLT), Amount, Exact Payments, SavvyMoney, and Capital Good Fund and a former board member after successful exits at Cardtronics (CATM), Zego/PayLease, and nContracts. Additionally, he is an advisor at NYCA, a venture capital fund, the following private equity funds: Platform Partners, and StoicLane, as well as several fintech companies. He is an Ambassador for the University of Southern California (“USC”), a member of USC Provost Associates, and a mentor to multiple startup teams at the Viterbi School of Engineering. Mr. Gupta graduated Magna Cum Laude with a Masters of Business Administration from Indiana University and holds a Bachelor of Arts in Commerce from Delhi University as well as a CPA certification from India. Mr. Gupta is well qualified to serve on our Board of Directors due to his over 35 years of experience in the financial services and fintech industries having served in a variety of capacities at the board and executive levels.

Skills and attributes: Industry knowledge; product marketing & sales; strategic planning; technology leadership; investor relations and fund-raising; financial expertise; M&A experience; cyber oversight; cyber governance expertise; and global experience.
James C. Hale. Mr. Hale has served as a director since November 2014. Prior to joining the Board, Mr. Hale served on our advisory board from September 2012 until November 2014. Mr. Hale has launched and grown multiple businesses that leveraged his vision of the evolving financial services marketplace, knowledge of emerging financial technologies, and global network at top financial service companies built over several decades in commercial and investment banking. Since 2011, Mr. Hale has been advising growth companies as a consultant at Columbus Strategic Advisors, LLC, a firm he co-founded. In 1998, Mr. Hale co-founded and served as Senior Managing Member and Chief Executive Officer of Financial Technology Ventures, now FTV Capital, an investment firm specializing in venture capital and private growth equity investments in financial technology companies worldwide, where he is currently a Partner Emeritus. From 1982 to 1998, Mr. Hale was with BancAmerica Securities (formerly Montgomery Securities) where he was the Senior Managing Partner and Head of the Financial Services Group, a practice that he founded. From 2015, Mr. Hale has served as a director and risk committee chairman of ACI Worldwide (Nasdaq: ACIW), a global software company, and as a director of Visual Edge Technology, a national provider of office technology solutions. From 2014, Mr. Hale has served as a director and audit committee chairman of Bank of Marin Bancorp (Nasdaq: BMRC), an independent commercial and retail bank in Northern California. Mr. Hale was a director of ExlService Holdings, Inc. (Nasdaq: EXLS), a business process outsourcing company, from 2001 to 2009 and a director and board chairman of Official Payments (Nasdaq: OPAY), a global electronic payments software company, from 2010 to 2014. In addition, Mr. Hale was a director of the State Bank of India (California), a California state chartered bank, and Public Radio International, a media company, among other private company boards. He holds a Bachelor of Science in Finance and Accounting from the University of California, Berkeley, an MBA from Harvard Business School, and is a Certified Public Accountant (inactive). Mr. Hale is well qualified to serve on our Board of Directors due to his 35 years of management experience in the banking, payments, financial services and technology industries, and expertise and experience as a corporate director and board chairman of other public and private companies.

Skills and attributes: Industry knowledge; strategic planning; technology leadership; investor relations and fundraising ability; financial expertise; corporate governance leadership; M&A experience; and global experience.

Susan J. Repo. Ms. Repo has served as a director since June 2021. Since February 2021 she has served as Chief Financial Officer of ICEYE, a Finnish micro satellite manufacturer. From 2013 to 2018, Ms. Repo held various positions at Tesla, an electric vehicle manufacturer, most recently serving as Corporate Treasurer and Vice President Finance. From 2019 to 2020, Ms. Repo served as the Chief Operating Officer of MariaDB Corporation, an open source storage company. In 2019, Ms. Repo served as the Chief Executive Officer and Chief Operating Officer of DriveOn, an automotive fintech company, and in 2018, Ms. Repo served as the Chief Financial Officer of Topia, a talent mobility platform. From 2007 to 2013, she served as Senior Director of International Tax at Juniper Networks, Inc., a multinational corporation that develops and markets networking products, including routers, switches, network management software, network security products, and software-defined networking technology. Ms. Repo currently serves on the board of directors of: GM Financial Bank, a member of the General Motors subsidiaries, Matterport, Inc., and Call2Recycle, Inc., the largest battery stewardship and recycling organization in North America, where she chairs the audit & technology committee. Ms. Repo holds a Bachelor of Science in Business Administration and Finance from the University of Southern California and a JD from the Chicago-Kent College of Law, at the Illinois Institute of Technology University and a Masters of Law from Stanford Law School. The Board believes her diverse experiences in the technology industry make her well qualified to serve on the Board.

Skills and attributes: Financial expertise; corporate governance leadership; M&A experience; strategic planning; global experience; operational excellence; investor relations and fundraising abilities; human resources; compensation and succession planning; technology leadership; and diverse perspective.

Kimberly S. Stevenson. Ms. Stevenson has served as our lead independent director since January 2023 and as a director since November 2020. She currently serves as senior vice president and general manager of the Foundational Data Services Business Unit at NetApp, Inc., a publicly traded provider of cloud data services. Previously, Ms. Stevenson served as senior vice president and general manager of data center products and solutions for Lenovo, a multinational technology company, from March 2017 to October 2018. From September 2009 to February 2017, she served as a corporate vice president at Intel Corporation, holding various positions including chief operating officer for the client and internet of things businesses and systems architecture group from September 2016 to February 2017, chief information officer from February 2012 to August 2016, and general manager, IT operations and services, from September 2009 to January 2012. Prior to joining Intel, Ms. Stevenson spent seven years at the former Electronic Data Systems, now DXC Technology, with responsibility for global development and delivery of enterprise services. She also spent more than 17 years at IBM in various finance and operational roles. Ms. Stevenson currently serves as a director of Verisk Analytics, Inc., and Ambiq Micro Solutions. She previously held board positions with Quarterhill, Inc., Skyworks Solutions, Inc., Boston Private Financial Holdings and Riverbed Technology, all publicly traded companies at the time. She also served as a director of Cloudera, a private enterprise software company, and the National Center for Women and Information Technology, a non-profit organization. Ms. Stevenson holds a Bachelor of Science in Accounting and Business Management from Northeastern University and an MBA from Cornell.

Skills and attributes: Industry knowledge; product marketing and sales; strategic planning; technology leadership; operational excellence; financial expertise; corporate governance leadership; diverse perspective; cyber oversight; cyber governance expertise; and global experience.
Donna C. Wells. Ms. Wells has served as a director since November 2019. Prior to joining our Board, she served on our advisory board from September 2017 until November 2019. Ms. Wells is a serial entrepreneur, an experienced board director, and an innovator in the financial services, FinTech and cloud software industries. She is currently CEO of Valencia Ventures, a private company that provides strategic consulting and corporate governance services. From 2010-2017, Ms. Wells served as Board Director, President and CEO of Mindflash Technologies, Inc., an innovative venture-backed enterprise software startup that built a corporate training platform for businesses. In that capacity, she led the company from SaaS product launch to market leadership and to recognition as a Top 50 Small US Company to Work for by Fortune. Prior to her role at Mindflash, Ms. Wells was CMO at Mint Software, Inc. from 2007-2009. There, she led the growth strategy for this breakthrough, mobile personal finance software company from product launch to the company’s acquisition by Intuit. Prior to Mint, Ms. Wells had a 20-year career in strategic marketing with The American Express Company and The Charles Schwab Corporation and led marketing for two Fortune 500 companies, Intuit and the Expedia Group. She currently serves as a Board Member at Walker & Dunlop, a leading CRE Finance company, CWT Travel Holdings, Inc., one of the largest global business travel management companies worldwide, and the FinTech “Unicorn” Betterment. She was previously a director at Boston Private Financial Holdings, Inc, a bank holding company, from 2014 to 2018 and Apex Technology Acquisition Corporation, a special purpose acquisition company, from 2019 to 2021. In September 2019, Ms. Wells was appointed by the Center for Entrepreneurial Studies at the Stanford University Graduate School of Business as a Lecturer in Management. In September 2021, she was named Board Director of the Year by the Women in Information Technology organization. She holds an MBA from Stanford University and a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania. The Board believes Ms. Wells is well qualified to serve as a director due to her wealth of experience in the FinTech and cloud software industries.

Skills and attributes: Industry knowledge; product marketing and sales; strategic planning; technology leadership; operational excellence; financial expertise; and diverse perspective.

None of our directors have any family relationships with any of our other directors or executive officers. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors.

Required Vote
The election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast. Accordingly, the seven director nominees receiving the highest number of votes will be elected.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD FOR EACH OF THE NOMINEES DISCUSSED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2020 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 5,108,000 SHARES
At the annual meeting, stockholders will be asked to approve the amendment and restatement of the Mitek Systems, Inc. 2020 Incentive Plan (the “2020 Plan” and as amended and restated, the “A&R 2002 Plan”), which increases the number of shares reserved for issuance thereunder by 5,108,000 shares from 4,500,000 shares to 9,608,000 shares plus such number of shares, not to exceed 107,903 as remained available for awards under the Existing Equity Plans (as defined below) as of January 17, 2020, less one share for every one share granted under the Existing Equity Plans after January 17, 2020 and prior to the initial effective date of the 2020 Plan, plus (iii) any shares underlying awards under the Existing Equity Plans that are terminated, forfeited, cancelled, expire unexercised, or are settled in cash after January 17, 2020.
As of June 30, 2023, excluding the requested share reserve increase, 1,193,194 shares remain available for issuance under the 2020 Plan and 2,503,543 shares were subject to outstanding awards under the 2020 Plan.
Our Board initially approved the 2020 Plan on January 21, 2020, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), and our stockholders initially approved the 2020 Plan on March 4, 2020. 4,500,000 shares were initially authorized for issuance under the 2020 Plan.
On August 9, 2023 our Board, upon recommendation of the Compensation Committee, approved the A&R 2020 Plan to increase the number of shares reserved for issuance thereunder by 5,108,000 shares from 4,500,000 shares to 9,608,000 shares plus the additional shares as described above and initially approved under the 2020 Plan.
The Company also maintains the 2002 Stock Option Plan, the 2006 Stock Option Plan, the 2010 Stock Option Plan and the Amended and Restated 2012 Incentive Plan (collectively with the 2020 Plan, the “Existing Equity Plans”), which permit the issuance of equity incentive awards to plan participants, including the Company’s employees, directors and consultants. Following adoption of the 2020 Plan, no additional shares of the Company’s common stock were available for new awards under the Existing Equity Plans, though, pursuant to the terms of the 2020 Plan, any shares of the Company’s common stock underlying awards under such Existing Equity Plans that are terminated, forfeited, cancelled, expire unexercised, or are settled in cash after January 17, 2020 will return to the 2020 Plan. As of June 30, 2023, a total of 4,452,351 shares of the Company’s common stock were subject to outstanding awards granted under the Existing Equity Plans.
Why Stockholders Should Vote to Approve the Amendment and Restatement of the 2020 Plan to Increase the Number of Shares Reserved for Issuance Thereunder
Equity Incentive Awards are an Important Part of Our Compensation Philosophy. Our equity compensation plans are critical to our ongoing effort to build stockholder value. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, equity incentive awards are central to our compensation program. Our Board and the Compensation Committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate world-class talent which has contributed to our financial results, including an increase in revenue of 20% during the past fiscal year. Historically, we have primarily issued restricted stock units and stock options because these forms of equity compensation provide a strong retention value and incentive for employees to work to grow the business and build stockholder value, and are attractive to employees who share the entrepreneurial spirit that has made us a success. Also, our equity incentive programs are broad-based. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining talented employees. The Board believes that the effective use of equity-based compensation and performance-based compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future.
As of June 30, 2023, 286 of our employees and all of our non-employee directors held outstanding equity awards. Over the past three fiscal years, we have granted equity-based incentive compensation to approximately 250 individuals on an annual average basis. During that period, the number of individuals that received awards has increased by approximately 8% as the Company’s total employee count has increased by approximately 63% to support business growth and through acquisitions. We believe these broad-based grants help align incentives throughout the organization.
Reasonable Share Request. The additional number of shares we requesting under the A&R 2020 Plan is 5,108,000, which we believe will be sufficient for equity compensation awards over approximately the next three years, and that such number of shares is reasonable and consistent with general market practices. This view is based on several assumptions, including that our grant practices under the A&R 2020 Plan will be consistent with our historical practices and usage, and is dependent on a number of other factors that are difficult to predict or beyond our control, including the price of our common stock underlying future grants, our hiring activity, forfeitures of outstanding awards and other circumstances that may require us to change our equity grant practices. These underlying assumptions and factors cannot be predicted with certainty, and to the extent they change, the number of shares requested may not last for the estimated period.
The following table summarizes the awards outstanding and shares available for grant under the Existing Incentive Plans as of June 30, 2023, and the proposed increase in shares authorized for issuance under the A&R 2020 Plan:

As of June 30, 2023
Total number of shares of common stock subject to outstanding stock options (including inducement grants outside of the Existing Incentive Plans)	1,452,419
Weighted-average exercise price of outstanding stock options	$8.49
Weighted-average remaining term of outstanding stock options in years	4.97
Total number of shares of common stock subject to Restricted Stock Units (including inducement grants made outside of the Existing Incentive Plans)	2,999,932
Total number of shares available for grant under the Existing Incentive Plans	1,193,194
Total number of shares available for grant under the Director Plan	—
Total number of shares of common stock outstanding	45,507,401
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$10.84
Total number of shares proposed for new issuance under the A&R 2020 Plan	5,108,000

We Manage Our Equity Incentive Award Use Responsibly, and Dilution is Reasonable. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. Our Compensation Committee carefully monitors our annual net burn rate, which is the rate at which awards are granted as a percentage of outstanding shares of Common Stock, and potential stockholder dilution in order to maximize stockholder value, and the number of equity incentive awards granted is limited to the amount believed necessary to attract, retain and motivate key personnel.
Based on historical grant practices and our internal growth plans, we expect that the proposed 5,108,000 share increase in the number of shares available for issuance under the A&R 2020 Plan would be sufficient for approximately three years of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. If the proposed increase to the share reserve is approved, the share reserve under the A&R 2020 Plan could last for a longer or shorter period of time, depending upon our future equity grant practices, which we cannot predict with any degree of certainty at this time. As discussed in further detail below, in determining the proposed increase to the A&R 2020 Plan’s share reserve, the Compensation Committee and the Board took into account, among other things, our stock price and volatility, share usage, burn rate and dilution (or “overhang percentage”), and the existing terms of our outstanding awards.
The following table shows certain key equity metrics over the past three fiscal years:

Key Equity Metrics	2022	2021	2020
Value-Adjusted burn rate(1)	4.30%	2.25%	3.50%
Overhang(2)	8.28%	9.57%	10.82%

1.Equity burn rate is calculated by dividing the (i) sum of (A) the number of options multiplied by the option’s dollar value using a Black-Scholes model and (B) the number of full value awards multiplied (ii) divided by the weighted-average number of shares multiplied by the stock price.
2.Overhang is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

If the proposed increase to the 2020 Plan’s share reserve is approved, the issuance of the additional shares to be reserved under the A&R 2020 Plan would dilute existing stockholders by an additional 11.6% on a fully diluted basis, based on the number of shares of our common stock outstanding as of June 30, 2023.

As described in the table above, the total aggregate equity value of the additional authorized shares being requested under the A&R 2020 Plan (above the shares currently remaining available for issuance under the 2020 Plan), based on the closing price of our common stock on the Record Date, is $[ ].

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the proposed increased size of the share reserve under the A&R 2020 Plan is reasonable and appropriate at this time.

Each year, the Compensation Committee and our management review our overall compensation strategy. We are committed to effectively managing our equity compensation and we carefully review our burn rate. As evident by our historical burn rate, we achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services for software and services companies.

2020 Plan Best Practices. The 2020 Plan includes features designed to protect stockholder interests and reflect our compensation and governance principles, as described below.

•Director Compensation Limit. Awards under the 2020 Plan and all other compensation payable to each non-employee director is subject to an aggregate limit of $350,000 per year.
•No Liberal Share Recycling. Shares tendered or withheld to cover taxes or pay the exercise of an award are not made available again for grant under the 2020 Plan.
•Clawback Policy. Incentive compensation is subject to recoupment as required by law or if the Board determines that the award was predicated on achievement of certain financial results that were the subject of a material financial restatement, the participant engaged in fraud or misconduct that caused the material financial restatement, and a lower granting, vesting or payment of such award would have occurred. It applies to all participants (including executives) and covers all Awards granted under the 2020 Plan (including cash awards).
•No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights must have an exercise price or base price at or above the fair market value per share of our common stock on the date of grant.
•Prohibition on Repricing. Repricing of stock options and stock appreciation rights without the approval of our stockholders is expressly prohibited.
•No Liberal Change of Control Definition. The 2020 Plan does not include a “liberal” change in control definition (i.e., mergers require actual consummation).
•Transfer Restrictions. The 2020 Plan includes robust transfer restrictions, including that no award may be transferred to a third-party financial institution for value.
•Fixed Term and Fixed Share Authorization. The 2020 Plan has a term of ten years and no evergreen feature (i.e., the amount of shares authorized is fixed and can only be increased with stockholder approval).
•Minimum 1-year Vesting Term. The 2020 Plan requires a minimum one-year vesting term for all awards subject to an exclusion for 5% of the 2020 Plan’s share reserve.
•No Dividends on Unvested Equity Awards. The 2020 Plan prohibits the payment of dividends prior to the time an award vests.

Summary of the 2020 Plan
The following summary sets forth the primary features of the 2020 Plan. This summary does not purport to be complete and is qualified in its entirety by the full text of the 2020 Plan (as amended and restated to reflect the share increase contemplated by this Proposal No. 2), a copy of which is attached to this Proxy Statement as Annex A.
General. The 2020 Plan authorizes the grant of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, and cash awards (collectively referred to as “Awards”). Stock options granted under the 2020 Plan may be either options intended to constitute “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, in each case as determined by the Committee (as defined below) in accordance with the terms of the 2020 Plan. Incentive stock options will be subject to a restriction such that to the extent the aggregate fair market value of shares of our common stock subject to stock options designated as incentive stock options and that become exercisable for the first time by a participant during any calendar year exceeds $100,000 (based on grant date valuation), the excess options will be treated as nonqualified stock options.
Purpose. The purpose of the 2020 Plan is to make available certain equity and other incentives to motivate selected employees, directors and consultants of the Company to put forth their best efforts toward the continued growth, profitability and success of the Company and to align the interests of such individuals with those of our stockholders.

Administration. The authority to control and manage the operations and administration of the Plan is vested in a committee of two or more independent non-employee directors designated by the Board in accordance with the terms of the 2020 Plan (the “Committee”). To the extent not inconsistent with applicable laws or stock exchange rules, the Committee may delegate all or any portion of its authority under the 2020 Plan to any one or more of its members or, with respect to Awards granted to participants who are not directors and officers subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Board also has the power to take action under the 2020 Plan, provided that, at the time of taking such action, the Board is comprised of a majority of directors who meet the criteria set forth in the 2020 Plan.
Subject to applicable laws and the terms of the 2020 Plan, the Committee has the authority, in its sole discretion, to, among other things, select the employees, directors and consultants to whom Awards may be granted, determine the terms and conditions of Awards (including the vesting schedule, repurchase provisions, rights of first refusal and satisfaction of any performance criteria), approve forms of award agreements, interpret the terms of the 2020 Plan and Awards, and subject to certain limitations set forth in the 2020 Plan (including obtaining stockholder approval in certain circumstances), amend the terms of any outstanding Award granted under the 2020 Plan.
Eligibility. The 2020 Plan provides that Awards may be granted to our employees, directors and consultants (as such terms are defined in the 2020 Plan), but that incentive stock options may be granted only to employees. It is not possible to state at this time the precise type and extent of Awards that any particular executive officer, all current executive officers as a group, any particular nominee for director, all current directors who are not executive officers as a group or all non-executive officers as a group will be granted under the 2020 Plan, since these matters will be determined by the Committee based on each participant’s level of responsibility, compensation and anticipated and actual contribution to our success. As of June 30, 2023, six non-employee directors, approximately 570 employees and no consultants were eligible to receive awards under the 2020 Plan.
Shares Reserved for Issuance Under the 2020 Plan. If this Proposal No. 2 is approved at the Annual Meeting, the total number of shares of our common stock that will be reserved for issuance under the 2020 Plan will be (i) 9,608,000 shares (the “Initial Shares”) plus (ii) such number of shares, not to exceed 107,903 as remained available for awards under the Existing Equity Plans as of January 17, 2020, less one share for every one share granted under the Existing Equity Plans after January 17, 2020 and prior to the effective date of the 2020 Plan, plus (iii) any shares underlying awards under the Existing Equity Plans that are terminated, forfeited, cancelled, expire unexercised, or are settled in cash after January 17, 2020.
Counting Shares Issued under the 2020 Plan Against the Share Reserve and Returning Shares to Share Reserve. Under the 2020 Plan, (i) every share issued to a participant pursuant to the exercise of a stock option or SAR reduces the share reserve by one share and (ii) every share issued to a participant pursuant to an Award other than a stock option or SAR reduces the share reserve by 1.25 shares. If any shares issued to a participant under the 2020 Plan are subject to an Award (other than a stock option or SAR) that is terminated, forfeited or canceled or that expires unexercised, or if any shares subject to awards (other than stock options or SARs) granted under the Existing Incentive Plans (the “Previous Awards”) are terminated, forfeited, canceled or expire unexercised, in whole or in part, then, in any such case, the share reserve under the 2020 Plan is increased by 1.25 shares for every one share granted that is subsequently terminated, forfeited or canceled or that expires unexercised. If any shares issued to a participant under the 2020 Plan are subject to an Award that is a stock option or SAR that is terminated, forfeited or canceled or that expires unexercised, or if any shares subject to awards that are stock options or SARs granted under the Existing Incentive Plans are terminated, forfeited or canceled or that expires unexercised, in whole or in part, then, in any such case, the share reserve under the 2020 Plan is increased by 1.00 share for every one share granted that is subsequently terminated, forfeited, or canceled or that expires unexercised. However, the 2020 Plan provides that the following shares of our common stock will not be returned to the 2020 Plan or otherwise become available for issuance under the 2020 Plan: (i) shares of common stock tendered or withheld as full or partial payment of a stock option exercise price under the 2020 Plan or Existing Incentive Plan, as applicable; (ii) shares of common stock withheld by the Company to satisfy any tax withholding obligations (whether related to Awards or Previous Awards); and (iii) shares of common stock covered by the portion of any SAR that is exercised (whether or not such shares of common stock are actually issued to a participant upon exercise of the SAR).
Notwithstanding the foregoing, any shares of common stock covered by an Award (or portion of an Award) that are terminated, forfeited, canceled or expired (whether voluntarily or involuntarily) or issued (e.g., as substitution awards or inducement grants) in connection with an acquisition or merger shall be deemed not to have been issued from the 2020 Plan for purposes of determining the maximum aggregate number of shares of common stock that may be issued under the 2020 Plan.
Stock Options. Stock options will be granted pursuant to award agreements and will vest at the rate specified therein; provided that the vesting period with respect to any stock option grant shall be no less than one year from the stock option’s grant date. The exercise price of each stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted (or 110%, in the case of an incentive stock option granted to any employee who, at the time of such grant, owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary thereof). The exercise price is generally payable in cash, check, promissory note (if not otherwise prohibited), shares of common stock or payment through a broker-dealer sale and remittance procedure, a “net exercise” procedure or any combination of the foregoing methods of payment.

Stock Appreciation Rights. A SAR gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of such Award and the date of its exercise. The base appreciation amount of each grant of SARs may not be less than 100% of the fair market value of the common stock on the date of grant. SARs will be evidenced by an award agreement which shall specify the number of shares of common stock subject to such SARs and will vest and become exercisable at the times and on the terms established by the Committee; provided that the vesting period with respect to any SAR shall be no less than one year from the date of grant.
Restricted Stock. Awards of restricted stock will be evidenced by an award agreement which shall specify the number of shares of common stock subject to such Award and the period that must be satisfied before the restrictions pertaining to such grant of restricted stock will lapse and such stock will become vested. A restricted stock award may be issued for nominal or no cost and may be granted in consideration of the recipient’s past or future services performed for the Company. The Committee may grant restricted stock awards subject to conditions and the attainment of performance goals or may make such Awards subject to vesting conditions based on such service or performance criteria, including the Management Objectives (as defined below), as the Committee specifies. Each grant of restricted stock will specify the vesting period, which shall be no less than one year from the date of grant.
Restricted Stock Units. RSUs represent the right to receive shares of common stock at a future date. Awards of RSUs will be evidenced by an award agreement which shall specify the number of shares of common stock subject to such Award. RSUs may be issued for nominal or no cost and may be granted in consideration of the recipient’s past or future services performed for the Company. We may settle RSUs for cash, shares of common stock or other securities, or a combination thereof, as determined by the Committee. The Committee may grant RSUs subject to conditions and the attainment of specified performance goals, including the Management Objectives, or may make such Awards subject to vesting conditions based on such service or specified performance criteria. The grant of RSUs will specify the period that must be satisfied before the restrictions pertaining to such RSUs will lapse and the RSUs will become vested, which shall not be less than one year from the RSU’s grant date, and/or may provide that all or a portion of the restrictions pertaining to such RSUs will lapse upon achievement of specified performance criteria, subject to the one year vesting requirement. Participants have no voting rights with respect to RSUs until shares of common stock are issued in settlement of such Awards.
Limited Exception to Minimum Vesting. Notwithstanding the limitations regarding vesting set forth above, Awards covering up to 5% of the total share reserve may be issued with vesting periods shorter than one year from the date of grant of such Awards. In addition, the one-year minimum vesting requirements exclude any (i) Substitute Awards (as defined below), (ii) shares delivered in lieu of fully vested cash Awards and (iii) Awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change of Control, in the terms of the Award or otherwise. “Substitute Awards” means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines.
Acquisitions and Other Transactions; Deferral of Award Payments; Separate Programs. To the extent permitted by applicable laws, the Committee may issue Awards under the 2020 Plan in settlement, assumption or substitution for outstanding awards or obligations to grant future awards in connection with the Company or a related entity engaging in an acquisition or merger (e.g., as currently permitted under Nasdaq Stock Market (“Nasdaq”) Listing Rule 5635(c)(3) and Nasdaq IM-5635-1) and may issue Awards under the 2020 Plan as inducement awards (e.g., as currently permitted under Nasdaq Listing Rule 5635(c)(4) and Nasdaq IM-5635-1). Such Awards would not count against the shares of common stock reserved under the 2020 Plan.
To the extent permitted by applicable laws, the Committee may issue Awards under the 2020 Plan in settlement, assumption or substitution for outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction not described in the foregoing paragraph. To the extent required by applicable laws, such Awards would count against the shares of common stock reserved under the 2020 Plan.
The 2020 Plan provides that the Committee may establish one or more programs under the 2020 Plan to permit selected participants the opportunity to elect to defer receipt of the consideration payable upon exercise of an Award, satisfaction of performance criteria or other event that absent the election would entitle the participant to payment or receipt of shares of common stock or other consideration under the Award. The Committee also may establish one or more separate programs under the 2020 Plan for the purpose of issuing particular forms of Awards to one or more classes of participants on such terms and conditions as determined by the Committee from time to time.
Management Objectives. “Management Objectives” means the measurable performance objective or objectives established by the Committee with respect to any Award. Management Objectives may be described in terms of Company-wide objectives, objectives that are related to the performance of the individual participant or of a division, department or function within the Company or a subsidiary of the Company or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Without limiting the generality of the foregoing, the Management Objectives applicable to any Award will be based on specified levels of, or relative peer company, performance in any one or more of the following objectives, or any combination thereof, as determined by the Committee in their sole discretion: (i) appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company, (ii) earnings or loss per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets or net assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow or cash flow per share (before or after dividends), (xiii) revenue, (xiv) improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable, (xv) earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation, amortization, stock compensation, non-recurring charges and non-cash or other charges), (xvi) economic value added, (xvii) market share, (xviii) relative or absolute share price, or (xix) any other metrics the Committee determines appropriate. Notwithstanding anything to the contrary in this Plan, the Committee may make adjustments to include or exclude the impact of events the Committee determines are appropriate for adjustment.
Section 162(m) of the Code. Section 162(m) of the Code generally places a $1,000,000 limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the Tax Cuts and Jobs Act of 2017, performance-based compensation paid to our “covered employees,” such as annual cash incentives, was generally excluded from this $1,000,000 deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available after 2018. The Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, including the impact of these tax law changes. However, the Compensation Committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.
Limitations on Awards. The maximum number of shares with respect to which a participant may be granted stock options, SARs, restricted stock and/or RSUs in any calendar year shall be equal to the Initial Shares. The foregoing limitations will be adjusted proportionately by the Committee in connection with any change in our capitalization due to a stock split, stock dividend or similar event affecting our common stock and such determination shall be final, binding and conclusive. Notwithstanding anything to the contrary in the 2020 Plan, no non-employee director shall receive in excess of $350,000 of compensation in any calendar year, determined by adding (i) all cash compensation to such non-employee director and (ii) the fair market value of all equity-based awards granted to such non-employee director in such calendar, year whether governed by the 2020 Plan or not, based on fair market value of such equity-based awards on the grant date. The non-employee director compensation limitation shall be determined without regard to the amounts paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of Awards paid for service in their capacity as a non-employee director), and any severance and other payments shall not be taken into account in applying the $350,000 limit described above.
Term of Award. The term of any Award granted under the 2020 Plan may not be for more than 10 years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary thereof).
Transferability of Awards. Unless otherwise provided in the 2020 Plan or permitted by the Committee, Awards may not be pledged, assigned or otherwise transferred in any manner, other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the participant only by the participant or by such participant’s beneficiaries in the event of the participant’s death. In no event may an Award be transferred to a third party financial institution for value.
Dividend Equivalents. Subject to the provisions of the 2020 Plan and any award agreement, the recipient of an Award other than a stock option or SAR may, if so determined by the Committee, be entitled to receive, amounts equivalent to cash, stock or other property dividends on shares of our common stock with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion. Dividend equivalents may accrue during the vesting period with respect to an Award, and will be paid out upon vesting of such Award. The 2020 Plan expressly prohibits the payment of dividend equivalents or dividends at any time prior to the time that the share underlying an Award are vested, and any such dividend equivalents or dividends (e.g. on restricted stock or RSUs) shall be forfeited to the same extent as the underlying Award.
Termination of Service. Unless otherwise provided in an award agreement, in the event of a participant’s death or termination of the participant’s status as an employee, director or consultant due to the participant’s disability, the participant’s beneficiary or the participant, as applicable, may exercise any vested Award at any time within the earlier to occur of: (i) one year after the date of the participant’s death or disability; or (ii) the date on which such Award expires by its terms.
Except as otherwise provided in an individual award agreement, in the event of a participant’s Termination Without Cause (as defined in the 2020 Plan), the participant may exercise any vested Award at any time within the earlier to occur of: (i) 90 days after such termination; or (ii) the date on which such Award expires by its terms. A participant who is terminated for Cause (as defined in the 2020 Plan) shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the participant first engaged in such conduct giving rise to his or her termination for Cause, all unexercised, unearned and/or unpaid Awards.
Blackout Periods. Except as otherwise provided in an individual award agreement, or specifically indicated in the 2020 Plan, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any stock options or SARs, as well as the settlement of any Award, with respect to any or all participants (including those whose continuous service with the Company has ended) to the extent the Committee determines that doing so is desirable or required to comply with applicable laws.
Adjustments Upon Change in Capitalization. In the event there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split, stock dividend, combination, recapitalization or reclassification, or any other transaction with respect to our common stock, including a merger, reorganization, liquidation or similar transaction, the number of shares reserved under the 2020 Plan and the number of shares subject to and exercise price, if applicable, of all outstanding stock awards will be appropriately adjusted.
Recoupment of Awards / Clawback. Unless otherwise specifically provided in an award agreement, and to the extent permitted by applicable laws, the Committee may without obtaining the approval or consent of the Company’s stockholders or of any participant, require that: any participant reimburse the Company for all or any portion of any Awards granted under the 2020 Plan; the termination of any outstanding, unexpired, unpaid or deferred Awards, rescission of any delivery pursuant to the Award; or rescission or recapture of any shares (whether restricted or unrestricted) or proceeds from the participant’s sale of shares issued pursuant to the award, if and to the extent: (i) the granting, vesting or payment of such Award was predicated on the achievement of certain financial results that were subsequently the subject of a material financial restatement; (ii) in the Committee’s view, the participant engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any affiliate; and (iii) a lower granting, vesting or payment of such Award otherwise would have occurred.
In addition, the Committee may require the termination or rescission of, or the recapture related to, any Award, if and to the extent required by applicable laws.
Change of Control. Except as provided in an individual award agreement, upon the consummation of a Change of Control (as defined below), all outstanding Awards under the 2020 Plan may be assumed or replaced by the acquiring company. Any portions of Awards that have not been assumed, replaced or exercised in connection with a Change of Control will automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights for all of the shares of common stock (or other consideration) represented by such Award (or portion thereof), immediately prior to the specified effective date of such Change of Control.
In the case of a proposed Change of Control, the Committee may, prior to the occurrence of the Change of Control, declare that some or all of the outstanding stock options and SARs granted under the 2020 Plan will accelerate and become exercisable in full and that all such stock options and SARs, whether or not exercisable prior to such acceleration, must be exercised within a specified period of time or they will terminate. In the event of such declaration, each such stock option and SAR granted under the 2020 Plan, to the extent not exercised prior to the Change of Control, shall be canceled at the time of, or immediately prior to, the Change of Control, as provided in the declaration. Under the 2020 Plan, a “Change of Control” generally includes:
•the acquisition of 50% or more of our outstanding stock by any person or group;
•a merger or consolidation of the Company after which our own stockholders as of immediately prior to the merger or consolidation own 50% or less of the outstanding stock of the surviving entity; or
•a sale of all or substantially all of our assets, subject to certain exceptions.
Term of the 2020 Plan; Amendment, Suspension or Termination of the 2020 Plan. The 2020 Plan will continue in effect until the earliest to occur of: (i) all shares of common stock subject to the 2020 Plan have been distributed; (ii) all Awards have expired or terminated; (iii) termination pursuant to Section 18 of the 2020 Plan; and (iv) 10 years from the date the 2020 Plan was last approved by the Company’s stockholders pursuant to applicable laws. The Board may at any time amend, suspend or terminate the 2020 Plan; provided, however, that no amendment can be made without the approval of our stockholders to the extent such approval is required by applicable laws, or if such amendment would lessen the stockholder approval requirements set forth in the 2020 Plan.

Anticipated U.S. Federal Income Tax Consequences
The following summary of the federal income tax consequences of the 2020 Plan and the Awards to be granted thereunder is based upon United States federal income tax laws in effect on the date of this Proxy Statement, all of which are subject to change (possibly to retroactive effect) and to differing interpretations. Any such change could affect the accuracy of the statements and conclusions set forth in this summary. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under the Code.
Nonqualified Stock Options. The grant of a nonqualified stock option under the 2020 Plan will not result in any federal income tax consequences to the optionholder or to us. Upon exercise of a nonqualified stock option, the optionholder is subject to income taxes at the rate applicable to ordinary compensation income on the excess of the fair market value of the shares on the date of exercise over the option exercise price. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the optionholder, subject to the possible limitations imposed by the $1,000,000 compensation limit under Section 162(m) or if the compensation is an “excess parachute payment” within the meaning of Section 280G of the Code (“Section 280G”) and so long as we withhold the appropriate taxes with respect to such income (if required) and the optionholder’s total compensation is deemed an ordinary and necessary business expense. Any gain or loss on the optionholder’s subsequent disposition of the shares of common stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.
If a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code (“Section 409A”), which provide, among other things, rules regarding the timing of payment of deferred compensation. A stock option subject to Section 409A that fails to comply with the rules of Section 409A can result in the participant having acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.
Incentive Stock Options. The grant of an incentive stock option under the 2020 Plan will not result in any federal income tax consequences to the optionholder or to us. An optionholder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules) and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionholder has held the shares of common stock. If the optionholder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionholder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.
If the optionholder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the excess (if any) of the amount realized on the disposition over the exercise price; or (ii) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We, in the year of the disqualifying disposition, are entitled to a deduction equal to the amount of ordinary income recognized by the optionholder, subject to the possible limitations imposed by the $1,000,000 compensation limit imposed by Section 162(m) or if the compensation is an “excess parachute payment” within the meaning of Section 280G and so long as the optionholder’s total compensation is deemed an ordinary and necessary business expense.
In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A. A stock option subject to Section 409A which fails to comply with the rules of Section 409A can result in the participant having acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.
Restricted Stock. A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions, less any amount the recipient paid for the award. If the recipient does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. We are entitled to an income tax deduction in the amount of the income recognized by the recipient, subject to the possible limitations imposed by the $1,000,000 compensation limit imposed by Section 162(m) or if the compensation is an “excess parachute payment” within the meaning of Section 280G and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed an ordinary and necessary business expense.
Stock Appreciation Rights. Recipients of SARs generally should not recognize income until the SAR is exercised. Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and the fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of: (i) the amount realized on such disposition; over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain depending on whether the shares were held for more than one year. We are entitled to an income tax deduction in the amount of the income recognized by the recipient upon exercise of the SARs, subject to the possible limitations imposed by the $1,000,000 compensation limit imposed by Section 162(m) or if the compensation is an “excess parachute payment” within the meaning of Section 280G and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed an ordinary and necessary business expense.
A SAR can be considered non-qualified deferred compensation that is subject to the rules of Section 409A. A SAR subject to Section 409A that does not meet the requirements of Section 409A can result in the participant having acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.
Restricted Stock Units. Recipients of RSUs generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of the fair market value of the shares (or the amount of cash) received upon conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the RSUs. Participants will recognize gain upon the disposition of any shares received upon conversion of the RSUs equal to the excess of: (i) the amount realized on such disposition; over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain depending on whether the shares were held for more than one year. We are entitled to an income tax deduction in the amount of the income recognized by the recipient upon conversion of the RSUs into cash or shares of stock, subject to the possible limitations imposed by the $1,000,000 compensation limit imposed by Section 162(m) or if the compensation is an “excess parachute payment” within the meaning of Section 280G and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed an ordinary and necessary business expense.
RSUs also can be considered non-qualified deferred compensation that is subject to the rules of Section 409A. A grant of RSUs subject to Section 409A that does not meet the requirements of Section 409A can result in the participant having acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

New Plan Benefits
Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the A&R 2020 Plan.

Effectiveness of the Amendment and Required Vote
The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote either in person or by proxy at the Annual Meeting is required to approve the amendment and restatement of the 2020 Plan. Abstentions will have the effect of a vote “AGAINST” this proposal. If approved by stockholders, the amendment and restatement of the 2020 Plan will become effective on the date of the Annual Meeting. If stockholders do not approve this proposal, the amendment and restatement of the 2020 Plan will not become effective and the 2020 Plan will continue in its current form.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 2 TO APPROVE AMENDMENT AND RESTATEMENT OF THE 2020 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 5,108,000 SHARES.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

Background

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update, we are proposing to amend our Restated Certificate of Incorporation, as amended and corrected (“Certificate of Incorporation”) to add a provision exculpating certain of our officers from liability in specific circumstances, as permitted by Delaware law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in our company being able to attract and retain quality officers to work on its behalf.

Proposed Amendment

Our Board has approved, and recommends that our stockholders approve, an amendment to our Certificate of Incorporation to amend and restate Article 10 of our Certificate of Incorporation, which shall read in its entirety as follows:

“10. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors or officers, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

The description in this Proposal No. 3 of the proposed amendment to our Certificate of Incorporation is qualified in its entirety by, and should be read in conjunction with, the actual text of the proposed certificate of amendment to our Certificate of Incorporation that would be filed upon stockholder approval of this Proposal No. 3 that is attached as Annex B.

Reasons for Approving the Amendment to the Certificate of Incorporation

The Nominating Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Further, the Nominating Committee noted that the proposed provision would not negatively impact stockholder rights. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Nominating Committee believes would accrue to us and our stockholders in the form of an enhanced ability to attract and retain talented officers, the Nominating Committee recommended to the Board of Directors an amendment to our Certificate of Incorporation to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, the Board of Directors determined that it is in the best interests of the Company and our stockholders to amend our Certificate of Incorporation as described herein.

Effectiveness of the Amendment and Required Vote

The approval of the amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. As a result, abstentions will have the effect of a vote “AGAINST” this proposal.

If this Proposal No. 3 is approved by our stockholders, the amendment to our Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting. If such amendment is not approved by our stockholders, the Restated Certificate will not be amended.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

PROPOSAL NO. 4
RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm BDO to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2023. The Company approved the appointment of BDO as the Company’s independent registered public accounting firm, effective on July 18, 2022. Representatives of BDO are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.
Neither our governing documents nor applicable laws require stockholder ratification of the appointment of BDO as our independent registered public accounting firm. However, the Board is submitting the appointment of BDO to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of BDO, the Audit Committee will reconsider whether or not to retain BDO. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Changes in Registrant’s Certifying Accountant
On May 23, 2022, Mayer Hoffman McCann P.C. (“Mayer Hoffman”) notified us of its decision to resign as the Company’s independent registered public accounting firm effective on the earlier of (i) the date the Company engages a new independent registered public accounting firm or (ii) the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 or (iii) August 16, 2022, as reported on a Current Report on Form 8-K, filed with the SEC on May 27, 2022. On July 17, 2022 our Board approved the appointment of BDO as our independent registered public accounting firm, effective July 18, 2022, as reported on a Current Report on Form 8-K, filed with the SEC on July 18, 2022.
The reports of Mayer Hoffman on the Company’s consolidated financial statements for the fiscal years ended September 30, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended September 30, 2021 and 2020, and in the subsequent interim periods through July 18, 2022, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Mayer Hoffman on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference thereto in its reports.
During the fiscal years ended September 30, 2021 and 2020, and in the subsequent interim periods through July 18, 2022, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except for a material weakness disclosed under “Item 4. Controls and Procedures” of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022 and “Item 9A. Controls and Procedures” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021. During the fiscal year ended September 30, 2022 there were material weaknesses disclosed under “Item 4. Controls and Procedures” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
Representatives of Mayer Hoffman are not expected to be present at the Annual Meeting and will not have the opportunity to make a statement and respond to appropriate questions.
Independent Registered Public Accounting Firm Fee Information
The following table sets forth the aggregate fees billed by BDO for the services indicated for the fiscal years ended September 30, 2022. All fees described below were approved by the Audit Committee.

Fiscal Year Ended September 30, 2022
Audit Fees(1)	$5,541,000
Audit-Related Fees(2)	188,000
Tax Fees	—
All Other Fees	—
Total Fees	$5,729,000
———————
(1)This category represents fees paid to BDO for (i) the audit of our annual financial statements for the fiscal year ended September 30, 2022 included in our annual report on Form 10-K; (ii) the review of our unaudited interim period financial statements for the quarter ended June 30, 2022, included in our quarterly reports on Form 10-Q for such period; (iii) the audit of our internal control over financial reporting for the fiscal year ended September 30, 2022; and (iv) the services that are normally provided by BDO in connection with statutory and regulatory filings or engagements.
(2)This category represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards.
The following table sets forth the aggregate fees billed by Mayer Hoffman for the services indicated for the fiscal years ended September 30, 2022 and 2021. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended September 30, 2022	Fiscal Year Ended September 30, 2021
Audit Fees(1)	$269,796	$1,147,893
Audit-Related Fees(2)	—	56,325
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$269,796	$1,204,218
———————
(1)This category represents fees paid to Mayer Hoffman for (i) the audit of our annual financial statements for the fiscal year ended September 30, 2021 included in our annual report on Form 10-K; (ii) the review of our unaudited interim period financial statements for the fiscal years ended September 30, 2021 and 2020, and for the quarterly periods ended December 31, 2021 and March 31, 2022, in each case included in our quarterly reports on Form 10-Q for such periods; (iii) the audit of our internal control over financial reporting for the fiscal year ended September 30, 2021; and (iv) the services that are normally provided by Mayer Hoffman in connection with statutory and regulatory filings or engagements.
(2)This category represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards.
Auditor Independence
In our fiscal year ended September 30, 2022, there were no other professional services provided by BDO or Mayer Hoffman, other than those described above, that would have required our audit committee to consider their compatibility with maintaining the independence of BDO or Mayer Hoffman.
Audit and Non-Audit Services Pre-Approval Policies
The Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered. Our Chief Financial Officer and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval, and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.
Each request or application must include:
•a recommendation by our Chief Financial Officer as to whether the Audit Committee should approve the request or application; and
•a joint statement of our Chief Financial Officer and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC’s requirements for auditor independence of the Public Company Accounting Oversight Board (the “PCAOB”).
The Audit Committee also will not permit the independent registered public accounting firm to be engaged to provide any services to the extent that the SEC has prohibited the provision of those services by an independent registered public accounting firm, which generally include:
•bookkeeping or other services related to accounting records or financial statements;
•financial information systems design and implementation;

•appraisal or valuation services, fairness opinions or contribution-in-kind reports;
•actuarial services;
•internal audit outsourcing services;
•management functions;
•human resources;
•broker-dealer, investment adviser or investment banking services;
•legal services;
•expert services unrelated to the audit; and
•any service that the PCAOB determines is not permissible.
All fees paid to BDO for our fiscal year ended September 30, 2022 and the fees paid to Mayer Hoffman in the fiscal years ended September 30, 2022 and 2021, were pre-approved by our Audit Committee.
Required Vote
The ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending September 30, 2023, requires the affirmative “FOR” vote of a majority of the voting power of the shares of our common stock present and entitled to vote either in person or by proxy at the Annual Meeting. Broker non-votes will not affect the outcome of voting on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 4 TO RATIFY THE APPOINTMENT OF BDO TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2023.

PROPOSAL NO. 5
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders the opportunity to vote on an advisory (non-binding) resolution, commonly known as a “say-on-pay” resolution, to approve the compensation of our named executive officers as described in this Proxy Statement in the section titled “Executive Compensation,” beginning on page 36, the compensation tables contained therein and any related narrative discussion contained in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
Our executive compensation program is designed to optimize our ability to attract, reward and retain the executive leadership required to execute our business strategy in direct alignment with the interests of our stockholders. This is accomplished through utilizing an appropriate, market competitive mix of short and long term compensation components that allow balanced leveraging of fixed and at-risk variable cash and equity compensation components. These components include annual base salaries, performance-based annual incentive plans along with inducement and ongoing time and performance-based equity grants. Compensation levels are determined and applied relative to location, role, level of contribution and related performance criteria. Under these programs, our executive officers are rewarded for the achievement of specific financial and business goals which are intended to result in increased stockholder value. Accordingly, Mitek triangulates compensation levels and mix at the time of hiring and on an ongoing basis based upon competitive market data, value of the role to the business, and relative individual performance contribution. Using both internal and external compensation data and advisory services to guide Mitek relative to the regulatory and competitive landscape of our competitive market and proxy peer groups within the technology sector to ensure alignment of compensation and rewards with our greatest opportunities and desired business outcomes. Please read the section below titled “Executive Compensation” for additional details about our executive compensation programs, including information regarding the 2022 fiscal year compensation of our named executive officers.
We believe that the compensation of our named executive officers for the 2022 fiscal year was appropriate and reasonable and that our compensation policies and procedures are sound and support the best interests of our company and our stockholders.  Additionally, we believe that our compensation policies and procedures are effective in aligning the executives’ long-term interests with those of our stockholders.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Mitek Systems, Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, compensation tables and narrative discussion in the Proxy Statement.”
Required Vote
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.  As an advisory vote, the outcome of the vote on this proposal is not binding upon us.  However, the Board, with input from the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 5 FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 6
ADVISORY VOTE (NON-BINDING BASIS), ON THE FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Securities Exchange Act, we are providing or stockholders with a non-binding, advisory vote on the frequency of future advisory stockholder votes on the compensation of our named executive officers (the “Say-on-Pay Vote”). This non-binding, advisory vote, must be submitted to stockholders at least once every six years and gives our stockholders the right to express their views on whether they would prefer that the Company provide for the Say-on-Pay Vote at future annual meetings every year, every two years or every three years. Stockholders may also abstain from the vote.
Our Board has determined that an annual, advisory vote on named executive officer compensation is the most appropriate option for Mitek and our stockholders at this time. In formulating its recommendation, the Board determined that an annual, advisory vote on the compensation of our named executive officers will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in future proxy statements on a more timely and more consistent basis than if the vote were held less frequently. This aligns with our practice of regularly engaging with stockholders to obtain feedback on corporate governance and executive compensation matters. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.
Required Vote
Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) ONE YEAR; (2) TWO YEARS; (3) THREE YEARS; or (4) ABSTAIN. The approval, on an advisory (non-binding) basis of the frequency of future advisory stockholder votes on the compensation of our named executive officers contemplated by this Proposal No. 6 will be decided by a plurality of votes cast. Accordingly, the frequency that receives the most votes cast by stockholders on this matter at the Annual Meeting will be considered the frequency of future advisory resolutions to approve named executive officer compensation that has been selected by our stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because this vote is advisory, our Board may decide that it is in the best interests of our stockholders and the Company to hold future advisory resolutions to approve named executive officer compensation more or less frequently than the option approved by our stockholders.
Your “Say-on-Frequency” vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.

THE BOARD RECOMMENDS THAT YOU VOTE “ONE YEAR” ON THIS PROPOSAL NO. 6 FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF THE FUTURE ADVISORY STOCKHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.
As described in its charter, the Audit Committee meets with the independent auditors and our officers or other personnel responsible for our financial reports. The Audit Committee is responsible for reviewing with the auditors the scope and the results of the audit. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Among other matters, the Audit Committee considers and selects a certified public accounting firm as our independent auditor. The Audit Committee held 10 meetings during the 2022 fiscal year.
In accordance with rules adopted by the SEC, the Audit Committee states that:
•The Audit Committee has reviewed and discussed with management our audited financial statements for the 2022 fiscal year.
•The Audit Committee has discussed with BDO, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
•The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed with BDO its independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, for filing with the SEC.
Audit Committee
Rahul Gupta
James C. Hale
Susan J. Repo
Kimberly S. Stevenson
This foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of all of the committees of the Board and our Code of Business Conduct (the “Code of Business Conduct”) described below may be viewed on the Investor Site section of our website at www.miteksystems.com. You may also request a copy of any of these documents free of charge by writing to our Corporate Secretary at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary.
Director Independence
The Board is responsible for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board of directors. The Board consults with our legal counsel to ensure that the Board’s determinations regarding the independence of our directors are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director (or former director, as applicable), or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has determined that all of our directors other than Mr. Carnecchia (who is employed as an executive officer of the Company) and Mr. Carter (who is employed as the Executive Chair of the Company) are independent, in each case as defined in Nasdaq Listing Rule 5605(a)(2). In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.
Meetings of the Board
The Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the 2022 fiscal year, the Board met nine times and acted by unanimous written consent five times. No director attended fewer than 75% of the aggregate number of meetings held by the Board during the 2022 fiscal year.
Executive Sessions
As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage all of our directors to attend. For our 2022 annual meeting of stockholders, all of our directors attended the annual meeting (either in person or via telephone).
Board Leadership Structure
Currently, the leadership structure of the Board is such that our Executive Chair and Chief Executive Officer positions are separate with Mr. Carter, a member of the Board since March 2022, serving as the Executive Chair and Mr. Carnecchia serving as our Chief Executive Officer. In addition, Ms. Stevenson currently serves as our Lead Independent Director. The Board believes that the current structure, providing for the separation of the role of the Executive Chair and the Chief Executive Officer as well as maintaining a Lead Independent Director, is appropriate at this time because it allocates the oversight of the business among the directors and the executive officers so that our Chief Executive Officer who reports to our directors, can focus on the day-to-day business operations, and our Executive Chairman and Lead Independent Director, can provide leadership and direction to the Board and work with our Chief Executive Officer and other members of the Company’s executive team to provide, among other things, strategic expertise with respect to the Company’s strategy for future growth, and other directors can oversee the activities of the Chief Executive Officer, other executive officers and the business as a whole. While the Board believes the current structure is appropriate at this time and provides the most effective leadership for the Company, the Board retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Executive Chair should be combined or separated and whether an independent director should serve as Chairman. This flexibility permits the Board to organize its functions and conduct its business in a manner it deems most effective and in the best interest of the Company and its stockholders in then prevailing circumstances.

Board’s Role in Risk Oversight
The Board is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. The Board, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of the Board, which oversee risks inherent in their respective areas of responsibility, reporting to the Board regularly and involving the Board in their performance of risk oversight, as necessary. For example, the Audit Committee oversees our financial exposure and financial reporting related risks and the Compensation Committee oversees risks related to our compensation programs and practices. The Board, as a whole, directly oversees our strategic and business risk, including, among other items, product development risk and cybersecurity risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe the Board’s leadership structure supports its role in risk oversight, with our Chief Executive Officer, Chief Financial Officer and General Counsel responsible for assessing and managing risks facing the Company day-to-day and the members of our Board providing oversight of such risk management.
Information Regarding Board Committees
The Board has established standing Audit, Compensation, and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The three committees operate under written charters adopted by the Board, each of which is available on our Internet website at www.miteksystems.com under “Investors.” The following table sets forth the number of meetings held and actions taken by written consent during the 2022 fiscal year for each of the committees of the Board and current membership for each of the committees of the Board. No member of the Board attended fewer than 75% of the aggregate number of board and committee meetings on which such board member served during the 2022 fiscal year.

	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Employee Director:
Scipio “Max” Carnecchia	—		—		—
Non-Employee Directors:
Scott Carter(2)	—		—		—
James C. Hale	X		—		X
Bruce E. Hansen	—		X		—
Rahul Gupta	X		—		X
Susan J. Repo	X	(1)	X		—
Kimberly S. Stevenson	X		—		X	(1)
Donna C. Wells	—		X	(1)	—
Total meetings in the 2022 fiscal year	10		4		4
———————
(1)Committee chairperson.
(2)Mr. Carter was appointed Executive Chair effective January 24, 2023 and no longer serves on any committees of the Board. Prior to his appointment as Executive Chair, during fiscal 2022, Mr. Carter served as a member of the Compensation and Audit Committees.
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(a) of the Exchange Act. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of our independent registered public accountants. The current members of the Audit Committee are Messrs. Hale and Gupta and Mses. Repo and Stevenson. The Board has determined that Ms. Repo is an “audit committee financial expert” in accordance with applicable SEC rules. Each of the members of the Audit Committee is an “independent” director within the meaning of the applicable Nasdaq listing standards, as well as applicable SEC rules and regulations.
Compensation Committee

The Compensation Committee reviews executive compensation, establishes executive compensation levels, recommends employee compensation programs, administers our incentive plans, and monitors the Company’s compliance with applicable SEC rules and Nasdaq listing standards. The current members of the Compensation Committee are Messrs. Gupta and Hale and Ms. Stevenson, each of whom is an “independent” director within the meaning of the applicable Nasdaq listing standards, as well as applicable SEC rules and regulations.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the composition and structure of the Board, establishing criteria for Board membership and corporate policies relating to the recruitment of Board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance. The current members of the Nominating Committee are Mr. Hansen and Mses. Repo and Wells, each of whom is an “independent” director within the meaning of the applicable Nasdaq listing standards, as well as applicable SEC rules and regulations.

Board Diversity

The Nominating Committee recognizes the benefits associated with a diverse board and takes diversity considerations into account when identifying candidates.

The tables below provide certain highlights of the composition of our board members and nominees as of August 10, 2023 and January 12, 2022, respectively. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of August 10, 2023)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Asian	1	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Board Diversity Matrix (as of January 12, 2022)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Consideration of Director Nominees

Director Qualifications
When evaluating nominees for election as directors (including all persons recommended by stockholders to become nominees for election as directors), the Nominating Committee takes into account: (i) all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge; and (ii) the following minimum qualifications:
•the highest personal and professional ethics, integrity and values and sound business judgment;
•a background that demonstrates significant accomplishment in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;
•relevant expertise and experience and an ability to offer advice and guidance to our chief executive officer based on such expertise and experience;
•independence from any particular constituency and an ability to be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and
•sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business;
The Nominating Committee retains the right to modify these criteria from time to time.
Diversity
Consistent with its proactive evaluation of director performance, skills and attributes, the Board is committed to a policy of inclusiveness and actively seeks out highly qualified diverse candidates (including age, race, gender, sexual orientation, and ethnicity) to include in the pool from which director nominees are chosen. These diversity characteristics are, and will continue to be, a priority for the Nominating and Governance Committee and the Board in our director nomination process because we believe it is important for the Board’s composition to appropriately reflect the diversity of our Company, shareholders, workforce, customers and communities. The composition of our director nominees reflects these ongoing efforts and the importance of differentiating personal characteristics and diversity among our directors.
Stockholder Nominations
The Nominating Committee will consider director candidates recommended by our stockholders of record. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not a candidate was recommended by a stockholder of record. As we expect that the date of our 2024 Annual Meeting will be more than 30 days before the one year anniversary of our 2023 Annual Meeting, stockholders of record who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation and timely notice in accordance with our Bylaws to the Nominating and Corporate Governance Committee at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
Each written recommendation must set forth, among other information:
•the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•any option, warrant, convertible security, SAR, or similar right with an exercise or conversion privilege or settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, directly or indirectly, owned beneficially by such stockholder of record and any beneficial owner on whose behalf the nomination is being made, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
•any proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any security of any class or series of the Company;
•any short interest in any security of the Company held by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•the proposed director candidate’s name, age, business address and residential address;
•complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;
•a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and
•any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.
Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above and more fully set forth in our Bylaws, the Secretary will provide the foregoing information to the Nominating Committee.
Evaluating Nominees for Director
Our Nominating Committee considers director candidates that are suggested by members of the committee, other members of the Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above. The Nominating Committee may, in the future, also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating Committee, but to date it has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee evaluates all nominees for director under the same approach whether they are recommended by stockholders or other sources.
The Nominating Committee reviews candidates for director nominees in the context of the current composition of the Board and committees of the Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees of the Board and the Company, to maintain a balance of knowledge, experience, diversity and capability. In addition, the Nominating Committee seeks candidates with significant experience in the Company’s targeted markets. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Board, the committees of the Board and the Company during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee meets the minimum director qualifications set forth above, has at least the same level of education and experience as the Company’s then-current directors, and whether such nominee is independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.
The Nominating Committee will evaluate each proposed director’s candidacy, including proposed candidates recommended by security holders and recommend whether the Board should nominate such proposed director candidate for election by our stockholders.
Code of Business Conduct
We have adopted a Code of Business Conduct that applies to all of our executive officers and employees, and directors. Our Code of Business Conduct is posted on the Investor Relations section of our website under the heading Corporate Governance which can be found at: https://investors.miteksystems.com.
Any amendments or waiver of our Code of Business Conduct pertaining to a Board member or one of our executive officers will be disclosed on our website at the above-referenced address.
Stockholder Engagement
We value our relationships with our stockholders and other stakeholders and engage with them on a broad range of topics that are of interest and priority to us and our stockholders including corporate governance, executive compensation, board leadership and composition, human capital, and environmental and social matters.
Our CEO and Head of Investor Relations and members of our Board are responsible for leading our stockholder outreach. In fiscal 2022, we focused our stockholder engagement on our top 26 institutional stockholders (with approximately 75% of those stockholders responding to our offers to meet) who hold a significant portion of our outstanding common stock, which represented approximately 45% of our outstanding common stock through one on one in-person meetings, virtual meetings or telephone calls as well as at investor conferences. Our CEO and Head of Investor Relations attended all such meetings and our Executive Chairman or other board members attended a portion of such meetings.
Our engagement enables us to better understand our stockholders’ priorities and perspectives. We share the feedback from these conversations with our Board, and, when appropriate, the Board considers and implements perspectives in response to stockholder feedback.
Stockholder Communications to the Board
Stockholders may contact an individual director, the Board as a group or a specified committee or group of directors, including the non-employee directors as a group, at the following address: Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Board of Directors. Additionally, stockholders may contact the Board by sending an email addressed to the Board to ir@miteksystems.com. Additional information and contact details may be found on our website at: www.miteksystems.com. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics or request general information about the Company.
Members of our Board, our executive management and our investor relations teams regularly interact with our stockholders to discuss a variety of topics including, but not limited to, operations of the business, industry developments, competition, management compensation, legal topics and risks to the company. The Company interacts with our stockholders via telephone calls and in-person meetings at investor conferences, in non-deal road shows, and meetings at the Company’s headquarters. During our 2022 fiscal year, we estimate that we interacted with investors representing over 45% of the institutional ownership.
Procedures for Approving Related Party Transactions
Under its charter, the Audit Committee is charged with reviewing and approving all potential related party transactions. All such related party transactions are then required to be reported under applicable SEC rules. Other than as may be required by the Audit Committee’s charter, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.
Certain Relationships and Related Party Transactions
As previously disclosed in the third quarter of fiscal 2022, the Company made loans to two non-executive employees totaling $1.0 million. Such loans were issued on the same terms as those prevailing at the time for comparable loans to unrelated persons and do not involve more than the normal risk of collectability and were repaid in the fourth quarter of fiscal 2022. Aside from such loans, since October 1, 2021, we have not entered into any transactions or series of transactions, and we are not currently considering any proposed transaction or series of transactions, in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know beneficially held more than five percent of any class of our common stock, including their immediate family members, had or will have a direct or indirect material interest.
Non-Employee Director Compensation
For the 2022 fiscal year, our non-employee directors were compensated on a retainer-based model. We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board and committee meetings. Members of the Board who are also employees of the Company receive no compensation for their services as a director. Our non-employee directors are also eligible to participate in the Mitek Systems, Inc. Directors Deferral Plan (the “Deferral Plan”) pursuant to which they may make an irrevocable election to defer a portion of their equity pay, subject to rules and minimum and/or maximum deferrals set forth in the
Deferral Plan.
The following table sets forth summary information concerning compensation paid or accrued for services rendered to us by members of the Board in their capacities as such, for the fiscal year ended September 30, 2022:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards (3)(4)	All Other Compensation ($)	Total Compensation ($)
Scott Carter (5)	$28,111	$181,269	$—	$209,380
Rahul Gupta (5)	$28,111	$150,013	$—	$178,124
James C. Hale	$50,278	$150,013	$—	$200,291
Bruce E. Hansen (6)	$112,111	$150,013	$—	$262,124
Susan J. Repo	$52,222	$150,013	$—	$202,235
Kimberly S. Stevenson	$49,333	$150,013	$—	$199,346
Donna C. Wells	$47,889	$150,013	$—	$197,902

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(1)Scipio Maximus Carnecchia, a director, our Chief Executive Officer and named executive officer, is not included in this table as he was an employee of the Company and therefore received no compensation for his service as a director. Mr. Carnecchia’s compensation is included in the “Summary Compensation Table” above.
(2)Except as noted, this amount reflects an annual retainer, which is paid on a quarterly basis, of $40,000 for the first half of fiscal 2022 and of $50,000 for the second half of fiscal 2022. The amount for (a) Mr. Hale includes an additional $3,125 for his role as chair of the Audit Committee for part of fiscal 2022, (b) Mr. Hansen includes an additional $65,000 for his role as Chairman of the Board and an additional $3,750 for his role as chair of the Nominating & Governance Committee for part of fiscal 2022, (c) Ms. Repo contains an additional $9,375 for her role as chair of the Audit Committee for part of fiscal 2022, (d) Ms. Stevenson contains an additional $3,750 for her role as chair of the Compensation Committee for part of fiscal 2022, and (e) Ms. Wells contains an additional $3,750 for her role as chair of the Nomination and Corporate Governance Committee for part of fiscal 2022.
(3)The amounts shown under the “Stock Awards” column represent the aggregate grant date fair value of stock options and restricted stock units granted to each non-employee director computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation— Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 6 to our financial statements included in our Form 10-K filed with the SEC on July 31, 2023.
(4)As of September 30, 2022, our non-employee directors held restricted stock units for the following number of shares of our common stock: Mr. Carter—10,068; Mr. Gupta—10,068; Mr. Hale—82,459; Mr. Hansen—82,459; Ms. Repo—15,541; Ms. Stevenson—20,766; and Ms. Wells—28,084. As of September 30, 2022, Mr. Hale also held stock options to purchase 40,000 shares of our common stock.
(5)Messrs. Carter and Gupta was appointed to the Board on March 3, 2022 and as such the fees paid to them were pro-rated.
(6)Mr. Hansen’s service on the Board will expire as of the Annual Meeting.

Director Stock Ownership Requirements

The Board has stock ownership requirements designed to further link the interests of our Board with that of our stockholders. These requirements provide that each of our independent directors must have equity positions in the Company with a value equal to five times his or her annual retainer amount. Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level. As of the end of the 2022 fiscal year, all directors who have served on the Board for five years or more were in compliance with this policy.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages as of August 10, 2023, and certain other information for each of our current executive officers. Mr. Carnecchia’s background is discussed under the section “Board of Directors”:

Name	Age	Position
Scipio “Max” Carnecchia	60	Chief Executive Officer and Director
Fuad Ahmad	53	Interim Chief Financial Officer
Michael E. Diamond	58	Senior Vice President, General Manager—Digital Banking
Jason L. Gray	52	Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Fuad Ahmad. Mr. Ahmad has served as our interim Chief Financial Officer since January 2023. Mr. Ahmad has been a partner at FLG Partners since January 2013 and has served as consulting Chief Financial Officer for multiple clients of FLG Partners. Mr. Ahmad has served as the Interim Chief Financial Officer of Vaxart Inc., a biotechnology company focused on the discovery, development, and commercialization of oral recombinant vaccines from May through December 2022. Prior to that Mr. Ahmad served as the Interim Chief Financial Officer of IRIDEX Corporation, an ophthalmic medical technology company focused on the development and commercialization of breakthrough products and procedures used to treat sight-threatening eye conditions and Chargebee Inc., a subscription management/billing automation SaaS platform. From November 2019 to August 2020, Mr. Ahmad served as Interim Chief Financial Officer of Cutera, Inc. Previously, from October 2018 to November 2019, Mr. Ahmad served on an FLG Partners assignment as Chief Financial Officer of Telenav, Inc., a formerly listed enterprise software company focused on connected care and location-based services. From April 2016 to June 2018, Mr. Ahmad served as Chief Financial Officer of Quantum Corporation, a listed company focused on enterprise data storage and software defined storage workflows. From November 2015 to March 2016, Mr. Ahmad served on an FLG Partners assignment for Real Time Innovation, Inc., a private enterprise IoT software company. At Real Time Innovation, Mr. Ahmad served as an advisor to the board of directors and the chief executive officer as the company transitioned the business to subscription pricing. Prior to Real Time Innovation, Mr. Ahmad served on an FLG Partners assignment as Chief Financial Officer for Ensighten, Inc. from February 2013 until November 2015. From June 1996 to April 2012, Mr. Ahmad served in various positions with both public and private companies. Mr. Ahmad received a B.S. in Finance from Brigham Young University.

Michael E. Diamond.  Mr. Diamond has served as our Senior Vice President, General Manager—Digital Banking since January 2016 and previously served as our Chief Revenue Officer from September 2013 to January 2016 and as our Senior Vice President, Sales and Business Development from June 2012 through September 2013. Prior to joining Mitek, from March 2008 to June 2012, Mr. Diamond served as Senior Vice President, Business Development, at Obopay Corporation, a global mobile payments company. From July 2004 to March 2008, he served as a Business Unit Executive at IBM Corporation. From January 2001 to July 2004, Mr. Diamond served as Vice President, Business and Corporate Development, at Alphablox Corporation, a provider of software for web-based enterprise analytics, and was directly involved in shaping and driving Alphablox’s acquisition by IBM Corporation. From November 1999 to January 2001, Mr. Diamond served in various roles, including Senior Vice President Business Development/General Manager, Latin America and Japan, at S1 Corporation, an online financial services technology provider. From March 1996 to November 1999, Mr. Diamond served in various management roles, including as Director, Channel Sales, at Edify Corporation, a provider of interactive voice response and online financial services software. Mr. Diamond earned a B.B.A. with an emphasis in international business from St. Norbert College.

Jason L. Gray. Mr. Gray has served as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since January 2023 and previously served as our Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary from November 2018 to March 2022 and as our Chief Administrative Officer, General Counsel, and Corporate Secretary from March 2016 to November 2018. Prior to joining Mitek, in July 2014 Mr. Gray founded and ran Gradient Legal, Inc. a provider of outsourced general counsel services to small and mid-market technology companies and advisory services to private equity and venture capital funds. From May 2013 through July 2014, Mr. Gray was a Senior Vice President and General Counsel for Accelerys, Inc., a publicly traded software company that was sold to Dassault Systems in 2014. From November 2002 until May 2013, Mr. Gray was the Senior Vice President of Strategic Development and General Counsel for Mitchell International. From 1999 through November 2002, Mr. Gray was a Vice President and General Counsel for Netratings, Inc. From 1997 through 1999 Mr. Gray was an attorney with Wilson, Sonsini, Goodrich & Rosati. Mr. Gray currently serves on the board of directors of OneLegacy. Mr. Gray received his J. D. from the University of Michigan Law School in 1995 and bachelor degrees in Economics and German from Andrews University in 1992.
None of our executive officers have any family relationships with any of our other executive officers or directors. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended September 30, 2022 should be read together with the compensation tables and related disclosures set forth below.
Company Highlights
Our financial and operational performance for the fiscal year ended September 30, 2022 reflected our continued efforts to increase our top-line performance and cash flows. Our 2022 fiscal year highlights include:
•Revenues for the twelve months ended September 30, 2022 were $143.9 million, an increase of 20% compared to revenues of $119.8 million for the twelve months ended September 30, 2021.
•Net income was $3.0 million, or $0.07 per diluted share, for the twelve months ended September 30, 2022, compared to a net income of $8.0 million, or $0.18 per diluted share, for the twelve months ended September 30, 2021.
•Cash provided by operating activities was $26.4 million for the twelve months ended September 30, 2022, compared to $37.3 million for the twelve months ended September 30, 2021.
•During fiscal 2022 the total number of financial institutions licensing our technology continued to exceed 7,800.
•We added new patents to our portfolio during fiscal year 2022, bringing our total number of issued patents to 80 as of September 30, 2022. In addition, we had 16 patent applications outstanding as of September 30, 2022.
Consideration of 2022 Say-on-Pay and Stockholder Engagement
At the 2022 annual meeting of stockholders 55% of votes casts were cast in favor of the compensation of our named executive officers. In response to the results, we engaged in the process of reaching out to our stockholders to receive input on our executive compensation program, which continues to evolve.
As we evaluated our compensation practices and talent needs throughout 2022, we were mindful of the level of support our stockholders expressed for our philosophy of linking compensation to our financial, operational and strategic goals in alignment with our overall goal of increasing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation program. In addition, our Chief Executive Officer or former Chief Financial Officer, or both, reached out to stockholders representing a significant majority of our total outstanding shares of common stock and met with stockholders representing approximately 45% of our total outstanding shares of common stock (and 62% of our institutional investors). In addition to other governance and operational topics, we discussed our compensation practices with the stockholders. No stockholder raised any concerns with our general compensation practices. However, we did receive comments regarding a past situation where we provided severance to a departing executive where such separation was incorrectly identified as a voluntary resignation. As a result of those conversations, the Board reiterates its firm commitment to following the Company policy to only provide severance to departing executive officers who are involuntarily terminated or who leave the business for “good cause” (as defined in their agreements) and not to provide severance to departing executives who voluntarily resign from the Company. No executive officer currently has a contractual right to receive severance in connection with a voluntary retirement in the future.
Named Executive Officers
For the fiscal year ended September 30, 2022, the named executive officers were:
•Scipio “Max” Carnecchia, our Chief Executive Officer (“CEO”);
•Frank Teruel, our former Chief Financial Officer (“CFO”);(1)
•Michael E. Diamond, our General Manager (“GM”);
•Scott Marcus, our Former General Counsel and Secretary;(2) and
•Stephen J. Ritter, our Former Chief Technology Officer (“CTO”).(3)
(1) Mr. Teruel resigned as our CFO effective as of January 31, 2023.
(2) Mr. Marcus’ employment with the Company was terminated by the Company on January 20, 2023.
(3) Mr. Ritter resigned as our CTO on April 28, 2023.
Compensation Philosophy and Objectives
Our compensation philosophy is built upon the principles of pay for performance, shared ownership and alignment with the long-term interests of our stockholders. We believe that every aspect of our compensation programs, including the mix of short-term and long-

term cash and equity incentive awards, should enhance our ability to maximize stockholder value over time. Our specific objectives consistent with that philosophy are to:
•align our executive officers’ compensation with our business objectives and the interests of our stockholders;
•foster a goal-oriented, highly motivated management team whose participants have a clear understanding of our business objectives and shared corporate values; and
•enable us to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment.
To meet these objectives the Compensation Committee has designed a compensation program that combines “fixed” forms of compensation including base salaries and certain other benefits with “at-risk” forms of compensation including performance-based annual incentives and long-term equity incentive awards. At-risk forms of compensation are based upon the achievement of corporate and individual goals established by the Compensation Committee. While our objectives guide the development of our compensation programs, we may alter our programs and practices according to our evolving needs within the constraints of any agreements in place with individual employees.
Process for Establishing Compensation
Role of the Compensation Committee and Executive Officers
The current members of the Compensation Committee are Ms. Stevenson and Messrs. Gupta and Hale. Ms. Stevenson serves as chairperson of the Compensation Committee. Each of these individuals qualifies as (i) an “independent director” under the requirements of Nasdaq listing rules, (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. The Compensation Committee is responsible for monitoring the performance and compensation of our named executive officers, reviewing compensation plans and administering our incentive plans.
The Compensation Committee operates under a written charter and is responsible for annually recommending, reviewing and approving (or recommending for the Board to approve) the amount and form of compensation of our CEO and our other executive officers. In so doing, the Compensation Committee considers recommendations from our CEO in determining executive compensation. Specifically, our CEO recommends base salary increases, annual cash incentive opportunities, and equity award levels for executives other than himself and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. The Compensation Committee has, and exercises, the ability to materially increase or decrease the compensation amounts recommended by our CEO. Our CEO is also involved in our executive compensation process by providing input on the performance criteria applicable to other executives. Our Compensation Committee regularly meets in executive session, with our CEO not in attendance, where decisions are made regarding his compensation.
The Compensation Committee also considers the input of our compensation consultant. For the 2022 fiscal year, the Compensation Committee selected the consulting firm Frederic W. Cook & Company, Inc. (“F.W. Cook” or the “Compensation Consultant”) as our Compensation Consultant (see “Role of the Compensation Consultant” for additional information on our Compensation Consultant). The Compensation Committee has again selected the consulting firm of F.W. Cook as our compensation consultant for fiscal year 2023. Although the Compensation Committee considers the input of our CEO and Compensation Consultant, it is not bound by such recommendations. The Compensation Committee’s determinations with respect to the compensation of the CEO and other named executive officers are submitted to the Board for final approval.
Role of the Compensation Consultant
The Compensation Committee has assessed the independence of the Compensation Consultant and determined that no conflict of interest exists under the rules established by the SEC. The Compensation Committee reviews the independence of its advisors annually.
In designing compensation programs and determining compensation levels for our named executive officers for the 2022 fiscal year, the Compensation Committee retained the services of the Compensation Consultant to formulate a report and make recommendations regarding our compensation programs and executive compensation levels. The Chairperson of the Compensation Committee worked directly with the Compensation Consultant to determine the scope of the work needed to advise the Compensation Committee in its decision-making processes. The Compensation Consultant provided the Compensation Committee with benchmark comparative data for our named executive officers with respect to base salaries, target and actual total cash compensation levels, long-term incentive values, and total direct compensation.
In making compensation decisions for the 2022 fiscal year, the Compensation Committee compared each element of total direct compensation against a peer group of 14 publicly traded, technology companies with an emphasis on application software companies or well as internet services and infrastructure companies with which the Compensation Committee believes we compete for executive talent. We collectively refer to this group as the “Compensation Peer Group.” The pay data for this group was analyzed by the Compensation Consultant using each company’s recent public filings. This Compensation Peer Group was used, when available, for our named executive officers. We generally select Peer Group companies with broadly similar revenues and 12-month trailing market capitalizations. For the fiscal year 2022, the specific criteria utilized were: (i) annual revenues between $80 million and $310 million; (ii) market capitalizations between $125 million to $1.15 billion; (iii) headquartered in major metropolitan areas (reflecting similar cost of living as the Company); and (iv) with broadly similar equity valuation relative to revenues. The following is a list of the 14 companies comprising our Compensation Peer Group for the 2022 fiscal year:

A10 Networks, Inc.*	Brightcove, Inc.	OneSpan, Inc.
Agilysys, Inc.	ChannelAdvisor Corp.	Upland Software, Inc.
American Software, Inc.	eGain Corporation	Veritone, Inc.*
Asure Software, Inc.	Model N, Inc.	Viant Technology, Inc.*
Benefitfocus	ON24, Inc.*
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 * Designates additions to our peer group for fiscal 2022 versus fiscal 2021

The Compensation Committee used the peer group data provided by the Compensation Consultant to make an initial determination of the competitiveness of total direct compensation for each executive. Our Compensation Committee makes adjustments, down or up, from such market-based information based on its assessment of contribution and retention risk for each executive.
Components of Executive Compensation
The Company’s executive compensation program consists of the following elements:
•base salary;
•annual cash incentives;
•equity-based incentives;
•other benefits; and
•severance and change of control plans.
Base Salary
We provide a base salary to our named executive officers to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salaries will typically reflect the experience, skills, knowledge and responsibilities of each named executive officer in keeping with competitive market practice.
The initial base salaries of our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience and prior salary level. Thereafter, salary reviews are typically performed annually in conjunction with performance reviews. As necessary or appropriate, the Compensation Committee reviews and recommends adjustments to the base salaries of our executive officers to the Board.
The Compensation Committee typically targets named executive officers’ salaries at the median level of salaries of executives with similar roles at comparable companies, however other factors may lead to salaries that are higher or lower than the median. The Compensation Committee believes that the median for base salaries is generally the minimum cash compensation level that would allow us to attract and retain talented executives.
For fiscal year 2022, Messrs. Diamond and Ritter received increases of approximately 3.0% of their respective base salaries consistent with market trends and practices. The Company held the base salaries of Messrs. Carnecchia and Teruel at their fiscal year 2021 levels as this component of compensation was deemed appropriate relative to competitive market levels. The following table summarizes the base salaries of our named executive officers for the fiscal years ending September 30, 2021 and September 30, 2022:

Named Executive Officer	2021 Base Salary		Increase for 2022	2022 Base Salary
Scipio Maximus Carnecchia	$450,000		—%	$450,000
Frank Teruel	$360,000	(1)	—%	$360,000
Michael E. Diamond	$305,000		3.0%	$314,150
Scott Marcus	$—		N/A	$340,000	(2)
Stephen J. Ritter	$300,012		3.0%	$309,000
(1) Reflects the annualized base salary of Mr. Teruel. Mr. Teruel was appointed to his position as CFO in July 2021, and accordingly, the cash salary actually paid to him was less than the annualized base salary reflected herein.

(2) Reflects annualized base salary of Mr. Marcus. Mr. Marcus was appointed to this position as General Counsel & Secretary in March 2022, and accordingly, the cash salary actually paid to him was less than the annualized base salary reflected herein. Mr. Marcus’ employment with the Company was terminated on January 20, 2023.

Annual Cash Incentive
Our annual cash incentive plan is one of the key components of the “at-risk” compensation we offer to our executives. We utilize our annual cash incentive plan to reward performance achievements with a time horizon of one year or less. Our plan is intended to motivate and reward our executives for their contributions toward meeting longer-term corporate financial and strategic goals aligned with the interests of our stockholders.
In developing our annual cash incentive plan, the Compensation Committee sets targets which it believes reflect the business opportunity within our industry and are consistent with achieving our short and long-term goals. The target achievement levels are based on the Board-approved operating plan, which reflects the Company’s target performance for the upcoming fiscal year and are calibrated such that they are challenging enough to require strong and consistent efforts by the executives in order to be achieved.
In January 2022, based upon the recommendation of the Compensation Committee, the Board approved the Company’s executive annual incentive program for the fiscal year ending September 30, 2022 (the “2022 Annual Incentive Plan”). Pursuant to the terms of the 2022 Annual Incentive Plan, the Company’s executives were eligible to receive cash incentives based upon the achievement of certain corporate and individual performance goals during the 2022 fiscal year.
The Compensation Committee reviewed each executive’s target as a percentage of their base salary. As part of this review, the target for our CEO remained at 100% of his annualized salary, the target for our CTO remained at 60% of their respective annualized salaries, and the targets for our GM and Chief Legal Officer remained at 50% of their respective annualized salaries. For participants who are director-level and above, 80% of the target incentive is based upon achievement of the revenue component of the 2022 Plan (with either (i) 100% of such target based upon the primary business area or (ii) 65% and 15% of such target based upon the primary and secondary business areas, respectively) and the remaining 20% is based upon achievement of the non-GAAP operating income margin component of the 2022 Plan, subject to additional limitations, as set forth in the 2022 Plan. The maximum incentive payable to each executive under the 2021 Cash Incentive Plan was 200% of their respective targets.
Following the end of the 2022 fiscal year, the Compensation Committee assessed the Company’s performance against the corporate performance components and determined that the Company had achieved 101% of its revenue plan and 97% of its non-GAAP operating margin plan. The Compensation Committee awarded the following annual incentive amounts, which amounts were paid in the fourth calendar quarter of 2022:

Named Executive Officer	2022 Cash Incentive Target (as a percentage of base salary)	2022 Cash Incentive Target (base * target %) (1)	2022 Actual Cash Incentive
Scipio Maximus Carnecchia	100%	$450,000	$459,000
Frank Teruel	50%	180,000	183,600
Michael E. Diamond	50%	157,075	169,641
Scott Marcus(2)	50%	170,000	98,838
Stephen J. Ritter	60%	185,400	189,108
(1)Reflects the annualized incentive target of the named executive officer.
(2)Mr. Marcus was not a participant in the 2022 Cash Incentive Plan, and accordingly, did not have a 2022 bonus target set forth under the 2022 Cash Incentive Plan. The bonus target, as a percentage of base salary, was determined by the Board, based on the recommendations of the Compensation Committee, consistent with the bonus targets assigned to participants in the 2022 Cash Incentive Plan based on Mr. Marcus’ role with the Company.
Equity-Based Incentives
Our long-term equity incentives are another key component of our “at-risk” compensation and are intended to reward longer-term performance and further align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our executive officers through the use of equity incentives.
The Company’s current equity-based incentive practice is to grant a combination of time-based RSUs and performance-based RSUs (“PSUs”) to its executives with 50% of the grant value designated as RSUs and 50% of the grant value designated as PSUs. Equity incentives are granted to our executive officers under the Mitek Systems, Inc. 2020 Incentive Plan (the “2020 Plan”). RSUs granted under the 2020 Plan may be issued in consideration of the recipient’s past or future services performed for the Company. RSUs generally vest over a period of four years from the date of grant and PSU’s generally vest in equal annual installments over a period of three years from the date of grant (each such year, a “Performance Period”) if the Company meets annual performance criteria for the applicable Performance Period. The annual performance criteria for each annual Performance Period is tied to whether the percentage increase in the value of our common stock meets or exceeds the percentage increase in the value of the Russell 2000 Index during such Performance Period. In order to make a determination as to whether the annual performance criteria is met, the Company reviews a hypothetical investment in both our common stock and the Russell 2000 Index with a purchase price equal to the average closing price of each for the 20-trading days immediately preceding the start of the applicable Performance Period. At the end of the applicable Performance Period, the value of the hypothetical investments is determined by assuming the sale of each based on the average closing price of each from the immediately preceding 20-trading days. The percentage change is determined by comparing the increase in value to the starting investment. Additionally, a portion of the PSUs may vest during a later Performance Period if the cumulative percentage increase in value of our common stock measured over the current and all previous Performance Periods exceeds the cumulative percentage increase in value of the Russell 2000 Index.
Typically, the size and form of the initial equity awards for our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired. In order to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, the Compensation Committee considers, among other things, the prospective role and responsibility, the competitive market for similar positions, and the amount of equity-based compensation which may have been forfeited by the executive officer at his or her former employer. Thereafter, the Compensation Committee reviews the equity holdings of our executive officers annually and recommends to the Board the grant of equity awards.
The following table sets forth the number of equity awards granted during the fiscal year ended September 30, 2022:

Named Executive Officer	Restricted Stock Units(1)	Performance-based Restricted Stock Units(2)
Scipio Maximus Carnecchia	117,995	157,327
Frank Teruel	4,868	6,490
Michael E. Diamond	20,649	27,533
Scott Marcus	42,950	47,721
Stephen J. Ritter	17,700	23,599
———————
(1) The RSUs will vest over a period of four years with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, subject to the holder’s continued service to the Company through each vesting date.
(2) The PSUs will vest in equal annual installments over a period of three years from the date of grant should certain performance metrics be achieved during the applicable Performance Period, subject to the holder’s continued service to the Company through each vesting date.
Other Benefits
We maintain a 401(k) plan that allows participating employees to contribute a percentage of their salary on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Service Code and subject to annual limits. The Company made matching contributions to the plan for the previous five years ending December 31st. The Company made matching contributions to the plan for the calendar year ended December 31, 2022.
In addition, we provide health, dental, vision and life and long-term disability insurance benefits to all full-time employees, including our named executive officers. We believe these benefits are competitive with the benefits of companies with which we compete for employees.
Severance and Change of Control Plans
The Compensation Committee provides our executives with severance and change of control protection when it determines that such protection is necessary to attract or retain an executive. Under the terms of their respective executive severance and change of control plans, each named executive officer is entitled to receive certain severance payments and benefits in the event that he is terminated without cause or resigns for good reason and/or is terminated in connection with a change of control of the Company, subject in all cases to certain conditions. The severance payments and benefits that are payable under these plans are further described below in the section entitled “Potential Payments Upon Termination or Change of Control.”
Executive Compensation for the 2023 Fiscal Year
Components of Executive Compensation

Base Salary. Based on input from the Compensation Consultant relative to competitive market levels, the Compensation Committee recommended and the Board approved increases in the base salaries for some of our named executive officers for the 2023 fiscal year. Messrs. Carnecchia, Diamond and Marcus received increases of 5.6%, 11.4%, and 2.2%, respectively. The base salaries of Messrs. Teruel and Ritter remained unchanged from their 2022 levels as this component of compensation was deemed appropriate. The following table summarizes the base salaries of our named executive officers for the fiscal years ending September 30, 2022 and 2023:

Named Executive Officer	2022 Base Salary		Increase for 2022	2023 Base Salary(1)
Scipio Maximus Carnecchia	$450,000		5.6%	$475,000
Frank Teruel	$360,000		—%	$360,000	(2)
Michael E. Diamond	$314,150		11.4%	$350,000
Scott Marcus	$340,000	(3)	2.2%	$347,500	(3)
Stephen J. Ritter	$309,000		—%	$309,000	(4)
———————
(1) These base salaries were effective beginning January 1, 2023.
(2) Reflects the annualized base salary of Mr. Teruel. Mr. Teruel resigned effective as of January 31, 2023 and accordingly, the cash salary actually paid to him is less than the annualized salary reflected herein.
(3) Reflects the annualized base salary of Mr. Marcus. Mr. Marcus’ employment with the Company began in March 2022 and ceased on January 20, 2023 and accordingly, the cash salary actually paid to him was less than the annualized salary reflected herein.
(4) Reflects the annualized base salary of Mr. Ritter. Mr. Ritter resigned on April 28, 2023 and accordingly, the cash salary actually paid to him is less than the annualized salary reflected herein.

Annual Cash Incentive. In March 2023, the Board, based upon the recommendation of the Compensation Committee, approved the Company’s executive cash incentive program for the fiscal year ending September 30, 2023 (the “2023 Cash Incentive Plan”). Pursuant to the terms of the 2023 Cash Incentive Plan, the Company’s executive officers will be eligible to receive cash incentives based upon the achievement of certain corporate and individual performance goals during the 2023 fiscal year. These incentives are designed to attract, motivate, retain and reward the Company’s executives. Under the 2023 Cash Incentive Plan, our Chief Executive Officer has a bonus target equal to 120% of his annualized salary; our Chief Financial Officer has a bonus target equal to 50% of his annualized salary; our Chief Technology Officer has a bonus target equal to 60% of his annualized salary; our Chief Legal Officer has a bonus target equal to 50% of his annualized salary and our General Manager has a bonus target equal to 50% of his annualized salary. Under the 2023 Cash Incentive Plan, achievement is tied to two financial metrics, revenue and non-GAAP operating income margin calculated with respect to the Company’s key business areas, deposits, core identity and ID R&D, Inc., a direct wholly owned subsidiary of the Company ("ID R&D"). Participants in the deposits and core identity business areas are assigned a primary and secondary business area for purposes of the 2023 Cash Incentive Plan. For participants who are director-level and above, 80% of the target incentive is based upon achievement of the revenue component of the 2023 Cash Incentive Plan (with either (i) 100% of such target based upon the primary business area or (ii) 65 percentage points and 15 percentage points of such target based upon the primary and secondary business areas, respectively) and the remaining 20% is based upon achievement of the non-GAAP operating income margin component of the 2023 Cash Incentive Plan. The maximum incentive payable to each executive under the 2023 Cash Incentive Plan is 200% of their respective targets.

Equity-Based Incentives. On November 30, 2022, the Board, based upon the recommendation of the Compensation Committee, approved the following grants of performance-based restricted stock units (the “performance-based RSUs”) for the fiscal year ending September 30, 2023: Mr. Carnecchia—130,333, shares; Mr. Teruel—19,550 shares; Mr. Marcus—13,034 shares; and Mr. Diamond—32,584 shares. The performance-based RSUs vest in equal annual installments over a period of three years from the date of grant should certain performance metrics be achieved. The performance-based RSUs will vest an additional 33% based on over-achievement of the aforementioned performance metrics. In addition, on November 30, 2022, the Board, based on recommendation of the Compensation Committee, approved the following grants of time-based restricted stock units (the “time-based RSUs”) for the fiscal year ended September 30, 2023: Mr. Carnecchia—97,752, shares; Mr. Teruel—14,663 shares; Mr. Marcus—9,776 shares; and Mr. Diamond—24,438 shares. The time-based RSUs will vest in equal installments over a period of four years from the date of grant.
Tax Considerations
Section 162(m) of the Code. Section 162(m) of the Code generally places a $1,000,000 limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the Tax Cuts and Jobs Act of 2017, performance-based compensation paid to our “covered employees,” such as annual cash incentives and performance-based RSUs, was generally excluded from this $1,000,000 deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available after 2018. The Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, including the impact of these tax law changes. However, the Compensation Committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.
Risks Related to Compensation Policies and Practices
The Compensation Committee has considered whether the Company’s overall compensation program for its employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long and short-term compensation incentives that we believe are properly weighted and the uniformity of compensation policies across the Company, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.
Hedging and Pledging Prohibition
As part of our insider trading policy, our executives and directors (including their respective spouses, persons living in their households, minor children and entities over which such persons exercise control) are prohibited from short selling and buying or selling puts, calls or other derivative securities on our securities, and from engaging in hedging, forward sale and other similar derivative transactions of our securities. In addition, our executives and directors are prohibited from holding our securities in a margin account or pledging our securities as collateral for loans.

Clawback Policy

Our 2020 Plan provides that all incentive compensation issued pursuant to the 2020 Plan is subject to recoupment as required by law or if the Board determines that the award was predicated on achievement of certain financial results that were the subject of a material financial restatement, the participant engaged in fraud or misconduct that caused the material financial restatement, and a lower granting, vesting or payment of such award would have occurred. This policy applies to all participants (including executives) and covers all Awards granted under the 2020 Plan (including cash awards).
Summary Compensation Table
The following table sets forth certain information regarding the compensation earned by each of our named executive officers during the fiscal years ended September 30, 2022, 2021 and 2020:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Scipio Maximus Carnecchia	2022	450,000		—		4,701,320	—	459,000	720	5,611,040
Chief Executive	2021	450,000		—		2,283,961	—	724,500	2,580	3,461,041
Officer	2020	450,000		—		376,307	—	514,980	2,187	1,343,474
Frank Teruel	2022	360,000		—		193,946	—	183,600	1,470	739,016
Former Chief Financial Officer	2021	73,636	(4)	60,915	(5)	1,200,012	—	—	231	1,334,794
Michael E. Diamond	2022	311,862		—		822,742	—	169,641	1,590	1,305,835
General Manager	2021	302,750		—		399,698	—	173,316	1,080	876,844
	2020	296,000		—		394,340	—	176,188	3,413	869,941
Scott Marcus Former General Counsel & Secretary	2022	193,182		—		1,266,674	—	98,838	420	1,559,114
Stephen J. Ritter	2022	306,753		—		705,210	—	189,108	720	1,201,791
Former Chief	2021	298,119		—		342,596	—	290,082	1,080	931,877
Technology Officer	2020	292,438		—		219,086	—	200,108	1,645	713,277
———————

(1)The amounts shown under the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value of RSUs (including certain Senior Executive Performance RSUs) and option awards, respectively, granted to each named executive officer in the year indicated, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 7 to our financial statements included in our Form 10-K filed with the SEC on July 31, 2023. As of November 2022, the performance period for our Senior Executive Performance RSUs ended and the Company’s stock performance during the performance period did not result in the vesting of any Senior Executive Performance RSUs.
(2)The amounts shown under the Non-Equity Incentive Plan Compensation column represent annual cash bonuses earned pursuant to the Company’s cash incentive plans that were in effect for the applicable year.
(3)Represents group term life insurance and long-term disability premiums and wellness benefits paid on behalf of our named executive officers in the fiscal years ended September 30, 2022, 2021, and 2020, unless otherwise noted.
(4)Represents the portion of Mr. Teruel’s base salary earned during the portion of the 2021 fiscal year during which Mr. Teruel commenced his employment with the Company (July 2021).
(5)Represents a discretionary bonus of $60,915 with respect to Mr. Teruel’s service to the Company during the 2021 fiscal year. Mr. Teruel joined the Company during the 2021 fiscal year, and thus was not a participant in the Company’s executive cash incentive program for the fiscal year ended September 30, 2021 (the “2021 Cash Incentive Plan”), but was awarded this discretionary bonus by the Board, based on recommendations of the Compensation Committee, consistent with the targets and criteria set forth in the 2021 Cash Incentive Plan, pro-rated to reflect the portion of the year during which Mr. Teruel served in his position.

Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended September 30, 2022:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (4)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)
Scipio Maximus	11/26/2021	—	—	—	58,998	117,995	157,327	117,995	$4,701,320
Carnecchia	1/12/2022	$81,000	$450,000	$900,000	—	—	—	—	—
Frank Teruel	11/26/2021	—	—	—	2,434	4,868	6,490	4,868	$193,946
	1/12/2022	$32,400	$180,000	$360,000	—	—	—	—	—
Michael E. Diamond	11/26/2021	—	—	—	10,325	20,649	27,533	20,649	$822,742
	1/12/2022	$28,274	$157,075	$314,150	—	—	—	—	—
Scott Marcus	3/7/2022	—	—	—	17,896	35,791	47,721	42,950	$1,266,674
	1/12/2022	$30,600	$170,000	$340,000	—	—	—	—	—
Stephen J. Ritter	11/26/2021	—	—	—	8,850	17,700	23,599	17,700	$705,210
	1/12/2022	$33,372	$185,400	$370,800	—	—	—	—	—
———————
(1)These named executive officers were participants in the 2022 Cash Incentive Plan and were eligible to receive cash bonuses based upon the achievement of certain corporate performance goals as described below.
(2)This column sets forth the number of shares of common stock underlying the PSUs that were granted to the named executive officers. If the named executive officers do not satisfy the performance-based vesting conditions with respect to such PSU awards, such awards will not vest, and the named executive officers will not receive any shares of Common Stock with respect to such awards. Once the performance-based vesting condition is achieved and the time-based vesting periods are complete, the full amount of the PSUs will become vested and payable to the named executive officers. See section titled “Equity-Based Incentives” and footnote (3) below for further information.
(3)RSUs and PSUs were granted to Messrs. Carnecchia, Teruel, Diamond, and Ritter on November 26, 2021. 50% of the grant value was designated as RSUs and 50% of the grant value designated as PSUs. RSUs and PSUs were also granted to Mr. Marcus upon commencement of his employment with the Company on March 7, 2022. The value of the RSUs and PSUs granted to Mr. Marcus were $600,012 and $666,662, respectively. Mr. Marcus left the Company in January 2023 and no RSUs or PSUs vested. The RSUs will vest 25% of the shares over four years on each one-year anniversary of the respective date of grant. The PSUs will vest in equal annual installments over a period of three years from the respective date of grant should certain performance metrics be achieved during the applicable Performance Period. The performance metrics with respect to the vesting of the PSUs are tied to the percentage increase in the value of our common stock as compared to the percentage increase in the value of the Russell 2000 Index during the applicable Performance Period. In order to make a determination as to whether the annual performance criteria is met, the Company reviews a hypothetical investment in both our common stock and the Russell 2000 Index with a purchase price equal to the average closing price of each for the 20-trading days immediately preceding the start of the applicable Performance Period. At the end of the applicable Performance Period, the value of the hypothetical investments is determined by assuming the sale of each based on the average closing price of each from the immediately preceding 20-trading days. The percentage change is determined by comparing the increase in value to the starting investment. To the extent that our common stock performance is less than equal to, but at least 85% of, the performance of the Russell 2000 Index, a pro-rata portion of the shares will be vested. To the extent that our common stock performance is greater than 100% of the performance of the Russell 2000 Index, a pro-rata portion of additional shares will vest. Additionally, a portion of the PSUs may vest during a later Performance Period if the cumulative percentage increase in value of our common stock measured over the current and all previous Performance Periods exceeds the cumulative percentage increase in value of the Russell 2000 Index.
(4)The amounts disclosed in the “Grant Date Fair Value of Stock and Option Awards” column are equal to the aggregate grant date fair value of each RSU and PSU award computed in accordance with ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 7 to our financial statements included in our Form 10-K filed with the SEC on July 31, 2023.
Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table
For a narrative discussion of the Summary Compensation Table and the Grants of Plan-Based Awards table, see the footnotes to the tables as well as the Compensation Discussion and Analysis of this Proxy Statement. In addition, below is a description of the material compensation-related terms of all employment arrangements in effect during the fiscal year ended September 30, 2022 with our named executive officers, including annual base salaries during the fiscal year ended September 30, 2022 as well as their current annual base salaries. For a description of the payments and benefits that would be provided to our named executive officers in connection with a termination of their employment or a change of control, see the section below entitled “Potential Payments Upon Termination or Change of Control.”

Scipio "Max" Carnecchia

In November 2018, we entered into an executive employment agreement with Scipio Maximus Carnecchia, our CEO. Mr. Carnecchia’s annual base salary for our 2022 fiscal year was $450,000 and his current annual base salary is $475,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Carnecchia is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Frank Teruel
In June 2021, we entered into a letter agreement with Frank Teruel, our former CFO. Mr. Teruel’s annual base salary during our 2022 fiscal year was $360,000 and his annual base salary when he resigned in January 2023 was $360,000. He was eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Teruel was also entitled to receive certain severance payments and benefits in the event that his employment was terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Michael E. Diamond
In June 2012, we entered into a letter agreement with Michael E. Diamond, our GM. Mr. Diamond’s annual base salary during our 2022 fiscal year was $314,150 and his current annual base salary is $350,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Diamond is also entitled to receive certain severance payments and benefits in the event that his employment is terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Scott Marcus

In March 2022, we entered into a letter agreement with Scott Marcus, our former General Counsel & Secretary. Mr. Marcus’ annual base salary during our 2022 fiscal year was $340,000 and his annual base salary when he ceased to be employed with the Company in January 2023 was $347,500. He was eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Marcus was also entitled to receive certain severance payments and benefits in the event that his employment was terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Stephen J. Ritter
In January 2016, we entered into a letter agreement with Stephen J. Ritter, our former CTO. Mr. Ritter’s annual base salary during our 2022 fiscal year was $309,000 and his annual base salary when he resigned in April 2023 was $309,000. He was eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Ritter was also entitled to receive certain severance payments and benefits in the event that his employment was terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our named executive officers as of September 30, 2022:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock Not Yet Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)
Scipio Maximus Carnecchia	87,149	(3)	3,790	—	9.50	11/6/2028	—		—
	57,545	(4)	23,695	—	9.50	11/6/2028	—		—
	—	(5)	—	800,000	9.50	11/6/2028	—		—
	—		—	—	—	—	11,843	(6)	108,482
	—		—	—	—	—	23,685	(7)	216,955
	—		—	—	—	—	55,006	(8)	503,855
	—		—	—	—	—	63,345	(9)	580,240
	—		—	—	—	—	56,308	(10)	515,781
	—		—	—	—	—	117,995	(14)	1,080,834
	—		—	—	—	—	156,933	(15)	1,437,506
Frank Teruel	—		—	—	—	—	49,479	(11)	453,228
	—		—	—	—	—	4,868	(14)	44,591
	—		—	—	—	—	6,474	(15)	59,302
Michael E. Diamond	58,099	(3)	2,527	—	9.50	11/06/28	—		—
	—		—	—	—	—	7,895	(6)	72,318
	—		—	—	—	—	18,565	(12)	170,055
	—		—	—	—	—	12,377	(13)	113,373
	—		—	—	—	—	11,086	(9)	101,548
	—		—	—	—	—	9,855	(10)	90,272
	—		—	—	—	—	20,649	(14)	189,145
	—		—	—	—	—	27,463	(15)	251,561
Scott Marcus	—		—	—	—	—	42,950	(16)	393,422
	—		—	—	—	—	47,721	(17)	437,124
Stephen J. Ritter	29,049	(3)	1,264	—	9.50	11/06/28	—		—
	—		—	—	—	—	3,948	(6)	36,164
	—		—	—	—	—	10,314	(12)	94,476
	—		—	—	—	—	6,876	(13)	62,984
	—		—	—	—	—	9,502	(9)	87,038
	—		—	—	—	—	8,448	(10)	77,384
	—		—	—	—	—	17,700	(14)	162,132
	—		—	—	—	—	23,541	(15)	215,636
———————
(1)The option awards expire 10 years from the date of grant, and may be subject to earlier expiration in connection with a termination of employment.
(2)The closing price of our common stock on the Nasdaq Capital Market as of September 30, 2022 was $9.16 per share.
(3)The shares subject to the option award vested over a period of four years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and the remaining shares subject to such option vesting in equal monthly installments thereafter, and will be fully vested on November 6, 2022.

(4)The shares subject to the option award vested over a period of five years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and the remaining shares subject to such option vesting in equal monthly installments thereafter, and will be fully vested on November 6, 2023.
(5)The shares subject to the performance equity award vest upon the closing market price of the Company’s common stock achieving certain predetermined levels and Mr. Carnecchia’s serving as the CEO of the Company for at least three years.
(6)The shares subject to the RSU award vested over a period of four years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 6, 2022.
(7)The shares subject to the RSU award vest over a period of five years from November 6, 2018, the date of grant, with 25% of the shares subject to the award vesting on the second anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 6, 2023.
(8)The shares subject to the PSU award vest over a period of four years from March 20, 2020, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments on the second and third anniversaries of the date of grant. The shares are also subject to an additional one-year vesting period and will be fully vested on March 20, 2024.
(9)The shares subject to the RSU award vest over a period of four years from November 27, 2020, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal installments, and will be fully vested on November 27, 2024.
(10)The shares subject to the PSU award vest over a period of three years from November 27, 2020, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 27, 2023.
(11)The shares subject to the RSU award vest over a period of four years from July 19, 2021, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on July 19, 2025.
(12)The shares subject to the RSU award vest as follows: 37.5% on the one-year anniversary of the date of grant of March 20, 2020, 12.5% on November 14, 2021, and 25% on each of November 14, 2022 and 2023.
(13)The shares subject to the PSU award vested over a period of three years from March 20, 2020, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and were fully vested as of March 20, 2023.
(14)The shares subject to the RSU award vest over a period of four years from November 26, 2021, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal installments, and will be fully vested on November 26, 2025.
(15)The shares subject to the PSU award vest over a period of three years from November 26, 2021, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 26, 2024.
(16)The shares subject to the RSU award vest over a period of four years from March 7, 2022, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on March 7, 2026.
(17)The shares subject to the PSU award vest over a period of three years from March 7, 2022, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on March 7, 2025.

Option Exercises and Stock Vested
The following table sets forth information regarding exercise of option awards and vesting of shares underlying RSUs for our named executive officers for the fiscal year ended September 30, 2022:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Scipio Maximus Carnecchia	—	$—	100,787	$1,670,374
Frank Teruel	—	—	16,492	157,828
Scott Marcus	—	—	—	—
Michael E. Diamond	—	—	37,953	623,441
Stephen J. Ritter	—	—	29,564	492,390
———————
(1)The value realized equals the number of shares acquired on exercise multiplied by the difference between the per share closing price of the Company’s common stock on the date of exercise and the per share exercise price of the option.
(2)Amounts include shares tendered to us for payment of payroll tax obligations.
(3)The value realized equals the number of shares vested multiplied by the per share closing price of the Company’s common stock on the date of vesting.

Pension Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation
No pension benefits were paid to any of our named executive officers during the fiscal year ended September 30, 2022. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.
Potential Payments Upon Termination or Change of Control
Scipio Maximus Carnecchia
On November 6, 2018, we entered into an Executive Employment Agreement with Scipio Maximus Carnecchia ( the “Carnecchia Employment Agreement”).
Under the terms of the Carnecchia Employment Agreement, if Mr. Carnecchia’s employment with the Company is terminated by the Company without “cause” or by Mr. Carnecchia for “good reason” (each as defined in the Carnecchia Employment Agreement), in each case, other than in connection with a Change of Control, then as long as Mr. Carnecchia signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 100% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twelve (12) months of COBRA continuation coverage; (iv) all equity awards granted to him will be treated as set forth in the applicable award agreements and plan documents to which such equity awards are subject; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.
Pursuant to the Carnecchia Employment Agreement, if Mr. Carnecchia’s employment with the Company is terminated without “cause” or for “good reason” at any time two months prior to or within 24 months after a Change of Control, then as long as Mr. Carnecchia signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 200% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twenty-four (24) months of COBRA continuation coverage; (iv) (A) all non-performance equity awards granted to him will vest and become immediately exercisable, (B) (1) any time vesting requirement of any performance equity awards shall be deemed to be satisfied and (2) the share price for determining whether the performance vesting requirement of any performance equity awards has been satisfied shall be the per share price payable to the stockholders of the Company in connection with the Change of Control, and (C) any restrictions of any kind imposed by the Company or any Company equity award plan or equity award agreement that relate to any equity securities or equity awards held by Mr. Carnecchia will lapse; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.
The timing of severance payments and benefits under the Carnecchia Employment Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A.
Frank Teruel
On May 10, 2021, we entered into an Executive Severance and Change of Control Plan with Frank Teruel, our Chief Financial Officer (the “Teruel Severance Plan”).

Under the terms of the Teruel Severance Plan, if we terminated Mr. Teruel’s employment without Cause (as defined below) or if Mr. Teruel terminated his employment for Good Reason (as defined below), Mr. Teruel would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Teruel’s annual base salary then in effect; and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Teruel and his dependents.
In addition, the Teruel Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminated Mr. Teruel’s employment without Cause or if Mr. Teruel terminated his employment with the Company for Good Reason, Mr. Teruel would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Teruel’s annual base salary then in effect; (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Teruel and his dependents; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Teruel.
The timing of severance payments and benefits under the Teruel Severance Plan could have been deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. Mr. Teruel resigned as our CFO effective as of January 31, 2023 and this agreement is therefore no longer in effect. As Mr. Teruel resigned and was not terminated without cause, the Company did not make any severance payments to Mr. Teruel.
Michael E.  Diamond
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Michael E. Diamond, our General Manager (the “Diamond Severance Plan”).
Under the terms of the Diamond Severance Plan, if we terminate Mr. Diamond’s employment without Cause (as defined below) or if Mr. Diamond terminates his employment for Good Reason (as defined below), Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account.
In addition, the Diamond Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Diamond’s employment without Cause or if Mr. Diamond terminates his employment with the Company for Good Reason, Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Diamond.
The timing of severance payments and benefits under the Diamond Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Diamond Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Diamond to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
Scott Marcus
On March 7, 2022, we entered into an Executive Severance and Change of Control Plan with Scott Marcus, our Former General Counsel & Secretary (the “Marcus Severance Plan”).
Under the terms of the Marcus Severance Plan, if we terminated Mr. Marcus’ employment without Cause (as defined below) or if Mr. Marcus terminated his employment for Good Reason (as defined below), Mr. Marcus would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Marcus’ annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Marcus and his dependents, excluding any flexible spending account.
In addition, the Marcus Severance Plan provided that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminated Mr. Marcus’ employment without Cause or if Mr. Marcus terminated his employment with the Company for Good Reason, Mr. Marcus would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Marcus’ annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Marcus and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Marcus.
The timing of severance payments and benefits under the Marcus Severance Plan could have been deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Marcus Severance Plan also provided for the reduction of any severance payments and benefits to Mr. Marcus to the extent necessary to ensure that he would not have received any “excess parachute payments” under Section 280G. Mr. Marcus’ employment with the Company was terminated by the Company without cause on January 20, 2023 and this agreement is therefore no longer in effect.
Stephen J. Ritter
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Stephen J. Ritter, our Chief Technology Officer (the “Ritter Severance Plan”).
Under the terms of the Ritter Severance Plan, if we terminated Mr. Ritter’s employment without Cause (as defined below) or if Mr. Ritter terminated his employment for Good Reason (as defined below), Mr. Ritter would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Ritter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Ritter and his dependents, excluding any flexible spending account.
In addition, the Ritter Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminated Mr. Ritter’s employment without Cause or if Mr. Ritter terminated his employment with the Company for Good Reason, Mr. Ritter would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Ritter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Ritter and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Ritter.
The timing of severance payments and benefits under the Ritter Severance Plan could have been deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Ritter Severance Plan also provided for the reduction of any severance payments and benefits to Mr. Ritter to the extent necessary to ensure that he would not have received any “excess parachute payments” under Section 280G. Mr. Ritter resigned as our CTO effective on April 28, 2023 and this agreement is therefore no longer in effect. As Mr. Ritter resigned and was not terminated without cause, the Company did not make any severance payments to Mr. Ritter in connection with his resignation.
For purposes of each of the foregoing severance plans:
•“Cause” generally means: (i) any material failure on the part of the executive to faithfully and professionally carry out his duties, subject to a 10-day cure period; (ii) the executive’s dishonesty or other willful misconduct (or in the case of the Carnecchia Employment Agreement, other misconduct), if such dishonesty or other willful misconduct (or in the case of the Carnecchia Employment Agreement, other misconduct), is intended to or likely to materially injure the business of the Company (and in the case of the Carnecchia Employment Agreement, materially injure the reputation of the Company); (iii) the executive’s conviction of any felony or of any other crime, in each case, involving moral turpitude; (iv) the executive’s insobriety or illegal use of drugs, chemicals or controlled substances in the course of performing his duties and responsibilities or otherwise materially affecting his ability to perform the same; and (v) any wanton or willful dereliction of duties by the executive. In addition to the foregoing, under the Carnecchia Employment Agreement, “Cause” also means the executive’s material breach of any written agreement with the Company or any of its affiliates or material violation of the Company’s Code of Business Conduct or any other material written policy of the Company.
•“Good Reason” generally means: (i) the Company’s breach of any of the material terms of the severance plan; (ii) the Company’s relocating its offices at which the executive is initially principally employed to a location either outside of the United States or more than 50 miles from both the executive’s residence and the offices of the Company (or in the case of the Carnecchia Employment Agreement, outside of the United States or outside of San Diego County), and that reassignment materially and adversely affects the executive’s commute and the executive is required to commute to such location without the executive’s written consent; (iii) a material diminution in the executive’s duties or responsibilities or conditions of employment (or in the case of the Carnecchia Employment Agreement, title); from those in effect on the effective date of the severance plan; (iv) any reductions which, in the aggregate, are more than 10% of the executive’s base salary in effect when any reduction is first imposed without the executive’s consent (other than such a reduction or reductions applicable generally to other senior executives of the Company) (or in the case of the Carnecchia Employment Agreement, a reduction of Mr. Carnecchia’s base salary or reduction of Mr. Carnecchia’s target bonus percentage without his consent); provided, however, that the executive must provide the Company with written notice of the executive’s intent to terminate his employment and a description of the event which the executive believes constitutes Good Reason within 60 days after the initial existence of the event, subject to a 30-day cure period in favor of the Company, and if the default is not cured, the executive must terminate within 90 days of the end of the cure period.
•“Change of Control” generally means the occurrence of any of the following events: (i) any person or group (within the meaning of Section 13(d) or 14(d), as applicable, of the Exchange Act) (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the voting power of our then outstanding securities (“Company Voting Securities”); (ii) the consummation of a share exchange or a merger or consolidation of the Company, where the Persons who were the beneficial owners of Company Voting Securities outstanding immediately prior to such transaction do not beneficially own more than 50% of the voting securities of the Company or the Acquiring Company (as defined in the applicable agreement) immediately after such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such transaction; (iii) a sale or other disposition of all or substantially all of our assets; or (iv) such time as the Continuing Directors (as defined in the applicable agreement Severance Plan) do not constitute at least a majority of the Board (or, if applicable, of the board of directors of a successor to the Company).
The table below estimates the amount of compensation and benefits to be provided to each of our named executive officers in the event of termination of such executive’s employment under certain circumstances. These amounts are estimates of the amounts that would be paid or provided to the executives upon termination of employment or a change of control had the termination occurred on September 30, 2022, the last business day of the fiscal year end. The actual amounts can only be determined at the time of such executive’s separation from the Company.
In the table below, the assumed payouts for the accelerated vesting of stock options were calculated by taking the difference between the exercise price of the unvested in-the-money stock option and $9.16, which was the per share closing price of our common stock on the Nasdaq Capital Market as of September 30, 2022, and multiplying that by the number of stock options which would become vested if the change of control had occurred on September 30, 2022. The assumed payouts for the accelerated vesting of RSUs were calculated by multiplying $9.16 by the number of shares of common stock underlying RSUs that would have vested if the change of control had occurred on September 30, 2022. These assumed payouts are determined for SEC disclosure purposes only and are not necessarily indicative of the actual benefit the executive would receive.

Name	Benefit	Involuntary Termination by the Company Without Cause or Resignation for Good Reason		Change of Control Termination Without Cause or Resignation for Good Reason
Scipio Maximus Carnecchia	Base Salary	$450,000	(1)	$900,000	(2)
	Equity Plans	—		1,986,511	(3)
	Health Benefits	31,710	(4)	63,421	(5)
Frank Teruel	Base Salary	180,000	(9)	180,000	(1)
	Equity Plans	—		497,819	(6)
	Health Benefits	11,086	(7)	11,086	(7)
Scott Marcus	Base Salary	170,000	(9)	170,000	(9)
	Equity Plans	—		393,422	(11)
	Health Benefits	15,855	(7)	15,855	(7)
Michael E. Diamond	Base Salary	314,150	(1)	314,150	(1)
	Equity Plans	—		533,066	(8)
	Health Benefits	18,188	(4)	18,188	(4)
Stephen J. Ritter	Base Salary	154,500	(9)	154,500	(9)
	Equity Plans	—		379,810	(10)
	Health Benefits	9,364	(7)	9,364	(7)
———————
(1)Amount represents 100% of the executive’s annual base salary in effect September 30, 2022, unless otherwise noted.
(2)Amount represents twice the amount of the executive’s annual base salary in effect at September 30, 2022.
(3)Amount represents accelerated vesting of 216,868 unvested RSUs as of September 30, 2022.
(4)Amount represents estimated payments for continued coverage under the Company’s health plans for up to 12 months, unless otherwise noted.
(5)Amount represents estimated payments for continued coverage under the Company’s health plans for up to 24 months.

(6)Amount represents accelerated vesting of 54,347 unvested RSUs as of September 30, 2022.
(7)Amount represents estimated payments for continued coverage under the Company’s health plans for up to six months.
(8)Amount represents accelerated vesting of 58,195 unvested RSUs as of September 30, 2022.
(9)Amount represents 50% of the executive’s annual base salary in effect September 30, 2022.
(10)Amount represents accelerated vesting of 41,464 unvested RSUs as of September 30, 2022.
(11)Amount represents accelerated vesting of 42,950 unvested RSUs of September 30, 2022.
Compensation Committee Interlocks and Insider Participation
During the 2022 fiscal year, Alex W. “Pete” Hart, James C. Hale, Kimberly S. Stevenson, Rahul Gupta, Scott Carter and Donna C. Wells served on the Compensation Committee. Mr. Hart retired from the Board in March 2022. None of these directors had at any time been an officer of the Company. During the 2022 fiscal year, no interlocking relationship existed between the Board or the Compensation Committee and the board of directors, compensation committee or human resources committee, as appropriate, of any other entity.

Principal Executive Officer (“PEO”) Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of the annual total compensation of our PEO to the median employee’s annual total compensation. Our PEO on July 31, 2022, the date on which the median employee was calculated, was Scipio Maximus Carnecchia. Mr. Carnecchia’s annualized total compensation for 2022 was $5,611,040. This amount equals Mr. Carnecchia’s compensation as reported in the Summary Compensation Table. The median employee’s (excluding the PEO) annual total compensation for 2022 was $90,991. Based on the foregoing, our estimate of the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee was 62 to 1.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the pay ratio reported by other companies.
Our PEO to median employee ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions and estimates described below.
In identifying our median employee, we used the annual base salary for each employee included in the Company’s payroll and other compensation records. All compensation amounts were annualized for permanent employees who did not work for the entire year, such as new hires and employees on paid or unpaid leaves of absence. We did not apply any cost-of-living adjustments nor did we use any form of statistical sampling. We captured employees as of July 31, 2022, consisting of approximately 596 individuals located worldwide (approximately 433 of which are located internationally). We excluded 141 employees of HooYu as the acquisition occurred in fiscal 2022 and 10 employees from Mexico as the employees in this jurisdiction represent less than 5% of our total employees, from our determination of the median employee.
During fiscal 2022, we paid our non-US employees in local foreign currency, which included Euros, GBPs, Pesos and Rubles. Amounts were converted into U.S. Dollars based on applicable exchange rates as of July 31, 2022 for purposes of calculating the PEO to median employee ratio.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of our Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Rahul Gupta
James C. Hale
Kimberly S. Stevenson

This foregoing report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

ENVIRONMENT, SOCIAL AND GOVERNANCE INITIATIVES
Mitek’s mission is to provide trust and convenience in an increasingly connected world, consistent with our commitment to environmental, social and governance (“ESG”) principles. It comprises specific priorities and commitments we are making, guided by our purpose and values to address various ESG risks and opportunities. Our Board and management believe that operating our business in line with corporate sustainability principles and in a socially and environmentally responsible manner furthers our purpose and creates the greatest value for our stakeholders. Our Nominating and Governance Committee oversees the Company’s ESG practices, and our Compensation Committee oversees our human capital management practices. During fiscal 2022, in order to advance our ESG initiatives and practices, in line with our operational and financial priorities, we engaged in discussions with certain stakeholders to obtain their input regarding our ESG priorities and initiatives. Based on such input, we leveraged company management and the board members participating in these committees to provide ESG committee stewardship and oversight on our goals and progress, with identified business owners for related ESG initiatives.
While our ESG plans and programs are subject to ongoing evolution, our priorities continue to center around three imperatives:
1.Doing our part to help sustain the planet and positively impact our community
2.Creating a culture of engagement, equity and inclusion
3.Conducting business with integrity
Doing our part to help sustain the planet and positively impact our communities
We are committed to creating value for our communities through providing economic opportunities, participating in volunteerism, and operating our business in a socially and environmentally responsible way. The communities in which we are located and where our employees live are critical stakeholders. We support community outreach through enabling employee time off for volunteerism and actively endorsing and/or sponsoring employee participation in local community events. As climate change continues to advance, we see the effects of rising temperatures and extreme weather events all around us, including in our operations and communities. As a result, we have prioritized leasing office space in buildings, such as our San Diego headquarters, that are Leadership in Energy and Environment Design (“LEED”) certified or a local equivalent of such certification in other jurisdictions. Additionally, as a technology company, we prioritize paperless workplaces and increased automation. For physical and technology assets that are at or near end of life, we have established a technology and property disposition program to repurpose the equipment, reset where possible, donate to organizations in our local communities, and/or dispose of obsolete equipment in an environmentally appropriate manner.
Creation of a culture of engagement, equity and inclusion
Mitek believes that a diverse workforce is a stronger workforce, where diversity of experience, perspective and skills broadens the power of our collective mind. We believe this diversity helps to build stronger teams, serve our customers comprehensively, innovate our product developments and solutions, enable more impactful decision-making across our business, and positively impact our overall performance. Where talent is concerned, our commitment is to find and develop the best talent – and attract the best talent.

This goal requires constant commitment and effort in order to effect the progress and change we desire, both within Mitek and in our communities. We continue our efforts to create awareness and to take steps to address inequities.

Our success is seen in our low attrition rates and high employee engagement survey scores, reflective in part of our pursuit of continuous improvement which is, itself, positively affected by the increased diversity in the company. In 2022, we advanced or set out on a number of initiatives designed to unify employees, foster a larger culture of belonging, where everyone’s ideas are welcome, and all contributions are valued and respected. We sought to progress the hiring of women and other under-represented groups, particularly through outreach to certain target recruiting networks and adoption of a “screening in” approach to diverse candidates.
•Workforce training: building inclusive skills and mindsets for our employees through the implementation of LinkedIn Learning and ongoing learning seminars on DEI and work/life balance topics
•Equity for all: creating and evolving our equitable processes, policies, and practices including enhance pay transparency and analytics associated with measuring pay gaps and defining resulting initiatives.
•Giving employees a voice: implemented GLINT, a best practice survey tool to foster input and feedback, measure ongoing engagement and create actionable plans to improve our workplace.
•Work/life balance: Mitek continues to support a flexible and hybrid approach to work that commenced during the pandemic, enabling our teams to have workplace and work schedule flexibility to the greatest extent possible
•Recruiting and career advancement: monitoring and measuring of diversity populations with the goal of increasing representation and inclusion across all levels of the company.
Our values and conducting business with integrity
Mitek is a values- and culture-based company, with a strong commitment to operating with ethics and integrity. Our commitment to our core values drives our approach to human capital management. Our culture is based on our servant leadership philosophy represented by our values of Delivering, Learning & Caring which put primary importance on our customers and each other. We bring our culture to life through these core values which serve as the foundation of our business and the guiding principles behind the decisions we make every day.
Our Board, and its committees, along with executive leadership play an important role in establishing and maintaining our culture, setting the “tone at the top” and holding management accountable for its maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business.
Mitek’s Code of Ethics (located at: https://investors.miteksystems.com/corporate-governance) guides how we conduct business consistent with our values. The Code is provided all our employees along with ethics and compliance training. We continually revise our training so it is responsive to evolving risks and to help our employees make the right ethical decisions.
One of the areas where ethical decision-making is most important is in the collection, use and protection of data. We aim to foster responsible and ethical use of data and emerging technologies. We established both an Information Security Management Steering Committee and a Data Governance and Best Practices Committee each comprised of senior executives from our information technology, security, compliance, and legal operations to oversee and manage our data security, ethical data use practices, and risks. The purpose of our Data Governance and Best Practices Committee is to consider data use cases that, while legally permitted, may not meet our standards for maintaining our customers’ trust. One area of particular focus is the collection and utilization of biometric data. For us, this is a means to identify and resolve problems faster and create better employee and customer experiences so they can focus on the more creative and productive parts of their work. The more we can help provide intelligent and intuitive experiences, the more we can help people feel engaged and empowered to do their best work. We understand that with the increased use of data comes more responsibility, and our Data Governance and Best Practices Committee helps to establish a framework for the appropriate use of data to avoid bias and protect personal information.
As caretakers of our customers’ data, we have an important responsibility to protect it. We are focused on, and invest heavily in, security, compliance and privacy to meet industry and regulatory expectations to secure our customers’ data. We focus on continuous education and training to constantly hone our detection and response capabilities. As cybersecurity is often a top operational risk for companies, we are committed to meeting security, compliance, and privacy requirements, especially those mandated by our highly regulated commercial customers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table presents information concerning the beneficial ownership of the shares of our common stock as of August 7, 2023, by:
•each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;
•our named executive officers and current directors; and
•all of our current executive officers and directors as a group.
Information with respect to beneficial ownership is based solely on a review of our capital stock transfer records and on publicly available filings made with the SEC by or on behalf of the stockholders listed below. The address for all executive officers and directors is Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101.
Percentage of beneficial ownership is calculated based on the 45,533,817 shares of common stock outstanding on August 7, 2023. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of August 7, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. The Company is not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of the Company.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner or Identity of Group	Number of Shares		Percent of Class
Greater than 5% Stockholders
Blue Grotto Capital, LLC	4,076,219	(1)	9.0%
BlackRock, Inc.	3,335,895	(2)	7.3%
GO ETF Solutions LLP	2,988,407	(3)	6.6%
The Vanguard Group	2,854,999	(4)	6.3%
Legal & General Investment Management Limited	2,742,257	(5)	6.0%
Toronado Capital Management, LLC	2,635,040	(6)	5.8%
Named Executive Officers
Scipio Maximus Carnecchia	1,108,203	(7)	2.4%
Frank Teruel	13,512	(8)	*
Scott Marcus	—		*
Michael E. Diamond	235,714	(9)	*
Stephen J. Ritter	280,344	(10)	*
Directors
Scott Carter	121,037	(11)	*
Rahul Gupta	12,068	(12)	*
Bruce E. Hansen	162,751	(13)	*
James C. Hale	202,459	(14)	*
Susan J. Repo	15,541	(15)	*
Kimberly S. Stevenson	20,766	(16)	*
Donna C. Wells	41,293	(17)	*
Directors and Current Executive Officers as a Group (11 individuals)	2,090,729	(18)	4.4%

*	Less than 1%.
(1)Consists of shares of common stock held by Blue Grotto Capital, LLC, located at 2000 Riveredge Parkway, Suite 500, Atlanta, GA 30328. The ownership information for Blue Grotto Capital, LLC (“Blue Grotto”) is based on information supplied by Blue Grotto in a statement on a Schedule 13G/A filed with the SEC on January 26, 2023. Blue Grotto holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. Blue Grotto has sole voting power and dispositive power over 4,076,219 shares of common stock. This information is based on a Schedule 13G/A filed on January 26, 2023 with the SEC.

(2)Consists of shares of common stock held by BlackRock, Inc. (“BlackRock”), located at 55 East 52nd Street, New York, NY 10055. BlackRock holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. BlackRock has sole voting power over 3,288,183 shares and sole dispositive power over 3,335,895 shares. This information is based on a Schedule 13G/A filed on January 31, 2023 with the SEC.
(3)Consists of shares of common stock held by Go UCITS ETC Solutions PLC (“Go ETF Solutions”), located at 2 Grand Canal Square, Dublin 2, Ireland. Go ETF Solutions is organized as an open-ended investment company with variable capital. Go ETF Solutions is structured as an umbrella fund and is comprised of separate sub-funds. Go ETF Solutions LLP and Legal & General Investment Management Limited, each located at One Coleman Street, London, EC2R 5AA (collectively, the “ETF Investment Managers”) are the investment managers for each of the funds. Go ETF Solutions and the Investment Managers hold shared voting power over the 2,988,407 shares of common stock and Go ETF Solutions LLP has sole dispositive power over such shares. This information is based on a Schedule 13G filed on February 11, 2021 with the SEC.
(4)Consists of shares of common stock held by The Vanguard Group, located at 100 Vanguard Blvd., Malvern, PA 19355. The ownership information for The Vanguard Group, Inc. (“Vanguard”) is based on information supplied by Vanguard in a statement on a Schedule 13G/A filed with the SEC on February 9, 2023. Vanguard holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. Vanguard has shared voting power over 67,684 shares of common stock, sole dispositive power over 2,751,646 shares owned, and shared dispositive power over 103,353 shares owned. This information is based on a Schedule 13G/A filed on February 9, 2023 with the SEC.
(5)Legal & General Investment Management Limited (“Legal & General”) is a discretionary investment manager authorized and regulated by the UK financial conduct authority. Legal & General UCITS ETF Plc (the “L&G Company”) is organized as an open-ended investment company with variable capital structured as an umbrella fund and comprised of separate sub-funds. The L&G Company has segregated liability between its funds and is organized under the laws of Ireland as a public limited company pursuant to the Companies Act (2014) (as amended) (the “Companies Act”). The L&G Company has entered into a management agreement with LGIM Managers (Europe) Limited under which the manager is responsible for the management of the L&G Company’s affairs. LGIM Managers (Europe) Limited is a limited liability company incorporated in Ireland and authorized by the Central Bank of Ireland as a super manco. LGIM Managers (Europe) Limited has appointed Legal & General as the investment manager for each of the funds. Legal & General reported that it had shared voting power and sole power to dispositive power over 2,742,257 shares. Each of L&G Company and LGIM Managers (Europe) Limited reported that it had shared voting power over 2,735,234 shares. The business address of Legal & General is One Coleman Street, London, EC2R 5AA, UK, and the business address of L&G Company and LGIM Managers Europe is 70 Sir John Rogersons Quay, Dublin 2, Ireland. This information is based on a Schedule 13G/A filed on February 14, 2022 with the SEC.
(6)Toronado Fund, L.P. directly holds 2,635,040 shares of common stock. Toronado Partners LLC acts as investment manager for the Toronado Fund, L.P., Toronado Capital Management LLC acts as general partner for Toronado Fund, L.P., and John Stephen Perkins acts as Managing Member of Toronado Partners LLC. Based upon the foregoing, each of Toronado Fund, L.P., Toronado Partners LLC, Toronado Capital Management LLC, and John Stephen Perkins may be deemed to be the beneficial owner of the 2,635,040 shares of common stock. Toronado Fund, L.P. has sole voting and sole dispositive power over the 2,635,040 shares owned. This information is based on a Schedule 13G/A filed on February 14, 2023 with the SEC.
(7)Comprised of (a) 135,717 shares of common stock held directly, (b) 970,486 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 7, 2023 and (c) a maximum of 2,000 shares of common stock that could be issuable pursuant to purchase rights under our ESPP within 60 days of August 7, 2023.
(8)Comprised of 13,512 shares of common stock held directly.
(9)Comprised of (a) 164,872 shares of common stock held directly, (b) 68,842 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 7, 2023 and (c) a maximum of 2,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of August 7, 2023.
(10)Comprised of (a) 182,310 shares of common stock held directly, (b) 96,034 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 7, 2023 and (c) a maximum of 2,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of August 7, 2023.
(11)Comprised of (a) 9,446 shares of common stock held directly and (b) 111,591 shares of common stock subject to RSUs that may become issuable within 60 days of August 7, 2023.
(12)Comprised of (a) 2,000 shares of common stock held directly and (b) 10,068 shares of common stock subject to RSUs that may become issuable within 60 days of August 7, 2023.
(13)Comprised of (a) 80,292 shares of common stock held directly and (b) 82,459 shares of common stock subject to RSUs that may become issuable within 60 days of August 7, 2023.

(14)Comprised of (a) 80,000 shares of common stock held directly, (b) 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 7, 2023 and (c) 82,459 shares of common stock subject to RSUs that may become issuable within 60 days of August 7, 2023.
(15)Comprised of 15,541 shares of common stock subject to RSUs that may become issuable within 60 days of August 7, 2023.
(16)Comprised of 20,766 shares of common stock subject to RSUs that may become issuable within 60 days of August 7, 2023.
(17)Comprised of (a) 3,141 shares of common stock held directly and (b) 38,152 shares of common stock subject to RSUs that may become issuable within 60 days of August 7, 2023.
(18)Comprised of shares included under “Named Executive Officers” and “Directors”, other than Messers. Teruel, Marcus and Ritter, and the following held by one of our other executive officers: (a) 107,723 shares of common stock held directly and (b) 63,174 shares of common stock issuable pursuant to stock options exercisable within 60 days of June 30, 2023. Our other executive officer does not beneficially hold any securities as of August 7, 2023.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of September 30, 2022, with respect to the shares of common stock that may be issued upon the exercise of options under our existing equity compensation plans and arrangements in effect as of September 30, 2022. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)(3)
Equity compensation plans approved by security holders (4)	4,942,225	$7.46	2,013,952
Equity compensation plans not approved by security holders (5)	317,609
Total	5,259,834
———————
(1)The weighted-average exercise price does not take into account 2,441,677 shares of common stock issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)Represents (i) 1,477,769 shares of common stock available for future awards under the 2020 Plan as of September 30, 2022; (ii) 144,412 shares of common stock available for future award under the Mitek Systems, Inc. Director Restricted Stock Unit Plan (the "Director Plan") as of September 30, 2022; and (iii) 391,771 shares of common stock available for future award under the ESPP as of September 30, 2022.
(3)Under the 2020 Plan: (i) every share issued to a participant pursuant to the exercise of a stock option or SAR shall reduce the share reserve by one share and (ii) every share issued to a participant pursuant to an award other than a stock option or SAR shall reduce the share reserve by 1.25 shares.
(4)Comprised of awards granted under the Current Plans, the Director Plan, and the ESPP. There were no awards granted under the Current Plans after the approval of the 2020 Plan by the Company’s stockholders on March 4, 2020. Stock options granted under the Current Plans that were outstanding at such date remain in effect until such options are exercised or expire.
(5)Comprised of the following, each of which was granted as a material inducement to accept employment with the Company and in accordance with Nasdaq Listing Rule 5635(c)(4): (i) restricted stock units for 129,204 shares of the Company’s common stock, which shall vest over a four year period with 25% of the shares subject thereto vesting on each anniversary of the grant date, (ii) restricted stock units for 119,634 shares of the Company’s common stock, which may vest up to 25% of the shares subject thereto on the first anniversary of the grant date, and up 25% of the shares subject thereto at the end of each of the Company’s next three fiscal years subject to the achievement of the annual performance criteria which is based on the actual revenue achieved by HooYu as compared to the corresponding period for the prior year, (iii) 29,474 shares of the Company’s common stock, which shall vest over a four year period with 25% of the shares subject thereto vesting on each anniversary of the grant date, (iv) 29,474 shares of the Company’s common stock, which shall vest up to 33.33% of the shares subject thereto on each anniversary of the grant date, subject to the achievement of the annual performance criteria which is based on the percentage increase in value of the Company’s common stock as compared to the percentage increase in value of the Russell 2000 Index over the applicable annual performance period, and (v) 9,823 shares of the Company’s common stock, which shall vest up to 33.33% of the shares subject thereto on each anniversary of the grant date if the annual performance criteria (which is based on the percentage increase in value of the Company’s common stock as compared to the percentage increase in value of the Russell 2000 Index) for the applicable performance period has been exceeded.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to us and certain written representations that no other reports were required during the 2022 fiscal year, we are not aware of any other director, officer or greater than 10% beneficial owner that failed to file on a timely basis, as disclosed on such forms, reports required by Section 16(a) of the Exchange Act during the 2022 fiscal year.

HOUSEHOLDING OF PROXY MATERIALS
Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement or Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., 600 B Street, Suite 100, San Diego, California 92101, Attn: Corporate Secretary or (619) 269-6800. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.

PROPOSALS OF STOCKHOLDERS
Our Annual Meeting is being held later during the calendar year than prior years as a result of the additional time required to prepare and file our Annual Report on Form 10-K for the year ended September 30, 2022. We plan to return to our regular annual meeting schedule in 2024, including with respect to deadlines for stockholder proposals and director nominations, and we expect that our 2024 Annual Meeting will be held in March 2024.
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. As we expect our 2024 Annual Meeting to convene more than 30 days before the anniversary of 2023 Annual Meeting, to be eligible for inclusion in our 2024 proxy statement, a stockholder’s proposal must be received by us must otherwise comply with Rule 14a-8 under the Exchange Act, and must be received by us a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting. While our Board will consider stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2024 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder. We will announce the specific date by which such proposals must be received by us in a quarterly report on Form 10-Q.
Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2024 proxy statement and proxy, must provide timely notice in writing to our Secretary. As we expect our 2024 Annual Meeting to convene more than 30 days before the anniversary of our 2023 Annual Meeting, to be timely, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than those nominated by us must provide timely notice in the manner prescribed by, and that sets forth the information required by, Rule 14a-19 under the Exchange Act.

OTHER BUSINESS
The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. We are not aware of any matters for action by stockholders at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of the printing hereof and which may properly come before the Annual Meeting or any adjournment or postponement thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

San Diego, California	Scipio “Max” Carnecchia
________, 2023	Chief Executive Officer

Annex A

MITEK SYSTEMS, INC.
AMENDED AND RESTATED 2020 INCENTIVE PLAN

1.Purpose of the Plan. The purpose of this Plan is to make available certain equity and other incentives to motivate selected Employees, Directors and Consultants to put forth their best efforts toward the continued growth, profitability and success of the Company and to align the interests of such Employees, Directors and Consultants with those of the Company’s stockholders.
2.Definitions. The following definitions shall apply as used herein and in the individual Award Agreements, except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a)“Acquiring Company” means the resulting or surviving corporation, or the company issuing cash or securities (or its ultimate parent company), in a merger, consolidation, tender offer or share exchange involving the Company, or the successor corporation to the Company (whether in any such transaction or otherwise).
(b)“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.
(c)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal, state and other laws, rules and regulations, including any rules of any applicable stock exchange or national market system on which the Company’s capital stock is listed or quoted, and the laws, rules and regulations of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d)“Assumed” means that pursuant to a Change of Control either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the Acquiring Company in connection with the Change of Control with appropriate adjustments, if applicable, to the number and type of securities of the Acquiring Company subject to the Award and the exercise or purchase price thereof, if any.
(e)“Award” means the grant of an Option, SAR, Restricted Stock, Restricted Stock Unit, cash or other right or benefit under the Plan.
(f)“Award Agreement” means the written agreement evidencing the grant of an Award, including any amendments thereto.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” means, with respect to the termination by the Company or a Related Entity of the Participant’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written policy covering the Participant or a written agreement between the Participant and the Company or such Related Entity; provided, however, that in the absence of a then-effective written policy or written agreement containing a definition of Cause, “Cause” shall mean, in the reasonable determination of the Company or the Committee (i) any material failure on the part of a Participant (other than by reason of Disability) to faithfully and professionally carry out the Participant’s duties to the Company or any Related Entity, (ii) the Participant’s dishonesty, willful misconduct or gross negligence in connection with the Participant’s performance of his or her duties to the Company or any Related Entity, (iii) the Participant’s commission of a crime involving dishonesty, breach of trust or moral turpitude or any felony, or (iv) the Participant’s insobriety on the job or illegal use of drugs, chemicals or controlled substances; provided, further, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Change of Control, such definition of “Cause” shall not apply until a Change of Control is actually consummated.
(i)“Change of Control” of the Company means the occurrence of any of the following events or circumstances:
(i) any “person” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), including a “group” within the meaning of such Section 13(d) (but excluding the Company and any of its Subsidiaries and any employee benefit plan sponsored or maintained by the Company or any of its Subsidiaries), shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Company Voting Securities”);
(ii) the consummation of a merger or consolidation involving the Company, or the acceptance by the stockholders of the Company of equity securities in a share exchange, where the persons who were the beneficial owners of the Company Voting Securities outstanding immediately prior to such merger, consolidation or share exchange, do not beneficially own, directly or indirectly, immediately after such merger, consolidation or share exchange, securities representing more than fifty percent (50%) of the combined voting power of the then outstanding Company Voting Securities or voting securities of the Acquiring Company in such merger, consolidation or share exchange, in substantially the same proportions as their ownership of the Company Voting Securities immediately prior to such merger, consolidation or share exchange; or
(iii) a sale, exchange or other disposition or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; provided, however, that a Change of Control shall not be deemed to have occurred where: (A) the Company sells, exchanges or otherwise disposes of or transfers all or substantially all of its assets to another corporation which is beneficially owned, directly or indirectly, immediately following such transaction by the holders of Company Voting Securities in substantially the same proportion as their ownership of the Company Voting Securities immediately prior to such transaction; and (B) such corporation expressly Assumes all outstanding Awards.
(j)“Code” means the Internal Revenue Code of 1986, as amended.
(k)“Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the NASDAQ Stock Market, LLC and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. “Committee” shall also mean the Board in the event the Board takes action hereunder, provided that, at the time of taking such action, the Board is comprised of a majority of directors who meet the criteria set forth in clauses “(i)” through “(ii)” above.
(l)“Common Stock” means the common stock of the Company.
(m)“Company” means Mitek Systems, Inc., a Delaware corporation, or any Acquiring Company that Assumes outstanding Awards and/or adopts the Plan in connection with a Change of Control.
(n)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(o)“Continuous Service” means that the provision of services by an individual to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated on the actual cessation of services by the individual providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any Acquiring Company, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company, a Related Entity or an Acquiring Company in any capacity of Employee, Director or Consultant (except as otherwise provided in the applicable Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other personal leave authorized by the Company. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment on expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the first (1st) day following the expiration of such three (3) month period.
(p)“Director” means a member of the Board or the board of directors of any Related Entity.
(q)“Disability” shall be as defined under the long-term disability policy of the Company or the Related Entity to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Related Entity to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion or the Committee makes such determination in its reasonable discretion.
(r)“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment by the Company or a Related Entity of a director’s fee to an individual shall not be sufficient to constitute “in the employ” by the Company.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Fair Market Value” means:
(i)If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)in the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.
(u)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(w)“Management Objectives” means the measurable performance objective or objectives established by the Committee with respect to any Award. Management Objectives may be described in terms of Company-wide objectives, objectives that are related to the performance of the individual Participant or of a Related Entity, division, department or function within the Company or a Related Entity or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Without limiting the generality of the foregoing, the Management Objectives applicable to any Award will be based on specified levels of, or relative peer company, performance in any one or more of the following objectives, or any combination thereof, as determined by the Committee in their sole discretion: (i) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company, (ii) earnings or loss per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets or net assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow or cash flow per share (before or after dividends), (xiii) revenue, (xiv) improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable, (xv) earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation, amortization, stock compensation, non-recurring charges and non-cash or other charges), (xvi) economic value added, (xvii) market share, (xviii) relative or absolute share price, or (xix) any other metrics the Committee determines appropriate. Notwithstanding anything to the contrary in this Plan, the Committee may make adjustments to include or exclude the impact of events the Committee determines are appropriate for adjustment.

(x)“Non-Employee Director” means a member of the Board who is not an Employee.

(y)“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(z)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa)“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(ab)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ac)“Participant” means an Employee, Director or Consultant who receives an Award under the Plan.
(ad) “Plan” means this Amended and Restated 2020 Incentive Plan.
(ae)“Previous Plans” means the Company’s 2002 Stock Option Plan, the Company’s 2006 Stock Option Plan, the Company’s 2010 Stock Option Plan and the Company’s 2012 Incentive Plan.
(af)“Proceeds Per Share” means the fair market value, as determined in good faith by the Committee, of the consideration to be received per Share by the stockholders of the Company on the occurrence of a Change of Control except that, in the event of a Change of Control under Section 2(i)(iii), “Proceeds Per Share” shall mean the fair market value, as determined in good faith by the Committee, of the consideration that would be distributable to stockholders of the Company if the Company distributed all of the consideration received in connection with such Change of Control to the stockholders of the Company, less adjustments for debt, expenses and other amounts as determined by the Committee.
(ag)“Related Entity” means any Parent or Subsidiary of the Company.

(ah)“Replaced” means that pursuant to a Change of Control, an Award is replaced with a stock award or a cash incentive program of the Company, the Acquiring Company (if applicable) or Parent of any of them which provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award.
(ai)“Restricted Stock” means Shares issued under the Plan to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Committee.
(aj)“Restricted Stock Units” means an Award that may be earned in whole or in part upon the passage of time or the attainment of specified performance criteria established by the Committee and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Committee.
(ak)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(al)“SAR” means a stock appreciation right entitling the Participant to Shares or cash compensation, as established by the Committee, measured by appreciation in the value of Common Stock.
(am)“Section 409A” means Section 409A of the Code.
(an)“Share” means a share of the Common Stock.
(ao)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ap)“Termination Without Cause” means a termination of Participant’s status as an Employee, Director, or Consultant of the Company for reasons other than death, Disability or Cause.
3.    Administration of the Plan.
(a)Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
(b)Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective, and any Award granted in a manner inconsistent with the provisions of this subsection (b) shall be presumptively valid as of its grant date to the extent permitted by Applicable Laws, even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for Committee membership set forth in clauses “(i)” through “(ii)” of Section 2(k). To the extent not inconsistent with Applicable Laws or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(c)Powers of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have the authority, in its sole discretion, to:
(i)determine whether and to what extent Awards are granted hereunder;
(ii)select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(iii)determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)approve forms of Award Agreements for use under the Plan;
(v)determine the terms and conditions of any Award granted hereunder;
(vi)amend the terms of any outstanding Award granted hereunder; provided that (A) any amendment not expressly permitted by this Plan that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant, (B) the reduction of the exercise price of any Option awarded under the Plan or the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval, and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount, as applicable, exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, cash or other Award shall be subject to stockholder approval, unless such cancellation and exchange occurs in connection with a Change of Control. Notwithstanding the foregoing, canceling an

Option or SAR in exchange for another Option, SAR, Restricted Stock or other Award with an exercise price, purchase price or base appreciation amount, as applicable, that is equal to or greater than the exercise price or base appreciation amount, as applicable, of the original Option or SAR shall not be subject to stockholder approval, provided such exchange does not result in an increase in value to the Award;
(vii)construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including, without limitation, any notice of Award or Award Agreement;
(viii)grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan; and
(ix)take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.
In addition to the foregoing, the Committee shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion it deems to be appropriate, in its sole discretion, and to make any findings of fact necessary in connection with the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determinations made by the Committee pursuant to the Plan shall be final, binding and conclusive. The validity of any such interpretation, construction, determination or finding of fact shall not be given de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.
The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided, however, that the Committee may not exercise any right or power reserved to the Board (unless the Board is acting as the Committee with respect thereto). Any decision made or action taken by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
(d)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law or by the Company’s certificate of incorporation, bylaws or contractual arrangements between the Company or a Related Entity and such persons.
4.    Stock Subject to the Plan.
(a)Maximum Number of Shares and Other Limits. Subject to adjustment and the provisions of Section 12 herein, the maximum aggregate number of Shares which may be issued pursuant to all Awards is no more than the sum of (i) 9,608,000 Shares (the “Initial Shares”), plus (ii) such number of Shares, not to exceed 100,197 as remained available for awards under the Previous Plans as of January 17, 2020, less one share for every one share granted under the Previous Plans after January 17, 2020 and prior to the effective date of this Plan, plus (iii) any Shares underlying awards under the Previous Plans that are terminated, forfeited, cancelled, expire unexercised, or are settled in cash after January 17, 2020. All of the Initial Shares may be issued pursuant to Incentive Stock Options. After the effective date of this Plan, no future awards will be issued under any of the Company’s Previous Plans. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
(b)Counting Shares Issued Under the Plan Against the Share Reserve. Under this Plan, (i) every Share issued to a Participant pursuant to the exercise of an Option or SAR shall reduce the Share reserve by one Share and (ii) every Share issued to a Participant pursuant to an Award other than an Option or SAR shall reduce the Share reserve by 1.25 Shares. If any Shares issued to a Participant under the Plan are subject to an Award (other than an Option or SAR (e.g., unvested Restricted Stock Awards)) that is terminated, forfeited or canceled or that expires unexercised , or if any shares subject to awards ((other than options or stock appreciation rights) granted under the Previous Plans (the “Previous Awards”) are terminated, forfeited, canceled or expire unexercised, in whole or in part, then, in any such case, the Share reserve under this Plan shall be increased by 1.25 Shares for every one share granted that is subsequently terminated, forfeited or canceled or that expires unexercised. If any Shares issued to a Participant under the Plan are subject to an Award that is an Option or SAR that is terminated, forfeited or canceled or that expires unexercised, or if any shares subject to awards that are options or stock appreciation rights granted under the Previous Plans are terminated, forfeited or canceled or that expires unexercised, in whole or in part, then, in any such case, the Share reserve under this Plan shall be increased by 1.00 Share for every one share granted that is subsequently terminated, forfeited, or canceled or that expires unexercised.

(c)Shares Available for Future Issuance. Any Shares covered by an Award (or portion of an Award) that are terminated, forfeited, canceled or expired (whether voluntarily or involuntarily) or issued (e.g., as substitution awards or inducement grants) pursuant to Section 7(a)(i) below, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price (or option exercise for Previous Awards) shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation (whether related to Awards under the Plan or Previous Awards) shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of a SAR (or SAR granted under a

Previous Plan) that is exercised (whether or not such Shares are actually issued to the Participant upon exercise of the SAR) shall be considered issued pursuant to the Plan.
(d) Effect of Plans Operated by Acquired Companies. If a company or other entity acquired by the Company or any Subsidiary of the Company, or with which the Company or any Subsidiary of the Company merges or otherwise combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition, merger or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition, merger or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition, merger or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date that awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(e) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, cause the Company to pay cash in lieu of any fractional Share in settlement of an Award.
5.     Eligibility. Awards, other than Incentive Stock Options, may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Committee may determine from time to time.
6.     Types of Awards.
(a) Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant of Options. Each such grant shall (unless otherwise determined by the Committee or unless otherwise set forth in an individual Award Agreement) be subject to the following provisions:
(i)Each grant of Options will be evidenced by an Award Agreement. Each Award Agreement will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.
(ii)Each grant of Options will specify the number of Shares to which it pertains.
(iii)The Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options that become exercisable for the first time by a Participant during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. To the extent an Option issued to a Participant exceeds this limit, the Option will be treated as a Non-Qualified Stock Option.
(iv)Each grant of Options will specify the per Share exercise price, which may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(v)Each grant of Options will specify the vesting period, which shall be no less than one-year from the Option’s grant date, before the Options or installments thereof will become exercisable.
(vi)A grant of Options may provide for the accelerated vesting and exercisability of all or a portion of such Options in the event of the retirement, death, Disability or other termination of the Participant’s service or a Change of Control (or other similar transaction or event).
(vii)A grant of Options may specify performance criteria, including Management Objectives, that must be achieved as a condition to the exercise of such Options or that may result in the accelerated vesting of such Options, subject to the one-year vesting requirement in clause (v).
(viii)The term of each Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(ix)Each Participant that receives Options is responsible for complying with all laws and regulations applicable to recipients and holders of Options, including any applicable federal or state securities laws, and any Company policy or procedure that pertains to the trading of the Company’s securities.
(x)An Option may, but need not, include a provision whereby the Participant may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting of the Option. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Committee determines to be appropriate.
(b) SARs. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant of SARs. Each such grant shall (unless otherwise determined by the Committee or unless otherwise set forth in an individual Award Agreement) be subject to the following provisions:
(i)Each grant of SARs will be evidenced by an Award Agreement, which will be subject to the Plan, describe such SARs and contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.
(ii)Each grant of SARs will specify the number of Shares to which it pertains.
(iii)Each grant of SARs will specify the base appreciation amount, which may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iv)A grant of SARs may specify that the amount payable upon exercise of a SAR may not exceed a maximum amount specified by the Committee on the date of grant.
(v)Each grant of SARs will specify the vesting period, which shall be no less than one year from the SARs grant date, before the SARs or installments thereof will become exercisable.
(vi)A grant of SARs may specify waiting periods before exercise and permissible exercise dates or periods.
(vii)A grant of SARs may provide that the exercisability of a SAR may be accelerated in whole or in part in the event of the retirement, death, Disability or other termination of the Participant’s service or a Change of Control (or other similar transaction or event).
(viii)A grant of SARs may specify performance criteria, including Management Objectives, that must be achieved as a condition to the exercise of such SARs or that may result in the accelerated vesting or exercisability of such SARs subject to the one-year rule set forth in clause (v).
(ix)The term of each SAR shall be no more than ten (10) years from the date of grant thereof.
(c)Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of Restricted Stock. Each such grant shall (unless otherwise determined by the Committee or unless otherwise set forth in an individual Award Agreement) be subject to the following provisions:
(i)Each grant of Restricted Stock will be evidenced by an Award Agreement, which will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time. Unless otherwise directed by the Committee, all Restricted Stock will be held in custody by the Company or its transfer agent and registrar until all restrictions thereon have lapsed.
(ii)Each grant of Restricted Stock will specify the number of Shares to which it pertains.
(iii)Each grant of Restricted Stock will specify the period that must be satisfied before the restrictions pertaining to such grant or sale of Restricted Stock will lapse and the Restricted Stock will become vested, which shall be no less than one year from the Restricted Stock grant date and/or may provide that all or a portion of the restrictions pertaining to such Restricted Stock will lapse upon achievement of specified performance criteria, including Management Objectives, subject to the one-year vesting rule described in this sentence.
(iv)Each grant of Restricted Stock will provide that, during the period for which the risk of forfeiture continues, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company’s favor or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).
(v)A grant of Restricted Stock may provide for the accelerated vesting of such Restricted Stock in whole or in part in the event of the retirement, death, Disability or other termination of the Participant’s service or a Change of Control (or other similar transaction or event).

(d) Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of Restricted Stock Units. Each such grant shall (unless otherwise determined by the Committee or unless otherwise set forth in an individual Award Agreement) be subject to the following provisions:
(i)Each grant of Restricted Stock Units will be evidenced by an Award Agreement, which will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.
(ii)Each grant of Restricted Stock Units will specify the number of Shares to which it pertains.
(iii)A grant of Restricted Stock Units may provide for the accelerated vesting of such Restricted Stock Units in whole or in part in the event of the retirement, death, Disability or other termination of the Participant’s service or a Change of Control (or other similar transaction or event).
(iv)A grant of Restricted Stock Units will specify the period that must be satisfied before the restrictions pertaining to such Restricted Stock Units will lapse and the Restricted Stock Units will become vested, which shall not be less than one year from the Restricted Stock Unit’s grant date and/or may provide that all or a portion of the restrictions pertaining to such Restricted Stock Units will lapse upon achievement of specified performance criteria, including Management Objectives, subject to the one-year vesting rule described in this sentence.
(v)A Participant that receives Restricted Stock Units will have no rights of ownership in such Restricted Stock Units and will have no right to vote the Shares underlying such Restricted Stock Units.
7.    Terms and Conditions of Awards.
(a)Acquisitions and Other Transactions.
(i)In General. To the extent permitted by Applicable Laws, the Committee may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity engaging in an acquisition or merger (e.g., as currently permitted under NASDAQ Listing Rule 5635(c)(3) and NASDAQ IM-5635-1) and may issue Awards under the Plan as inducement awards (e.g., as currently permitted under NASDAQ Listing Rule 5635(c)(4) and NASDAQ IM-5635-1) and such Awards shall not count against the Share reserve under the Plan described in Section 4(a). In the case of an Award issued pursuant to this Section 7(a)(i), the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
(ii)Other Acquisitions and Transactions. To the extent permitted by Applicable Laws, the Committee may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction not described in Section 7(a)(i). In the case of an Award issued pursuant to this Section 7(a)(ii), the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award. To the extent required by Applicable Laws, such grants shall count against the Share reserve under the Plan described in Section 4(a).
(b)Deferral of Award Payment. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
(c)Separate Programs; Individual Limitations on Non-Cash Awards. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time. The maximum number of Shares with respect to which a participant may be granted Options, SARs, Restricted Stock and/or Restricted Stock Units in any calendar year shall be equal to the Initial Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12 below. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award (but any such amount paid in Shares will be counted against the total Shares available under the Plan) if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment). Notwithstanding anything to the contrary herein, no Non-Employee Director shall receive in excess of $350,000 of compensation in any calendar year, determined by adding (i) all cash compensation to such Non-Employee Director and (ii) the fair market value of all equity-based awards granted to such Non-Employee Director in such calendar year, whether governed by this Plan or not, based on the fair market value of such equity-based awards on the grant date (as determined in a manner consistent with that used for Director compensation for proxy statement disclosure purposes in the year in which the award occurs). The Non-Employee Director annual compensation limitation described in this Section shall be determined without regard to amounts paid to a Non-Employee Director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a Non-Employee Director), and any severance and other payments such as consulting fees paid to a Non-Employee Director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

(d)Transferability of Awards. Except as otherwise permitted by the Committee or as otherwise provided herein, Awards may not be pledged, assigned, hypothecated or transferred in any manner (whether by operation of law or otherwise), other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Participant only by the Participant; provided, however, that in no event may an Award be transferred to a third party financial institution for value. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s Award in the event of the Participant’s death on a beneficiary designation form approved by the Committee.
(e)Limited Exception to Nontransferability. Notwithstanding Section 7(d), the Committee may determine that a Non-Qualified Stock Option may be transferred by a Participant to one or more members of such Participant’s immediate family, to a partnership of which the only partners are members of such Participant’s immediate family, or to a trust established by a Participant for the benefit of one or more members of such Participant’s immediate family. For this purpose, “immediate family” means a Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this Section 7(e) may not further transfer such Non-Qualified Stock Option. A trust described in this Section 7(e) may not be amended to benefit any person other than a member of the Participant’s immediate family. A Non-Qualified Stock Option transferred pursuant to this Section 7(e) shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Section 9 relating to the effect on the Non-Qualified Stock Option of the termination of Continuous Service of the Participant, and shall be subject to such other rules as the Committee shall determine.
(f)Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Committee makes the determination to grant such Award, or such other date as is determined by the Committee.
(g)Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Any such Dividend Equivalents will be are subject to the same vesting or performance conditions as the underlying Award and will be paid to the Participant holding the underlying Award at the same time as the Shares underlying the Award are delivered to the Participant. For the sake of clarity, this Plan prohibits payment of dividend equivalents or dividends at any time prior to the time that the Shares underlying an Award are vested, and any such dividend equivalents or dividends (e.g. on restricted stock or restricted stock units) shall be forfeited to the same extent as the underlying Award.
(h)Limited Exception to Minimum Vesting. Notwithstanding the limitations set forth in Section 6(a)(v), 6(b)(v), 6(c)(iii), and 6(d)(iv), Awards covering up to 5% of the total share reserve of the Plan (subject to adjustment as provided in Section 12) may be issued with vesting periods shorter than one year from the date of grant of such Awards. In addition, the one-year minimum vesting requirements exclude any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise. For purposes of this Section, “Substitute Awards” shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
8.    Consideration and Taxes.
(a) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Committee. In addition to any other types of consideration the Committee may determine, the Committee is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:
(i)cash;
(ii)check;
(iii)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Participant (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;
(v)with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Committee) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);
(vi)promissory note (if not otherwise prohibited by Applicable Laws); or
(vii)any combination of the foregoing methods of payment.
The Committee may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement, or by other means, grant Awards that do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration. Except as required by Applicable Laws, the Committee is not required to accept any of the above forms of consideration, as long as the Committee provides for a reasonable payment alternative.
(b)Taxes. No Shares shall be delivered under the Plan to any Participant or other person until such Participant or other person has made arrangements acceptable to the Committee for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.
9.    Termination of Continuous Service.
(a)In General. Any Awards (or portions thereof) that are not exercisable on the date of termination of a Participant’s status as an Employee, Director or Consultant, as applicable, for any reason shall lapse and automatically be canceled, unless at the time of such termination the award is subject to contingent post-termination vesting, in which case the unvested award shall remain outstanding until the Committee determines whether such post-termination contingency has triggered vesting.
(b)Termination Without Cause. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant’s Termination Without Cause. Except as otherwise provided in an individual Award Agreement, in the event of a Participant’s Termination Without Cause, any Award granted to such Participant may be exercised in whole or in part at any time within the earlier to occur of (i) ninety (90) days after the Participant’s Termination Without Cause, or (ii) the date on which such Award expires by its terms; provided, however, that such Award may only be exercised to the extent such Participant’s right to exercise such Award had vested or accrued at the time of the Participant’s Termination Without Cause.
(c)Death. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant’s death. Unless otherwise provided in an individual Award Agreement, in the event of a Participant’s death, any Award granted to such Participant may be exercised in whole or in part at any time within the earlier to occur of (i) one (1) year after the date of the Participant’s death, or (ii) the date on which such Award expires by its terms; provided, however, that such Award may only be exercised to the extent such Participant’s right to exercise such Award had vested or accrued at the time of such Participant’s death.
(d)Disability. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant’s Disability. Unless otherwise provided in an individual Award Agreement, in the event that a Participant’s Continuous Service terminates due to the Participant’s Disability, any Award granted to such Participant may be exercised in whole or in part at any time within the earlier to occur of (i) one (1) year after the Participant’s termination of Continuous Service, or (ii) the date on which such Award expires by its terms; provided, however, that such Award may only be exercised to the extent such Participant’s right to exercise such Award had vested or accrued at the time of the Participant’s termination of Continuous Service; provided, further, that if an Incentive Stock Option is not exercised within three (3) months following a termination of status as an Employee due to Disability, it shall be treated as a Non-Qualified Stock Option.
(e)Termination for Cause. A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant first engaged in such conduct giving rise to his or her termination for Cause, all unexercised, unearned and/or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents and all interest, if any, accrued on the foregoing. For the sake of clarity, the Committee may retroactively classify a termination as having been for Cause at any time.
10.    Exercise of Award.
(a)Procedure for Exercise; Rights as a Stockholder.

(i)Subject to Section 9, any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee under the terms of the Plan and specified in the Award Agreement.
(ii)An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 8(a)(iv).
(iii)No Participant or beneficiary thereof shall have any rights as a stockholder of the Company with respect to any Shares underlying an Award until the date of exercise and deemed issuance of Shares to such Participant.
(b)Exercise of Award Following Termination of Continuous Service.
(i)An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and, subject to Section 9, may be exercised following the termination of a Participant’s Continuous Service only to the extent provided in the Award Agreement.
(ii)Where the Award Agreement permits a Participant to exercise an Award following the termination of the Participant’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the first to occur of (a) the last day of the specified period or (b) the last day of the original term of the Award.
(iii)Any Award designated as an Incentive Stock Option, to the extent not exercised within the time permitted by Applicable Laws for the exercise of Incentive Stock Options following the termination of a Participant’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified herein or in the Award Agreement.
11.    Conditions Upon Issuance of Shares.
(a)If at any time the Committee determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares, cash or other consideration pursuant to the terms of an Award shall be suspended until the Committee determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.
(b)As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, or to make such other representations and warranties if, in the opinion of counsel for the Company, any such representations or warranties are required by any Applicable Laws.
12.    Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Participant in any calendar year, as well as any other terms that the Committee determines require adjustment, shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. Adjustments and any determinations or interpretations shall be made by the Committee and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Committee may, in its sole discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as determined by the Committee, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
13.    Change of Control.
(a)Continuation of Awards to Extent Assumed or Replaced in Change of Control. Except as otherwise provided in an individual Award Agreement, effective upon a Change of Control, all outstanding Awards under the Plan that are expressly Assumed or Replaced by the Acquiring Company shall remain outstanding and shall continue to vest and become exercisable in accordance with their terms, subject to appropriate adjustment to the type and number of Shares and exercise price to take into account the Change of Control.
(b)Acceleration of Award upon Change of Control. Except as otherwise provided in an individual Award Agreement, in the event of a Change of Control, the portion of each Award that is neither Assumed nor Replaced by the Acquiring Company shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights for all of the Shares (or other consideration) represented by such Award or portion of the Award, immediately prior to the specified effective date of such Change of Control.
(c)Cashing Out of Awards. In the case of a proposed Change of Control, the Committee may, but shall not be obligated to, prior to the occurrence of the Change of Control, declare and provide written notice to the holders of some or all outstanding Options and SARs that the outstanding Options and SARs shall accelerate and become exercisable in full and that some or all of such Options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate. In connection with any declaration pursuant to this Section 13(c), the Committee shall provide for a cash payment (or if the Committee so elects in lieu of solely cash, such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that the Participant would have received as a result of the Change of Control if the holder of the Option or SAR had exercised the Option or SAR immediately prior to the Change of Control) to each holder of an Option or SAR that is terminated in an amount equal to, for each Share covered by a canceled Option or SAR, (i) in the case of an Option, the amount, if any, by which the Proceeds Per Share (as defined below) exceeds the exercise price per share covered by such Option or (ii) for each SAR, the amount, if any, by which the Proceeds Per Share exceeds the base appreciation amount applicable to such SAR. In the event of a declaration pursuant to this Section 13(c), each such Option and SAR, to the extent not exercised prior to the Change of Control, shall be canceled at the time of, or immediately prior to, the Change of Control, as provided in the declaration. Notwithstanding the foregoing, the holder of each Option or SAR shall not be entitled to the payment provided for in this Section 13(c) if the Option or SAR shall have expired or been forfeited.
(d) Cancellation of Options and SARs. In connection with a Change of Control, the Committee may, but shall not be obligated to, declare that if (i) in the case of an Option, the Proceeds Per Share applicable to the vested portion of such Option is less than the exercise price per Share applicable to the vested portion of such Option, or (ii) in the case of a SAR, the Proceeds Per Share applicable to the exercisable portion of such SAR is less than the base appreciation amount applicable to the exercisable portion of such SAR, no consideration shall be payable to the Participant with respect to such portion of the Option or SAR, as applicable, and such Option or SAR, as applicable, shall be canceled at the time of, or immediately prior to, the Change of Control.
(e) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated pursuant to this Section 13 shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.
14.    Effective Date and Term of Plan. The Plan shall become effective upon its approval by the Company’s stockholders. It shall continue in effect until the earlier of (i) all Shares subject to the Plan have been distributed, (ii) all Awards have expired or terminated, (iii) termination pursuant to Section 18, and (iv) ten (10) years from the date the Plan was last approved by the Company’s stockholders pursuant to Applicable Laws.
15.    Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Laws, the Committee may, in its sole discretion and authority, without obtaining the approval or consent of the Company’s stockholders or of any Participant with respect to his or her outstanding Awards, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the termination of any outstanding, unexpired, unpaid or deferred Awards (“Termination”), rescission of any delivery pursuant to the Award (“Rescission”) or Rescission or recapture of any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if and to the extent:
(a)the granting, vesting or payment of such Award was predicated on the achievement of certain financial results that were subsequently the subject of a material financial restatement;
(b)in the Committee’s view, the Participant engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and
(c)a lower granting, vesting or payment of such Award otherwise would have occurred.
In addition, the Committee may require the Termination or Rescission of, or the Recapture related to, any Award, if and to the extent required by Applicable Laws. In each instance, the Committee will, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant, provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three (3) years prior to the first date of the applicable restatement period, unless required to do so by Applicable Laws.
16.    Section 409A and Tax Consequences. To the extent the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and applicable Award Agreement shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the adoption of this Plan. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) or take any other actions that the Committee determines are necessary or appropriate to (i) exempt such Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Section 409A, including by retroactively cancelling such Award Agreement. The Company makes no guarantees with respect to the tax treatment relating to any Award hereunder. Neither the Company, any Related Entity, nor any of their respective directors, officers, or employees shall be liable to any Participant with respect to any negative tax consequences that arise with respect to any Award. Notwithstanding anything to the contrary contained in this Plan or in an Award Agreement, in the event that a Participant is a “specified employee” within the meaning of Section 409A, as determined by the Committee (a “Specified Employee”) at the time of such Participant’s separation from service from the Company within the meaning of Section 409A (“Separation from Service”), then to the extent that any amount or benefit owed to such Participant under an Award (x) constitutes a non-qualified deferred compensation for purposes of Section 409A and (y) is considered for purposes of Section 409A to be payable to the Participant on account of the Participant’s Separation from Service, then such amount or benefit shall not be paid or provided during the six (6) month period following the date of the Participant’s Separation from Service and instead shall be paid or provided on the first day of the seventh month following the Participant’s Separation from Service.
17.    Compliance With Section 16(b) of the Exchange Act. In the case of Participants who are or may be subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and any Award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 under the Exchange Act, so that such Participants will be entitled to the benefits of Rule 16b-3 under the Exchange Act or other rules of exemption under Section 16 of the Exchange Act and will not be subjected to liability thereunder. If any provision of the Plan or any Award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with the intent expressed herein, such provision shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Exchange Act.
18.    Amendment, Suspension or Termination of the Plan.
(a)The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 3(c)(vi) or this Section 18(a).
(b)If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No amendment, suspension or termination of the Plan may, without the consent of the Participant to whom an Award shall theretofore have been granted, materially adversely affect the rights of such Participant under such Award, except to the extent any such action is undertaken to cause the Plan to comply with Applicable Laws.
(c)No Award may be granted during any suspension of the Plan or after termination of the Plan.
(d)No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Participant.
19.    Reservation of Shares.
(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
20.    No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Participant’s Continuous Service at any time, with or without Cause and with or without notice.
21.    No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.
22.    Stockholder Approval. The grant of Awards under the Plan shall be subject to approval by the Company’s stockholders within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. To the extent permitted by Applicable Laws, the Committee may grant Awards under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Award shall be exercisable and no amounts shall be payable with respect thereto and each such award shall automatically terminate without compensation therefore, to the extent stockholder approval is not timely obtained. For the avoidance of doubt, to the extent approval by the Company’s stockholders is not obtained within twelve (12) months after the date the Plan, as amended and restated, is adopted by the Board, the Plan shall continue in effect as if the Plan had not been amended and restated.
23.    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Related Entity and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Related Entity. The Participants shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
24.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
25.    Choice of Law. To the extent that U.S. federal law does not apply, and except as expressly set forth in an applicable Award Agreement, this Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
26.    Blackout Periods. Notwithstanding any contrary terms in the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent the Committee determines that doing so is desirable or required to comply with Applicable Laws.
27.    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant with respect to one or more Awards under the Plan, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates each may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
28.    No Obligation to Notify. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.
29.    Severability. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction, such provision or provisions are not enforceable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions to make them enforceable and to enforce the remainder of these provisions as so amended.
Adopted: March 4, 2020
Amended and Restated: [__], 2023
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MITEK SYSTEMS, INC.
AMENDED AND RESTATED 2020 INCENTIVE PLAN
STOCK OPTION AGREEMENT

Pursuant to the Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan (the “Plan”), Mitek Systems, Inc. (the “Company”) hereby grants to you, «Name» (the “Participant”) an option to purchase that number of shares of Common Stock set forth below (the “Option”), subject to the terms and conditions below. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Plan, a copy of which is attached hereto as Attachment 1.
1.GOVERNING PLAN DOCUMENT. Your Option is subject to all of the provisions of the Plan, including, without limitation, the data privacy provisions in Section 27, which provisions are hereby made a part of this Stock Option Agreement. In the event of any conflict between the provisions of this Stock Option Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects, provided that to the extent a term is separately defined in this Stock Option Agreement, such definition will supersede the definition contained in Section 2 of the Plan.
2.DETAILS OF OPTION. The details of your Option are as follows:

Date of Grant:	_______________________________________________
Vesting Commencement Date:	_______________________________________________
Number of Shares Subject to Option:	_______________________________________________
Exercise Price (Per Share):	_______________________________________________
Expiration Date:	_______________________________________________
The 10th anniversary of the Date of Grant indicated above or as otherwise set forth in the Plan.
Type of Grant:	☐ Incentive Stock Option[1] ☐ Non-Qualified Stock Option
Exercise Schedule:	☐ Same as Vesting Schedule ☐ Early Exercise Permitted
Vesting Schedule:

3.EXERCISE. You may exercise your Option only for whole shares of Common Stock and only as set forth in the Plan. In order to exercise your Option, you must submit to the Company payment via any means permitted by the Plan for that number of shares of Common Stock you are electing to purchase pursuant to your Option. In the event that your Option is an Incentive Stock Option, by exercising your Option you expressly agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of your Option that occurs within two (2) years after the date of your Option grant or within one (1) year after such shares of Common Stock are issued upon exercise of your Option. Notwithstanding the foregoing, you expressly acknowledge and agree that no Shares will be delivered to you or any other person on your behalf until you or such other person has made arrangements acceptable to the Committee for the satisfaction of any non-U.S., federal, state or local income and employment tax withholding obligations, including without limitation, obligations incident to the receipt of Shares upon exercise of this Option. Accordingly, but without limiting the generality of the foregoing, you and the Company expressly acknowledge and agree that, as a condition to the exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company or any of its Subsidiaries or Affiliates arising by reason of the exercise of your Option, the lapse of any substantial risk of forfeiture to which the Shares underlying your Option are subject at the time of exercise or the disposition of Shares acquired upon the exercise of your Option.

1
If this is an Incentive Stock Option, it (plus any other outstanding Incentive Stock Options held by the Participant) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 shall be deemed a Non-Qualified Stock Option.

4.“EARLY EXERCISE.” If it is indicated in Section 2 that “early exercise” of your Option is permitted, then you may elect, at any time that is both during the period of your full- or part-time employment or service with the Company or any of its Related Entities that employ you, as the case may be, and during the term of your Option, to exercise all or part of your Option, including the unvested portion of your Option; provided, however, that (i) a partial exercise of your Option shall be deemed to first cover vested Shares and then cover the earliest vesting installment of unvested Shares, (ii) any Shares so purchased from installments that have not vested as of the date of exercise shall be subject to the repurchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement, a copy of which will be provided to you at the time you elect to “early exercise” your Option, and (iii) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.
5.TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant indicated in Section 2 and expires upon the Expiration Date set forth in Section 2.
6.NOT A CONTRACT OF EMPLOYMENT. By executing this Award, you acknowledge and agree that (i) nothing in this Award or the Plan confers on you any right to be employed by, or continue any employment, service or consulting relationship with, the Company or any of its Subsidiaries or Affiliates, and (ii) the Company would not have granted this Award to you but for this acknowledgement and agreement. Under no circumstances will the Plan or this Stock Option Agreement be considered to be part of the terms and conditions of your employment with the Company or any of its Related Entities that employ you.
7.NOTICES. Any notices to be delivered pursuant to this Stock Option Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
8.SEVERABILITY. If one or more provisions of this Stock Option Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Stock Option Agreement and the balance of the Stock Option Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
9.BINDING AND ENTIRE AGREEMENT. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Stock Option Agreement, together with the Plan and any attachments hereto or thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.
10.COUNTERPARTS. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

COMPANY:	PARTICIPANT:
MITEK SYSTEMS, INC.
By: Name: Title:	By: Name:
Title:

GRANT SUMMARY:
On «Grant_Date» , «Name» hereby receives [ ] a Non-Qualified Stock Option / [ ] an Incentive Stock Option to purchase up to «Shares_Granted» shares of Common Stock of the Company at an exercise price of $ «Grant_Price» per share.

MITEK SYSTEMS, INC.
AMENDED AND RESTATED 2020 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan (the “Plan”), Mitek Systems, Inc. (the “Company”) hereby grants to you, «Name» (the “Participant”) that number of restricted units of the Company’s Common Stock set forth below (the “Restricted Stock Unit Award”), subject to the terms and conditions below. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Plan, a copy of which is attached hereto as Attachment 1.
1.GOVERNING PLAN DOCUMENT. Your Restricted Stock Unit Award is subject to all of the provisions of the Plan, including, without limitation, the data privacy provisions in Section 27, which provisions are hereby made a part of this Restricted Stock Unit Award Agreement. In the event of any conflict between the provisions of this Restricted Stock Unit Award Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects, provided that to the extent a term is separately defined in this Restricted Stock Unit Award Agreement, such definition will supersede the definition contained in Section 2 of the Plan.
2.DETAILS OF RESTRICTED STOCK UNIT AWARD. The details of your Restricted Stock Unit Award are as follows:

Number of Shares of Common Stock Subject to Award:	_______________________________________________
Award Date:	_______________________________________________
Vesting Schedule:	_______________________________________________

3.SATISFACTION OF VESTING RESTRICTIONS; ACCOUNT. No Shares will be issued to you pursuant to your Restricted Stock Unit Award until such Shares vest in accordance with the Vesting Schedule indicated in Section 2. As soon as practicable after the date on which any Shares subject to your Restricted Stock Unit Award vest, the Company will issue to you, free from further vesting restrictions, uncertificated shares in book entry form or share certificates representing such vested whole Shares. Prior to the time any Shares subject to your Restricted Stock Unit Award vest, whenever dividends, whether payable in cash, stock or other property, are declared on such Shares, on the date any such dividend is paid, the Company will credit to a bookkeeping account (the “Account”) maintained by the Company for your benefit appropriate Dividend Equivalents in respect of the number of unvested Shares subject to your Restricted Stock Unit Award on the record date for such dividend. Any such Dividend Equivalent will be released from the Account and paid or issued to you as your Restricted Stock Unit Award vests. In the event that any such Dividend Equivalent consists of Shares, the Company shall issue such Shares to you free from any vesting restrictions, in uncertificated book entry form or in share certificates representing whole Shares.
4.TERMINATION OF EMPLOYMENT OR SERVICE WITH THE COMPANY OR ANY OF ITS RELATED ENTITIES. If, at any time prior to the vesting in full of the Shares subject to your Restricted Stock Unit Award, your full- or part-time employment or service with the Company or any of its Related Entities terminates for any reason, the unvested portion of your Restricted Stock Unit Award shall be canceled and become automatically null and void.
5.REPRESENTATIONS. In connection with the acquisition of Shares pursuant to this Restricted Stock Unit Award Agreement, you represent and warrant to the Company that you have no present intention of distributing or selling the Shares, except as permitted under applicable securities laws. You further acknowledge and agree that your ability to sell the Shares may be limited by the Securities Act of 1933, as amended (including without limitation, Rule 144 promulgated thereunder), and by the terms and conditions of this Restricted Stock Unit Award Agreement and the Plan.
6.NOT A CONTRACT OF EMPLOYMENT. By executing this Award, you acknowledge and agree that (i) nothing in this Award or the Plan confers on you any right to be employed by, or continue any employment, service or consulting relationship with, the Company or any of its Related Entities, and (ii) the Company would not have granted this Award to you but for this acknowledgement and agreement. Under no circumstances will the Plan or this Restricted Stock Unit Award Agreement be considered to be part of the terms and conditions of your employment with the Company or any of its Related Entities that employ you.
7.NOTICES. Any notices to be delivered pursuant to this Restricted Stock Unit Award Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
8.SEVERABILITY. If one or more provisions of this Restricted Stock Unit Award Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Restricted Stock Unit Award Agreement and the balance of the Restricted Stock Unit Award Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
9.BINDING AND ENTIRE AGREEMENT. The terms and conditions of this Restricted Stock Unit Award Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Restricted Stock Unit Award Agreement, together with the Plan and any attachments hereto or thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

10.COUNTERPARTS. This Restricted Stock Unit Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

COMPANY:	PARTICIPANT:
MITEK SYSTEMS, INC.
By: Name: Title:	By: Name:

GRANT SUMMARY:
On «Award Date, Name» hereby receives a Restricted Stock Unit Award for «# Shares» shares of Common Stock of the Company.

Annex B

CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF
MITEK SYSTEMS, INC.

Mitek Systems, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

First: The name of the Corporation is Mitek Systems, Inc.

Second: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 29, 1986.

Third: The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 14, 2011, as amended on February 14, 2013, as corrected on September 23, 2014 and as amended on March 2, 2022 (collectively, the “Restated Certificate of Incorporation”).

Fourth: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Restated Certificate of Incorporation as follows:

Article 10 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“10. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors or officers, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

Fifth: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

In Witness Whereof, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of _________, 2023.

Scipio “Max” Carnecchia
Chief Executive Officer

Mitek

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/MITK** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-411-6767** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Mitek Systems, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of August 10, 2023

DATE: Wednesday, September 20, 2023
TIME: 9:00 AM, Pacific Time
PLACE: Mitek Systems, Inc., 600 B. Street, Suite 100
San Diego, California 92101

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scipio "Max" Carnecchia, Fuad Ahmad and Jason L. Gray (each a "Named Proxy" and collectively, the "Named Proxies"), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mitek Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before said meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before said meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2, 3, 4, 5, and 6. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Mitek Systems, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4, 5 AND 6

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	To elect the following eight directors to serve until the 2023 annual meeting of stockholders and until their respective successors have been elected and qualified:					
		FOR	WITHHOLD			
	1.01 Scipio "Max" Carnecchia	☐	☐			FOR
	1.02 Scott Carter	☐	☐			FOR
	1.03 Rahul Gupta	☐	☐			FOR
	1.04 James C. Hale	☐	☐			FOR
	1.05 Susan J. Repo	☐	☐			FOR
	1.06 Kim S. Stevenson	☐	☐			FOR
	1.07 Donna C. Wells	☐	☐			FOR
		FOR	AGAINST	ABSTAIN		
2.	To approve the amendment and restatement of the Mitek Systems, Inc. 2020 Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,108,000 shares;	☐	☐	☐		FOR
3.	To approve the amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and	☐	☐	☐		FOR
4.	To ratify the appointment of BDO USA, P.A. as our independent registered public accounting firm for the fiscal year ending September 30, 2023;	☐	☐	☐		FOR
5.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement accompanying this notice;	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN	
6.	To approve, on an advisory (non-binding) basis, the frequency of future advisory stockholder votes on the compensation of our named executive officers.	☐	☐	☐	☐	1 YEAR

Note: In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

☐ **To attend the meeting and vote your shares in person, please mark this box.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date

ANNUAL MEETING OF MITEK SYSTEMS, INC. Date: March 4, 2020 Time: 9:00 AM PST Place: Mitek, 600 B. Street, Suite 100, San Diego, CA. 92101 Please make your marks like this: Use dark black pencil or pen only The Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4. 1: To elect the following seven directors to serve until our 2021 annual meeting of stockholders and until their respective successors have been elected a